UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant
☒
                            Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Humana Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Humana Inc. 500 West Main Street Louisville, Kentucky 40202

(Top Photo: Kurt Hilzinger; Bottom Photo: Bruce Broussard)

Dear Fellow Stockholders:

We would like to invite you to attend the Annual Meeting of Stockholders of Humana Inc., to be held on Thursday, April 20, 2023, beginning at 9:30 a.m., Eastern Time at the Company’s headquarters, located at 500 West Main Street, 25th Floor Auditorium, in Louisville, Kentucky. The meeting will also be available through an audio-only webcast via the Internet on the Investor Relations section of the Company’s website, www.humana.com. For further information on how to participate in the meeting, please refer to the “Frequently Asked Questions” section within this Proxy Statement.

This proxy statement contains information about our Company and the four proposals to be voted upon by stockholders at the meeting. Please give this information your careful attention.

This year, we will once again be taking advantage of U.S. Securities and Exchange Commission (SEC) rules that allow us to furnish proxy materials to our stockholders on the Internet. These materials will be available on the Internet on or about March 8, 2023. We continue to believe that Internet delivery of our proxy materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

We hope you can attend the meeting. However, even if you are unable to join us, we urge you to still exercise your right as a stockholder and vote by telephone, mail or using the Internet. The vote of every stockholder is important.

This proxy statement is being mailed or transmitted on or about March 8, 2023, to our stockholders of record as of February 28, 2023.

2022 Reflections

Early in 2022 we made a number of bold commitments – among them, to create $1 billion of additional sustainable value for the enterprise through cost savings, productivity initiatives and value acceleration from previous investments; to return to industry-leading membership growth; and to further advance our CenterWell heath care services capabilities. And we are proud to have delivered on these commitments, achieving compelling 22 percent annual growth in Adjusted earnings per share (EPS)* while exceeding our value creation goals and making meaningful progress in advancing our strategy.

Value Creation Goal. We’re a customer-centric Company and our top priority is the health of the people we serve. This past year, thanks to the focus and dedication of our associates, we delivered on our $1 billion value creation goal designed to create the capacity to fund growth and investments in our Medicare Advantage (MA) business and further the expansion of our health care services capabilities. Through this initiative we were able to make substantial investments in our individual MA plans to better meet our members’ needs. Having achieved this goal, we further committed to driving additional stockholder value through ongoing productivity initiatives, leaning into the best practices learned through our value creation efforts to ensure business thrives over the long-term and we deliver leading benefits offerings to our customers.

Membership Growth and Value-Based Care. We have a solid track record of achieving above industry MA membership growth, which is supported by our differentiated MA capabilities, including our industry leading value-based care portfolio, our superior clinical quality solutions, and our differentiated customer-centric operations. Fittingly, we’re pleased to be on track to grow individual MA membership by at least 775,000 members in 2023, returning us to an industry-leading position ahead of our initial expectations. Our highly diversified value-based care solutions and locally oriented provider relationship models also set us apart from our competitors. The higher quality and lower costs associated with value-based care creates a virtuous cycle which allows us to invest more in benefits for our members, driving greater retention and growth at or above industry levels. This is reflected in our plan designs where members associated with value-based providers receive over $500 more in plan benefits annually. We believe that value-based models result in better health outcomes for our members and we proudly closed 2022 with 70 percent of our individual MA members engaged in a value-based arrangement with a provider.

CenterWell. As we evolve and accelerate our strategy for continued leadership in an industry that is shifting rapidly toward value-based care, we expect our CenterWell healthcare services will be an increasingly important contributor to our long-term growth. Through strategic and disciplined investments, we remain the largest senior focused value-based primary care platform in the United States, closing 2022 with 235 centers, a 14 percent year-over-year increase. In our Home businesses, our goal is to provide members and patients with access to holistic, value-based care in the home. The strength of our core fee for service home health business was evident in 2022, with total same store admissions up 6.3 percent year over year, and our value-based home model now covers approximately 15 percent of our MA members, up from 5 percent coverage in 2021. Our Pharmacy dispensing business also remains strong with industry leading mail order penetration at 38.6 percent for our individual MA members in 2022. The benefits of mail order extend beyond our pharmacy operations, leading to better medication adherence and health outcomes, benefiting our members and health plan.

While we take inventory of our 2022 accomplishments, we are excited about the opportunity ahead. We remain resolute in our commitment and in our ability to provide better health outcomes for our members and patients, while also delivering strong returns to our stockholders through our mid-term Adjusted EPS target of $37 in 2025. Looking across our organization, we are more confident than ever in our competitive position and our ability to execute against our strategic goals.

Kurt J. Hilzinger Chairman of the Board and Stockholder March 8, 2023	Bruce D. Broussard Director, President and Chief Executive Officer and Stockholder March 8, 2023

Notice of 2023 Annual Meeting of Stockholders

Time and Date:	9:30 a.m., Eastern Time, on Thursday, April 20, 2023

Location:	Humana Inc. headquarters, located at 500 West Main Street, 25th Floor Auditorium, in Louisville, Kentucky

Agenda:

1.  Elect the twelve (12) director nominees named in the proxy statement.

2.  Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023.

3.  Non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers.

4.  Non-binding advisory vote regarding the frequency of the voting with respect to the compensation of the Company’s Named Executive Officers.

5.  Consider any other business properly brought before the meeting.

Record Date:	February 28, 2023. Humana stockholders of record at the close of business on that date will be entitled to vote.

Proxy Voting:

Your vote is important so that as many Shares as possible will be represented. Please vote by one of the following methods:

•  BY INTERNET

•  BY TELEPHONE

•  BY RETURNING YOUR PROXY CARD (if you elected to receive printed materials)

•  BY VOTING DURING THE ANNUAL MEETING (for in person attendance only)

See instructions on your proxy card or at the voting site (www.proxyvote.com).

By Order of the Board of Directors,

Joseph M. Ruschell

Vice President, Associate General Counsel & Corporate Secretary

March 8, 2023

Proxy Summary	i

Company Overview	1

Proposal One: Election of Directors	3

Corporate Governance	14

Environmental, Social and Governance (ESG)	25

Director Compensation	37

Stock Ownership Information	40

Compensation Discussion and Analysis	43

Organization & Compensation Committee Report	61

Executive Compensation	62

Certain Transactions with Management and Others	77

Audit Committee Report	78

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm	80

Proposal Three: Non-Binding Advisory Vote with Respect to the Compensation of the Company’s Named Executive Officers	81

Proposal Four: Non-Binding Advisory Vote with Respect to the Frequency of the Voting with Respect to Compensation of the Company’s Named Executive Officers	82

Frequently Asked Questions	84

Incorporation by Reference	90

Additional Information	90

Proxy Summary

General Information

Meeting:	2023 Annual Meeting of Stockholders	Place:	Humana Inc. Headquarters

Date:	Thursday, April 20, 2023		500 West Main Street

Time:	9:30 a.m., Eastern Time		25th Floor Auditorium

Record Date:	February 28, 2023		Louisville, KY 40202

How to Vote Your Shares

You may vote if you were a stockholder as of the close of business on February 28, 2023.

Online www.proxyvote.com	By Mail Complete, sign, date, and return your proxy card in the envelope provided

By Phone Call the phone number located on the top of your proxy card	During the Meeting Attend our annual meeting and cast your vote in person

Voting Overview

Items of Business		Board Recommendation	Page Reference
1.	Elect the twelve (12) director nominees named in the proxy statement.	FOR	3
2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023.	FOR	80
3.	Non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers.	FOR	81
4.	Non-binding advisory vote regarding the frequency of the voting with respect to the compensation of the Company’s Named Executive Officers.	FOR EVERY YEAR	82
5.	Consider any other business properly brought before the meeting.

Board of Directors Nominees

Name	Position	Age	First Elected Director
Kurt J. Hilzinger	Chairman of the Board, Independent Director	62	07/2003
Bruce D. Broussard	Director, President and Chief Executive Officer	60	01/2013
Raquel C. Bono, M.D.	Independent Director	66	09/2020
Frank A. D’Amelio	Independent Director	65	09/2003
David T. Feinberg, M.D.	Independent Director	60	03/2022
Wayne A.I. Frederick, M.D.	Independent Director	51	02/2020
John W. Garratt	Independent Director	54	02/2020
Karen W. Katz	Independent Director	66	09/2019
Marcy S. Klevorn	Independent Director	63	02/2021
William J. McDonald	Independent Director	66	10/2007
Jorge S. Mesquita	Independent Director	61	02/2021
Brad D. Smith	Independent Director	58	09/2022

i	Humana | 2023 Proxy Statement • Proxy Summary

Company Overview

Headquartered in Louisville, Kentucky, Humana Inc. (NYSE: HUM) is a leading (2022 Fortune #40 ranking) health and well-being company focused on making it easy for people to achieve their best health with clinical excellence through coordinated care. Our strategy integrates care delivery, the member experience, and clinical and consumer insights to encourage engagement, behavior change, proactive clinical outreach and wellness for the millions of people we serve across the country. As of December 31, 2022, we had approximately 17.1 million members in our medical benefit plans, as well as approximately 5.2 million members in our specialty products.

During December 2022, Humana realigned certain of its businesses among its previously reportable segments, Retail, Group and Specialty and Healthcare Services, into two distinct segments: Insurance and CenterWell. In addition to the new segment classifications being utilized to assess performance and allocate resources, we believe this simpler structure will create greater collaboration across the Insurance and CenterWell businesses and will accelerate work that is underway to centralize and integrate operations within the organization.

Our Strategy

We are committed to addressing the most important health needs of our millions of medical and specialty insurance members and health services patients. Our Insurance segment delivers products that aim to provide affordable, high-quality access to medical, dental, hearing, vision, and prescription drug care to our members. Our CenterWell segment delivers health services to customers from a variety of payors, including Humana, in what we consider the most significant areas of influence for managing chronic conditions and total cost of care. These include primary care, home health, and pharmacy solutions. Together these offerings, underpinned by leading data, analytics, clinical quality, and commercial capabilities, enable us to deliver solutions that promote wellness and advance population health.

The core franchise of our business is Medicare Advantage, which is one of the fastest growing and most attractive segments of healthcare. We aim to sustainably grow that business at or above market growth rates. We plan to achieve this attractive growth rate by leveraging several differentiated capabilities in our Insurance segment, including our leadership in value-based care arrangements, our leading clinical quality as evidenced by our consistently high Stars performance, our first-mover advantage in interoperability, data, and analytics solutions, and our award-winning customer experience. We also have an attractive diversification of insurance offerings across product offerings (medical, dental, vision, hearing, prescription drug), and customer segments (Medicare Advantage, Medicaid, and Military). We also realize that in our complex industry effective partnership is required to meet the needs of our diverse customers. We have a proud history of partnering with multiple stakeholders, including our government partners at the Centers for Medicare & Medicaid Services (CMS), distribution and channel partners, care delivery providers, technology companies, and retailers to name just a few.

Our CenterWell segment includes health service offerings of significant scale and scope across primary care, home health, and pharmacy solutions. These businesses deliver healthy revenue, profit, and attractive growth rates that benefit from the overall growth of our Insurance segment. These businesses also expand our addressable market by serving patients from multiple health plans and Original Medicare in addition to Humana health plan members. And most importantly, these businesses enable us to participate directly in the areas of highest influence for successful proactive management of disease progression. As a result, we are able to lower avoidable hospital admissions (and readmissions) and lower inappropriate ER utilization while improving NPS and quality scores relative to competitive benchmarks.

While our businesses have attractive revenue, margin, and growth profiles in their own right, the collection of assets we’ve assembled at meaningful scale position us to create a new kind of integrated care delivery with the power to address our customers’ most significant needs that impede simpler health care and better health by (i) making care more predictable, understandable, and affordable, (ii) addressing medical, behavioral, and social needs, and (iii) delivering care whenever and wherever our customers need it. We understand that health care is complicated and navigating the system can be a confusing and daunting task. This is particularly true for vulnerable populations, which tend to over index in the markets we serve. That is one of the principal reasons why Humana continues to enhance its integrated care delivery strategy in key areas to enable a better and more seamless locally delivered health care experience for our members.

We also understand we operate in an increasingly competitive environment, and as such, we are continually focused on better understanding and addressing the unmet needs that matter the most to our customers. We call this delivering “human care.” Human care separates Humana from other traditional healthcare companies, demonstrating that our approach is more caring, personalized, and simple. We do this by (i) listening to our customers, (ii) establishing strong partnerships with trusted individuals who are involved in their care, such as providers and caregivers, (iii) developing technologies and other solutions that offer convenient and easy ways for them to engage with their health, and (iv) leveraging data, analytics, and digital solutions to improve how they engage and interact with us.

Finally, we aim to be responsible stewards of capital with leading return on invested capital (ROIC) driven by sustainable organic growth and strategic M&A. We also plan to continue to innovate with our government partners to advance the Medicare Advantage and Medicaid programs to deliver great outcomes for our members and patients and great value to the taxpayer in one of the finest examples of public/private partnership in the country. And last, and most fundamental to our strategy, is the continual focus on nurturing the culture of the Company and engagement of our associates, which power all of our efforts to deliver the best health and simplest experience possible for the members and patients we are privileged to serve.

Company Overview • 2023 Proxy Statement | Humana	1

Our Performance

Our 2022 financial results reflect strong core performance.

•	We reported diluted earnings per common share (EPS) of $22.08 on a Generally Accepted Accounting Principles (GAAP) basis and Adjusted EPS of $25.24.*

•	We returned approximately $2.5 billion to our stockholders in the form of dividends and stock repurchases,** with our dividend continuing to increase year-over-year.

Stockholder Dividends	Cumulative Total Shareholder Return (TSR)

*

Please refer to section entitled “Organization & Compensation Committee Report” in this proxy statement for a reconciliation of non-GAAP to GAAP financial measures. We encourage each stockholder to read the full financial analysis for year ended December 31, 2022 contained in our Annual Report on Form 10-K, filed with the SEC on February 16, 2023.

**	Stock repurchases includes $96 million in connection with employee stock plans.

2	Humana | 2023 Proxy Statement • Company Overview

Proposal One

Election of Directors

The Board of Directors of the Company, in accordance with the provisions of the Company’s Articles of Incorporation and Bylaws, has determined that the number of directors to be elected at the Annual Meeting of the Company shall be twelve (12). The directors are elected to hold office until the Annual Meeting of Stockholders in 2024 and until a qualified successor is elected.

Each of the nominees has consented to be named as a nominee and agreed to serve if elected. If any nominee becomes unable to serve for any reason (which is not anticipated), the Shares represented by the proxy granted to Messrs. Hilzinger and Broussard may be voted for the substituted nominee as may be designated by the Board of Directors.

The following table shows certain information concerning the nominees at March 1, 2023.

Name	Age	Position	First Elected Director
Kurt J. Hilzinger	62	Chairman of the Board, Independent Director	07/2003
Bruce D. Broussard	60	Director, President and Chief Executive Officer	01/2013
Raquel C. Bono, M.D.	66	Independent Director	09/2020
Frank A. D’Amelio	65	Independent Director	09/2003
David T. Feinberg, M.D.	60	Independent Director	03/2022
Wayne A.I. Frederick, M.D.	51	Independent Director	02/2020
John W. Garratt	54	Independent Director	02/2020
Karen W. Katz	66	Independent Director	09/2019
Marcy S. Klevorn	63	Independent Director	02/2021
William J. McDonald	66	Independent Director	10/2007
Jorge S. Mesquita	61	Independent Director	02/2021
Brad D. Smith	58	Independent Director	09/2022

Vote Required and Recommendation of the Board of Directors

A director nominee will be elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. Shares not present at the Annual Meeting and Shares voting “abstain” or broker non-votes have no effect on the election of directors. Under the Company’s Majority Vote Policy, following election to our Board of Directors, a director is required to submit his or her irrevocable resignation to our Board of Directors, conditioned upon (i) the director not achieving the requisite stockholder vote at any future meeting at which they face re-election, and (ii) acceptance of the resignation by the Board of Directors following that election. The Board of Directors has 90 days to determine whether or not to accept the director’s resignation and to report this information to our stockholders.

FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL NOMINEES.

Proposal One • 2023 Proxy Statement | Humana	3

Director Attributes and Qualifications

The Nominating, Governance & Sustainability Committee (“Committee”) regularly assesses the skills and experiences necessary to ensure that the Board has appropriate skill composition to oversee the Company’s long-term business strategy, operations, and risks. The Committee recognizes that our Board should represent a diverse group of individuals who bring a range of experience, skills and other attributes to their individual role on the Board and to the Board as a collective group. On an annual basis, the Committee assesses each Board candidate to determine whether to recommend currently serving directors for reelection to the Board and whether to recommend candidates for initial election to the Board. In assessing a director nominee, the Committee considers the appropriate balance of experience, skills and other qualifications required for service on our Board, including (i) core attributes that are expected of our directors, and (ii) specific skills, experience or qualifications most closely aligned to our strategic priorities that should be represented collectively on our Board.

Core Director Attributes	Substantive Areas of Expertise

Independent under our Guidelines, as well as meeting the independence requirements of, as applicable, the NYSE, SEC, IRS;	Public company CEO, CFO or COO experience;

External public company board service is limited (maximum of three);	Financial oversight (including capital markets experience);

Risk oversight ability with respect to the particular skills of the individual director;	Corporate governance (including Board of Directors experience, sustainability, and environmental, social and related-governance (ESG));

Understanding of and experience with complex public companies or like organizations;	Health care industry experience (including clinical practice);

Standing and reputation in the individual’s field;	Information technology and digital innovation; data privacy; and cybersecurity;

Ability to work collegially and collaboratively with other directors and our management team;	Marketing and consumer insights (including product design and growth models);

High integrity and ethical standards; and	Government relations, public policy and regulatory experience; and

A commitment to diversity, equity and inclusion (DEI).	Strategy development.

The Committee further assesses each director nominee’s ability to devote sufficient time and effort to his or her duties as a director, his or her willingness to consider all strategic proposals, and any core competencies or technical expertise necessary to staff Board committees. This annual assessment may also incorporate responses, as appropriate, from the Board’s annual individual self-evaluations. More information about the Board self-evaluation process can be found in the section entitled “Board Evaluation Process.” The director nominee analysis also helps to determine whether a nominee would meet the criteria for independence set forth in the Guidelines established by the Board and in accordance with independence requirements of the NYSE and the SEC.

The following matrix summarizes the most significant skills, attributes and experiences represented on our diverse, knowledgeable and experienced Board. More information about each director can be found in the section entitled “Director Nominee Biographies.”

Public Company CEO, CFO, or COO Experience	√	√	√	√	√		√	√				√

Financial Oversight	√	√	√	√	√		√	√				√

Corporate Governance	√	√		√	√		√	√	√	√		√

Healthcare Industry Experience	√	√	√	√	√	√					√

IT/Digital; Data Privacy; Cyber		√			√				√			√

Marketing/Consumer Insights		√			√			√	√	√	√	√

Government Relations/ Public Policy		√	√	√		√

Strategy Development	√	√	√	√	√	√	√	√	√	√	√	√

Risk Assessment	√	√	√	√	√		√	√	√			√

Sustainability/ESG		√	√	√	√	√			√		√	√

4	Humana | 2023 Proxy Statement • Proposal One

Board Composition and Refreshment

The Committee and the Board follow a thoughtful refreshment process to ensure the Board composition best reflects the most appropriate mix of skills and experiences to perform strong oversight of the Company’s strategic priorities. The Committee and the Board strive to maintain a balance of tenure on the Board. Longer-serving directors bring valuable experience and a deep understanding of our complex business and industry, along with a historical perspective of our long-term successes, challenges and business cycles, and how these past experiences may inform our current strategy. Newer directors are also critical to the advancement of our strategy, bringing new skills and experiences and contributing fresh perspectives. The Board has established a policy that non-employee directors must retire at the first annual meeting following his or her seventy-third birthday. To encourage director refreshment, there are no exemptions or conditions in this policy.

As further shown below, our Board has undergone significant refreshment in recent years. Since January 2017, ten new directors have been appointed to our Board. Eight of those directors are standing for election this year, all of whom are independent and joined the Board since 2019, deepening the Board’s C-Suite experience, financial expertise, healthcare industry experience, technology expertise, consumer perspective, and public policy expertise while also building on the Board’s focus on diversity.

Regarding diversity, our Company and our Board actively promote and foster a culture of inclusion and diversity to enable an environment where the unique characteristics, backgrounds and beliefs of our teammates can drive the groundbreaking, strategic thinking that gives our Company its competitive edge in a diverse marketplace.

Our Board does not establish specific goals with respect to diversity; rather, the Board’s diversity is a consideration in the overall director nomination process and is a component of the overall assessment of the Board’s composition and effectiveness. Under the Nominating, Governance & Sustainability Committee Charter, the Board has further committed to include, and require any third-party search firm that it engages to include, candidates with diversity of race, ethnicity and gender in the slate of candidates considered by the Committee and/or the Board for nomination to the Board.

The illustrations below depict independence, age, tenure and diversity represented in the current composition of our director nominees.

Director Independence	Director Age Distribution	Board Tenure

92%	61 Years	6.85 Years Average director tenure 67% Of directors have served < 5 years 33% Of directors have served 10+ years
Of our directors are independent (11 of 12 directors)	Average age of director nominees (Age Range: 51 – 66)

Gender Representation	Race/Ethnicity Representation
25%	17%
Of our directors are women (3 of 12 directors)	Of our directors are racially and/or ethnically diverse (2 of 12 directors)	(Based on service as of March 1, 2023)

Proposal One • 2023 Proxy Statement | Humana	5

Identifying Nominees for Directors

The Board has delegated an established screening process for director nominees to the Nominating, Governance & Sustainability Committee, with counsel from our Chairman, our Chief Executive Officer, and outside consultants as appropriate. The goal of the screening process is to assemble a group of potential board members with deep, varied experience, sound judgment, and commitment to the Company’s success.

The Committee receives notice of potential candidates through any of the following avenues: (i) Board self-identification; (ii) third-party recommendations; and (iii) stockholder nominations. While director nominees may be presented to the Board for consideration by the Committee through any of these methods, the Board is ultimately responsible for assessing the needs of the Board, appointing candidates to the Board, and nominating candidates for election by our stockholders at our annual meeting. Once the Committee has compiled its group of suitable candidates and conducted appropriate diligence, it then meets with the Board to review the candidates for further consideration.

Board Self-Identification. The Committee regularly assesses the appropriate size of the Board, the areas of expertise required to effectively contribute to the Board process, and whether any vacancies are anticipated. It also annually assesses the director qualification criteria to ensure the Board has appropriate skill composition aimed at the Company’s long-term business strategy, operations, risks, thought and perspective. As a result, the Committee may recommend to the Board a need for an additional director, Board refreshment for certain requisite skills and qualifications, and/or suggest the replacement of an existing director for other credible reasons.

Third-Party Recommendations. From time to time, the Committee engages a professional third-party search firm to assist the Board of Directors and the Committee in identifying and recruiting candidates for Board membership.

Stockholder Nominees. The policy of the Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described above under “Identifying Nominees for Directors.” Stockholder nominations for election to the Board of Directors are governed by specific provisions in our Bylaws, a copy of which is available on our website at www.humana.com. From the www.humana.com website, click on “Investor Relations,” and then click on “Corporate Governance,” and then click on the link entitled, “Bylaws.” The Bylaws require that a stockholder provide written notice of intent to nominate a candidate for director no less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders. Any stockholder nominations proposed for consideration by the Committee should include, among other information required by the Bylaws, the nominee’s name, qualifications for Board membership and compliance with our Director Resignation Policy discussed in this proxy statement and should be sent to the attention of the Corporate Secretary, Humana Inc., 500 West Main Street, 21st Floor, Louisville, Kentucky 40202.

Board of Directors Nominee Determination

At the recommendation of the Nominating, Governance & Sustainability Committee, the Board has nominated twelve (12) individuals for this year’s election. The Board believes that each director nominee possesses and demonstrates the character, integrity, independence, business judgment and all other requisite skills, qualifications and attributes necessary to effectively (i) act in the best interests of the Company and its stockholders and (ii) exercise active and independent oversight of the of the Company’s management team, business affairs and assets. As a group, the director nominees’ create a diverse, knowledgeable and experienced Board with strong executive experience; financial expertise; knowledge and experience in healthcare; expertise in information systems; protection and digital innovation; and consumer orientation necessary to oversee the Company’s business and the execution of our strategy.

We believe that the current Board members have a deep commitment to the Company’s success, as evidenced by the key qualifications, skills, experiences and diversity of backgrounds of each director described below. The information given in this proxy statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of the nominees.

6	Humana | 2023 Proxy Statement • Proposal One

Director Nominee Biographies

Kurt J. Hilzinger	Age 62 Director since 2003

Chairman of the Board Independent Director

Kurt J. Hilzinger was initially elected to the Board in July 2003, and was elected Chairman of the Board effective January 1, 2014. Mr. Hilzinger served as Lead Director from August 2010 until his appointment as Chairman. Mr. Hilzinger is a Partner at Court Square Capital Partners, an independent private equity firm, having held this position since November 2007. At Court Square, Mr. Hilzinger focuses principally on investments in the healthcare industry. Prior to that, he was a Director of AmerisourceBergen Corporation from March 2004 to November 2007; having previously served as President and Chief Operating Officer of AmerisourceBergen Corporation from October 2002 to November 2007, and as Executive Vice President and Chief Operating Officer from August 2001 to October 2002. Mr. Hilzinger also serves on the Board of Directors of Outlook Therapeutics, Inc. and several privately held companies.

Committees
• Executive

The Board believes that Mr. Hilzinger is a strong operating executive with a finance and strategic background, whose operational experience and financial expertise in the health care sector contributes valuable insight to the Board.

Bruce D. Broussard	Age 60 Director since 2013

Director, President and Chief Executive Officer

Bruce D. Broussard, President and CEO, joined Humana in 2011. Under his leadership, Humana has created an integrated care delivery model centered on improving health outcomes, driving lower costs, enhancing quality, and providing a simple and personalized member experience. With its holistic, human care approach, Humana is dedicated to improving the health of the communities it serves by making it easier for people to achieve their best health.

Bruce brings to Humana a wide range of executive leadership experience in publicly traded and private organizations within a variety of healthcare sectors, including oncology, pharmaceuticals, assisted living/senior housing, home care, physician practice management, surgical centers and dental networks. Prior to joining Humana, Bruce was Chief Executive Officer of McKesson Specialty/US Oncology, Inc. US Oncology was purchased by McKesson in December 2010. At US Oncology, Bruce served in a number of senior executive roles, including Chief Financial Officer, President, Chief Executive Officer and Chairman of the Board.

Bruce plays a leadership role in key business advocacy organizations such as the Business Roundtable, the Business Council, and the American Heart Association CEO Roundtable. He is a member of the Board of Directors of HP Inc. and is a member and previous chair of America’s Health Insurance Plans (AHIP). Additionally, Bruce serves on the Board of the Trust for the National Mall, a nonprofit philanthropic partner of the National Park Service dedicated to restoring and preserving the National Mall.

Committees
• Executive

The Board believes that Mr. Broussard’s wide range of executive leadership experience in publicly traded and private organizations within a variety of healthcare sectors, including oncology, pharmaceuticals, assisted living/senior housing, home care, physician practice management, surgical centers, and dental networks, as well as his in-depth knowledge of the Company’s operations, finances and strategy, brings valuable insight to the Board.

Proposal One • 2023 Proxy Statement | Humana	7

Raquel C. Bono, M.D.	Age 66 Director since 2020
Independent Director

Raquel C. Bono, M.D., was initially elected to the Board in September 2020. She is a Principal at RCB Consulting having held this position since October 2019, as well as, Chief Health Officer at Viking having held this position since November 2020. Dr. Bono, a board-certified trauma surgeon and retired Vice Admiral, U.S. Navy Medical Corps, previously served as the Chief Executive Officer and Director for the Defense Health Agency (DHA). In this capacity, Dr. Bono led a joint, integrated combat support agency that enables all branches of the U.S. military medical services to provide health care services to combatant commands in times of both peace and war. Dr. Bono integrated an unprecedented $50 billion worldwide health care enterprise for the Army, Navy, Air Force, and Marine Corps, composed of 50 hospitals and 300 clinics that provide care to 9.5 million military personnel, oversaw the Department of Defense deployment of the electronic health record, and facilitated the collaboration between the largest federated health systems of the Department of Defense and Department of Veterans Affairs (VA). An American College of Surgeons (ACS) Fellow since 1991, Dr. Bono served on the ACS Board of Governors and the Governors Health Policy and Advocacy Workgroup. She has been honored with the Defense Distinguished Service Medal, three Defense Superior Service Medals, four Legion of Merit Medals, two Meritorious Service Medals, and two Navy and Marine Corps Commendation medals. Dr. Bono also serves on the Board of Alcon, Inc.

Committees
• Audit • Technology

The Board believes that Dr. Bono’s decorated military service and distinguished and successful career in trauma surgery and healthcare administration bring an important perspective to Humana’s Board and further contribute to its strategic composition. Dr. Bono’s extensive operational expertise and discipline in managing and advancing healthcare delivery systems will be vital as the Company continues to evolve its clinical and care delivery strategies.

Frank A. D’Amelio	Age 65 Director since 2003
Independent Director

Frank A. D’Amelio was initially elected to the Board in September 2003. Mr. D’Amelio was formerly Executive Vice President, Chief Financial Officer at Pfizer Inc. having held this position from January 2022 until May 2022. Mr. D’Amelio began his career at Pfizer in 2007 and since then has held various roles of increasing responsibility, including, SVP & Chief Financial Officer (September 2007-December 2010), Executive Vice President, Business Operations and Chief Financial Officer (January 2011-October 2018) and Chief Financial Officer and Executive Vice President, Global Supply (November 2018-December 2021). Prior to that, Mr. D’Amelio was Senior Executive Vice President of Integration and Chief Administrative Officer at Alcatel-Lucent from December 2006 to August 2007, and Chief Operating Officer of Lucent Technologies Inc. from February 2006 to November 2006. From May 2001 until January 2006, he was Executive Vice President, Administration and Chief Financial Officer of Lucent. Mr. D’Amelio also serves on the Board of Directors of Zoetis, Inc. and on the Board of Directors of Hewlett Packard Enterprises.

Committees
• Audit (Chair) • Nominating, Governance & Sustainability

The Board believes that Mr. D’Amelio’s skills, global experience and proven leadership in both financial and operational roles contribute greatly to the Board’s composition. As a senior executive at various global companies undergoing the kind of rapid and complex changes that the Company has undertaken in response to the rapidly changing markets and regulatory environment, Mr. D’Amelio has extensive knowledge of the capital markets as well as broad experience working with the investment community, regulatory bodies and rating agencies.

8	Humana | 2023 Proxy Statement • Proposal One

David T. Feinberg, M.D.	Age 60 Director since 2022
Independent Director

David T. Feinberg, M.D., was initially elected to the Board in March 2022. Dr. Feinberg is Chairman of Oracle Health, where he is committed to making healthcare more accessible, affordable, and equitable. His work advances thought leadership and strategy related to unleashing the healing power of data through an open and connected healthcare ecosystem. Previously, Dr. Feinberg served as President and Chief Executive Officer and member of the Board of Directors of Cerner Corporation (Cerner), which is now Oracle Health. In that role Dr. Feinberg focused on delivering tools and technology to help caregivers optimize the health of their patients and communities.

Dr. Feinberg joined Cerner from Google, where he held the position of Vice President of Google Health since 2019 and led Google’s worldwide health efforts, bringing together groups from across Google and Alphabet that used artificial intelligence, product expertise and hardware to tackle some of healthcare’s biggest challenges, and was responsible for organizing and innovating Google’s various healthcare initiatives. Prior to Google, he served as President and CEO of Geisinger Health where he led an operational turnaround, and pushed the use of new platforms and tools, including an IT system called a Unified Data Architecture that allowed the company to integrate big data into existing data analytics and management systems. During his Geisinger tenure, Dr. Feinberg also introduced programs and services to put a greater focus on precision medicine and better patient care. Prior to Geisinger, Dr. Feinberg worked at UCLA for more than 20 years and served in a number of leadership roles, including President, CEO and Associate Vice Chancellor of UCLA Health Sciences, Vice Chancellor and CEO for the UCLA Hospital System, and CEO of UCLA’s Ronald Reagan Medical Center.

Dr. Feinberg earned his undergraduate degree at the University of California, Berkeley. He graduated with distinction from the University of Health Sciences/Chicago Medical School. He completed an internship in pediatrics at Loyola University Medical Center, and residency and fellowship training in psychiatry, addiction psychiatry, and child and adolescent psychiatry at the UCLA School of Medicine. He earned a Master of Business Administration from Pepperdine University. Dr. Feinberg is a member of the Alpha Omega Alpha Medical Honor Society, a Distinguished Fellow of American Psychiatric Association and received the Cancro Academic Leadership Award from the American Academy of Child & Adolescent Psychiatry. Dr. Feinberg also serves on the Board of Directors of Douglas Emmett Inc.

Committees
• No Current Committees

The Board believes that Dr. Feinberg’s experience leading healthcare organizations focused on leveraging technology and digital innovation to improve clinical care, including public and private companies, brings valuable insights to the Board and further contribute to its strategic composition. Dr. Feinberg’s clinical background, patient-centric mindset, operating experience, and expertise in guiding systems transformations qualify him to offer key perspectives as the Company continues to advance the integration of its clinical systems and care models to improve the customer experience and reduce costs.

Proposal One • 2023 Proxy Statement | Humana	9

Wayne A. I. Frederick, M.D.	Age 51 Director since 2020
Independent Director

Wayne A. I. Frederick, M.D., was initially elected to the Board in February 2020. He is the President of Howard University, having held this position since July 2014. Prior to that Dr. Frederick served as Howard University’s Interim President (elected October 2013) after serving as Provost and Chief Academic Officer for more than a year. Following his post-doctoral research and surgical oncology fellowships at the University of Texas MD Anderson Cancer Center, Dr. Frederick began his academic career as Associate Director of the Cancer Center at the University of Connecticut. Upon his return to Howard University, his academic positions included Associate Dean in the College of Medicine, Division Chief in the Department of Surgery, Director of the Cancer Center and Deputy Provost for Health Sciences. He also earned a Master of Business Administration degree from Howard University’s School of Business in 2011. Dr. Frederick continues to operate and lectures to the medical students and residents of Howard University’s College of Medicine. Dr. Frederick is a fellow of the American College of Surgeons (ACS) and belongs to numerous surgical and medical organizations, including, the ACS’ Academy of Master Surgeon Educators, the American Surgical Association and the National Academy of Medicine. Dr. Frederick also serves on the Board of Directors of Agostini Limited, Insulet Corporation, Workday, Inc. and Mutual of America Life Insurance Co.

Committees
• Organization & Compensation • Technology

The Board believes that Dr. Frederick’s exemplary career as a leader in medical research, healthcare academics and business administration brings valuable insights to the Board to assist in the advancement of its strategic healthcare goals. Dr. Frederick’s extensive healthcare and disease management background will be instrumental to our company’s relationships with our members and our physician partners, as Humana continues to innovate in the area of health data analytics.

John W. Garratt	Age 54 Director since 2020
Independent Director

John W. Garratt was initially elected to the Board in February 2020. He is the President and Chief Financial Officer of Dollar General Corporation, having held this position since September 1, 2022. Mr. Garratt joined Dollar General in October 2014 as Senior Vice President, Finance & Strategy and subsequently served as Interim Chief Financial Officer from July 2015 to December 2015 and most recently served as Executive Vice President and Chief Financial Officer from December 2015 to September 1, 2022. Prior to joining Dollar General, Mr. Garratt held various positions of increasing responsibility with Yum! Brands, Inc., one of the world’s largest restaurant companies, between May 2004 and October 2014, holding leadership positions in corporate strategy and financial planning. Mr. Garratt served as Vice President, Finance and Division Controller for the KFC division and earlier for the Pizza Hut division and for Yum Restaurants International between October 2013 and October 2014. Mr. Garratt also served as the Senior Director, Yum Corporate Strategy, from March 2010 to October 2013, reporting directly to the corporate Chief Financial Officer and leading corporate strategy as well as driving key cross-divisional initiatives. Mr. Garratt served in various other financial positions at Yum from May 2004 to March 2010. Prior to his career at Yum! Brands, Mr. Garratt served as Plant Controller for Alcoa Inc. between April 2002 and May 2004, and held various financial management positions at General Electric from March 1999 to April 2002. He began his career in May 1990 at Alcoa, where he served for approximately nine years. Mr. Garratt also serves as a Class B Director of the Federal Reserve Bank of Atlanta.

Committees
• Investment (Chair) • Audit

The Board believes that Mr. Garratt’s substantial executive leadership at large public companies, combined with his extensive experience in key areas of finance, accounting, strategic planning and business analytics, supplement existing expertise essential to the Board‘s oversight function as Humana continues to evolve its population health and care delivery strategies. Mr. Garratt’s contributions to organizations across varied consumer-based industries further qualifies him to offer key perspectives as the Company enhances products and capabilities for our members.

10	Humana | 2023 Proxy Statement • Proposal One

Karen W. Katz	Age 66 Director since 2019
Independent Director

Karen W. Katz was initially elected to the Board in September 2019. Ms. Katz was most recently the interim CEO of Intermix, LLC from June 2022 to December 2022. Prior to Intermix, Ms. Katz served as the President and CEO of Neiman Marcus Group LTD LLC from 2010 to February 2018. Neiman Marcus Group is an international multibrand omni-channel retailer whose portfolio of brands includes Neiman Marcus, Bergdorf Goodman and MyTheresa. Having joined Neiman Marcus in 1985, Ms. Katz served in key executive and leadership roles in the company’s merchant, stores and eCommerce organizations as Executive Vice President—Stores, a member of the Office of the Chairman of Neiman Marcus Group, and President, Neiman Marcus Online, and President and CEO, Neiman Marcus Stores. Ms. Katz currently serves on the Board of Directors of Under Armour, Inc. and The RealReal, Inc.

Committees
• Nominating, Governance & Sustainability • Technology

The Board believes that Ms. Katz is an extremely accomplished executive with deep experience and a demonstrated commitment to understanding, and meeting, the needs of customers by maintaining a personalized experience enabled by digital transformation. She brings a holistic approach to customer service, including acumen for employing technology to advance service delivery, combined with demonstrated success in growing business through forward thinking leadership, providing valuable perspective and expertise to the Board.

Marcy S. Klevorn	Age 63 Director since 2021
Independent Director

Marcy S. Klevorn was initially elected to the Board in February 2021. Ms. Klevorn was formerly the Chief Transformation Officer of Ford Motor Company (Ford) from May 2019 until her retirement in October 2019. In this role, she accelerated the company’s transformation by helping to refine its corporate governance systems, facilitate faster adoption of agile teams across the business and ensure process improvements across the enterprise. She also facilitated strategic partnerships with key technology partners and supported the company’s diversity efforts. Having joined Ford Motor Company in 1983, Ms. Klevorn served in key executive and leadership roles within the company’s information technology organization including Director of the Office of the Chief Information Officer and Group Vice President of Information Technology. Ms. Klevorn also served as Executive Vice President and President of Ford Smart Mobility LLC, a division of Ford Motor Company, where she oversaw certain acquisitions and other investments and helped to accelerate the company’s plans to design, build, grow and invest in emerging mobility services and global data insight and analytics. Ms. Klevorn currently serves on the Board of Directors of Northern Trust Corporation.

Committees
• Technology (Chair)

The Board believes that Ms. Klevorn’s extensive executive experience and leadership in digital innovation and systems transformation brings valuable insights to the Board as the Company continues to enhance its technology-driven platforms for members and providers. Ms. Klevorn’s deep understanding of information technology, cyber security, and systems management and infrastructure, combined with her proven ability to connect systems to strategy execution qualify her to provide key insights in the Company’s consumer-focused approach to care.

Proposal One • 2023 Proxy Statement | Humana	11

William J. McDonald	Age 66 Director since 2007
Independent Director

William J. McDonald was initially elected to the Board in October 2007. Mr. McDonald is the managing partner of Wild Irishman Advisory, LLC, a marketing consulting firm. Prior to that, McDonald was Executive Vice President, Brand Management of Capital One Financial Corporation, having held that position from 1998 until his retirement in 2013. Prior to joining Capital One, he served as chief marketing officer for Boston Chicken, Inc. Previously, he was chief marketing officer for KFC and also served in marketing and branding leadership roles for Pizza Hut and PepsiCo. Mr. McDonald also serves on the advisory board of The University of Texas at Austin Longhorn Family Leadership Council.

Committees
• Audit • Investment
The Board believes that Mr. McDonald’s service in various senior executive marketing positions contributes significant experience and expertise in brand development, marketing and related disciplines.

Jorge S. Mesquita	Age 61 Director since 2021
Independent Director

Jorge S. Mesquita was initially elected to the Board in February 2021. Mr. Mesquita was formerly Chief Executive Officer of BlueTriton Brands from July 2021 until March 2022. In this role Mr. Mesquita led the company’s initiatives to expand market leadership, advance commitment to sustainability and environmental stewardship and to realize the potential of the company’s portfolio of water brands.

Prior to joining BlueTriton Brands, Mr. Mesquita was formerly the Executive Vice President, Worldwide Chairman, Consumer of Johnson & Johnson (J&J) from December 2014 until February 2019, where he was responsible for increasing the competitiveness of J&J’s consumer business through a comprehensive transformational strategy. In this role, Mr. Mesquita served on J&J’s Executive Committee and led the Consumer Group Operating Committee. Prior to that, Mr. Mesquita spent 29 years with The Procter & Gamble Company (P&G), where he held various roles leading P&G consumer product business units. During his tenure at P&G, Mr. Mesquita served as Group President – New Business Creation and Innovation from March 2012 until June 2013, Group President – Special Assignment from January 2012 until March 2012, Group President, Global Fabric Care from 2007 to 2011 and President, Global Home Care from 2001 to 2007, also serving as President of Commercial Products and President of P&G Professional from 2006 to 2007. Mr. Mesquita currently serves on the Board of Directors of Mondelez International, Inc.

Committees
• Organization & Compensation

The Board believes that Mr. Mesquita’s proven experience in leading business units for significant global, consumer-oriented companies provides a valuable perspective to Humana’s Board and further contribute to its strategic composition. Mr. Mesquita’s forward-thinking, transformational mindset and strong track record of building and marketing global brands, developing consumer insight-driven innovation capabilities, and driving strong, profitable growth will be essential as the Company continues to create seamless consumer experiences and help its members achieve their best health.

12	Humana | 2023 Proxy Statement • Proposal One

Brad D. Smith	Age 58 Director since 2022
Independent Director

Brad D. Smith was initially elected to the Board in September 2022. Mr. Smith is the President of Marshall University, having held this position since January 2022. Prior to joining Marshall, Mr. Smith was Executive Chairman of the Board of Intuit Inc. from January 2019 until January 2022 and Chairman from January 2016 until January 2019, following 11 years as Intuit’s President and CEO from January 2008 until December 2018. Mr. Smith began his career at Intuit in February 2003, and prior to his time as President and CEO, he served in various leadership positions within the company. Prior to joining Intuit, Mr. Smith held several executive positions with ADP, where he served from 1996 to 2003. Mr. Smith holds a Bachelor of Business Administration degree from Marshall University and a Master’s degree in Management from Aquinas College. Mr. Smith currently serves on the Board of Directors of Intuit Inc.

Committees
• No Current Committees

The Board believes that Mr. Smith’s executive leadership experience and business acumen in driving transformation through data-driven decision making, rapid experimentation, and customer focus bring valuable perspectives to the Board. Mr. Smith’s deep operating experience and ability to innovate across all organizational layers, while also being mission driven and health equity oriented, will be vital as the Company continues to grow its core Medicare Advantage business, drive operational efficiencies, and mature and further integrate its healthcare services offerings.

Proposal One • 2023 Proxy Statement | Humana	13

Corporate Governance

Humana is committed to having sound corporate governance principles and operates within a comprehensive plan of governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and ensuring compliance with such responsibilities and standards. Sound corporate governance is essential to running our business effectively and to maintaining our reputation of integrity in the marketplace. In addition, our Board of Directors has adopted Corporate Governance Guidelines, which we refer to as the Guidelines, intended to comply with the requirements of Section 303A.09 of the NYSE Listed Company Manual. The Guidelines may be viewed on our website at www.humana.com. From the www.humana.com website, click on “Investor Relations,” then click on “Corporate Governance” subcategory and then click on the link entitled “Corporate Governance Guidelines.”

Role of the Board and Board Leadership

Role of the Board

The business of the Company is managed under the direction of the Board, whose members are elected annually by the Company’s stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be in the best interests of Humana and its stockholders, while engaging in active and independent oversight of the management of the Company’s business affairs and assets. In order to fulfill its responsibilities to the Company’s stockholders, the Board, both directly and through its committees, regularly engages with management to both evaluate the Company’s current operations and encourage the innovations and strategic imperatives that will drive our success in the future. The Board monitors management performance through reviews of the most critical issues facing the Company, including approval of the Company’s strategy and mission, execution of the Company’s financial and operational goals, oversight of risk management, succession planning, and determination of executive compensation. The Board plans for the future by ensuring management focuses on innovation in our strategy to meet the speed of change in our industry and monitoring the Company’s human capital management functions, working closely with the management team to ensure the Company has the correct levels of talent in place – within each business segment – for continued success in present and future states of the Company.

Board Oversight of Risk

While management is responsible for designing and implementing the Company’s risk management process, controls and oversight, the Board, both as a whole and through its committees, has overall responsibility for oversight of the Company’s risk management. The full Board regularly reviews risks that may be material to the Company, including those detailed in the Audit Committee’s reports and as disclosed in the Company’s quarterly and annual reports filed with the SEC. While the Board has established committees designated for various oversight functions, it is common practice for committees to collaborate on overlapping issues.

BOARD OF DIRECTORS Oversees Management of Major Risks
• Regulatory & Public Policy • Financial	• Succession Planning • Strategic Execution	•Brand & Reputation •Legal	• Cybersecurity • Data Governance	• Investment Objectives • Clinical Quality
Audit Committee	Organization & Compensation Committee	Nominating, Governance & Sustainability Committee	Technology Committee	Investment Committee

• Financial Statement integrity and reporting • Legal, regulatory and compliance • Internal controls • Cybersecurity risk oversight	• Executive compensation policies and practices • Non-executive compensation policies and practices • Succession planning • Human Capital Management	• Governance structure and processes • Legal and policy matters • Stockholder concerns • Board refreshment • Environmental, Social and related Governance (ESG) oversight	• Information security, technology and privacy & data protection • Company IT strategy and consumer facing technology	• Investment objectives and policies • Investment results and performance evaluation

Management

Business units identify and manage business risks; Central functions design risk framework (setting boundaries and monitoring risk appetite); and Internal Audit provides independent assurance on design and effectiveness of internal controls and governance processes.

14	Humana | 2023 Proxy Statement • Corporate Governance

The Company’s Enterprise Risk Management (ERM) governance structure consists of oversight from the Board and the Audit Committee (in collaboration with material risks overseen by other committees), and implementation through the Company’s management team utilizing a three lines of defense model to delegate responsibility for critical risk management processes across the business functions and operational areas, as well as risk management, compliance, and internal audit teams.

Humana’s first line of defense consists of business areas and operational teams across the Company, and is responsible for identifying, assessing, mitigating, monitoring, and managing risk within their respective areas. The Company’s Enterprise Risk Management and Regulatory Compliance departments represent the Company’s second line of defense. These teams are led by Humana’s Chief Legal Officer (CLO), to whom the Chief Risk Officer (CRO) and Chief Compliance Officer (CCO) each report and lead the Enterprise Risk Management and Regulatory Compliance functions, respectively. Humana’s Internal Audit Consulting Group (IACG) represents the third line of defense, which provides independent and objective assurance to senior management and the Board regarding first and second line risk management functions, internal control systems, and governance processes.

The Board and each Committee receive updates no less than quarterly, with the CRO, CCO, and IACG updating the Audit Committee on the assessment, monitoring and mitigation of risks material to the Company in the short, intermediate, and long-term, the effectiveness of the Company’s control environment in managing these risks, the functioning of the Company’s internal controls and procedures, and the identification and analysis of key emerging risks.

The goal of the Company’s ERM governance is to achieve robust and thoughtful board-level attention to the Company’s risk management process and system, the nature of the material risks faced by the Company, and the adequacy of the Company’s risk management process and system designed to respond to and mitigate these risks, each in a manner that closely aligns to the Company’s disclosure controls and procedures.

Board Leadership

Leadership of the Board is essential to facilitate the Board acting effectively as a working group to the benefit of the Company and its performance. As Chairman of the Board, Mr. Kurt J. Hilzinger assumes key duties to ensure effectiveness and collaboration in all aspects of the Board’s design, operations, and risk oversight function.

Duties of Our Chairman

   Serves as Chair of regular sessions of the Board and manages the overall Board process, including meeting design topics and agendas.

   Leads the Board in anticipating and responding to crises, including the ability to call special meetings for the consideration of risk oversight and other matters.

   Oversees and monitors Board engagement, participation and continued education to ensure our directors are in-tune with issues of our dynamic industry and the evolving landscape.

   Partners with and supports the Nominating, Governance & Sustainability Committee with the director selection process, as well as director on-boarding and orientation programs.

   Models culture, philosophy, inclusivity and values expected of all directors.

   Conducts individual meetings with other directors, including the CEO, and management team to encourage open communication, collaboration and differences in perspective.

   Evaluates overall Board effectiveness, with emphasis on identifying areas of enhancement, development and/or furtherance and communicating these observances to the Board for discussion.

   Represents the Board on occasions where it is important for the Board to respond on matters independently from the Company’s management team.

   Provides guidance and direction to the CEO and management team.

   Engages with stockholders, through verbal or written communications, and presides over the Company’s Annual Meeting of Stockholders. Also recommends to the Board an agenda to be followed at the Annual Meeting.

   Works with the Organization & Compensation Committee to develop the process for CEO compensation evaluations.

The Board believes the advisability of having separate or combined chairman and chief executive officer positions is dependent upon the strengths of the individual or individuals that hold these positions and the most effective means of leveraging these strengths, to lead the Board, set Board agendas, and identify and oversee key rights in light of the challenges and circumstances facing the Company, which may change over time. During a period in which the chairman and chief executive officer positions are combined, a Lead Director is appointed from our independent directors. The Lead Director sets agendas for and convenes meetings and executive sessions of the independent directors, approves Board meeting agendas, and otherwise represents the Board on occasions where it is important for the Board to respond independently from the Company’s management team. Our stockholders would be notified of a combination of the chairman and chief executive officer role promptly upon the Board’s decision to do so.

Corporate Governance • 2023 Proxy Statement | Humana	15

At this time, given the composition of the Company’s Board, the effective interaction between Mr. Hilzinger, as Chairman, and Mr. Broussard, as Chief Executive Officer, Mr. Hilzinger’s status as an independent director and previous service as our Lead Director, and the current challenges faced by the Company, the Board believes that separating the chief executive officer and board chairman positions provides the Company with the right foundation to pursue the Company’s strategic and operational objectives, while maintaining effective independent oversight and objective evaluation of the performance of the Company.

Board Engagement and Undertakings

The Board holds itself to a high standard of engagement, with a hands-on approach that leads to critical insights regarding our customers, operations and business and enhances their level of governance and oversight. An essential component to the Board’s engagement is communicating with the Company’s internal and external stakeholders. To accomplish this, meetings of the Board may be held in key Company markets where, together with management, the Board will personally meet with associates, customers, providers and other stakeholders to gain direct feedback into the Company’s operations, experiences and overall effectiveness. The Board also holds virtual meetings to both increase the efficiency of the Board’s time, and expand its reach of engagement with Company personnel and other stakeholders.

Certain other engagement practices of our Board are described below.

•

Follows an annual topical calendar used to balance strategic, operational, compliance, and cultural matters, among others, and receives detailed reports on those topics, in addition to ad hoc subjects, throughout the year.

•	Utilizes clear and proactive Board meeting agendas to achieve high productivity at each meeting.

•

Holds executive sessions during every meeting, with the CEO present and then with only the independent directors. Relevant feedback is then reported to the CEO and the management team, creating a feedback loop from the Board to the management team.

•	Maintains regular communication with the CEO and management team, apart from formal Board meetings, to ensure consistent and continuous progress toward established goals.

•

Employs Board technology tools to review Board materials and to remain informed of ongoing Company endeavors, to efficiently communicate with the management team and to take formal action when necessary.

•

Performs in-depth organizational structure reviews, through the Organization & Compensation Committee, of line and functional teams within the Company to assess leadership bench strength, culture, succession planning, diversity and related matters, and engages regularly with rising leaders within the Company. The Organization & Compensation Committee also regularly reviews associate engagement scores, and for 2022, 87% of associates were highly engaged, representing the 81st percentile.

•

Receives continued education from external consultants on a wide range of industry topics to keep them apprised of the latest trends and anticipated future trajectories. In addition to our director’s individual pursuits, Board education opportunities during 2022, included, (i) a formal education session with external consultants; (ii) guest speaker attendance during select meetings; and (iii) briefings on regulatory developments.

•	Participates in the Company’s robust stockholder engagement program.

2022 Notable Board Actions

•  Appointed 2 new directors to the Board as part of Board refreshment practices.

•  Oversaw successful implementation of the Company’s $1 billion value creation initiative.

•  Oversaw development and execution on the Company’s mid-term Adjusted EPS target for 2025, as announced at the Company’s 2022 Investor Day.

•  Approved divestiture of a majority interest in Kindred at Home’s Hospice and Personal Care divisions (KAH Hospice).

2022 Board and Committee Meetings 44 Videoconference / Teleconference 19 In-person 1 Annual Stockholder	2022 Director Attendance Average 97% (Based on aggregated Board and Committee meeting attendance; includes all directors having served during 2022.)

16	Humana | 2023 Proxy Statement • Corporate Governance

Board Evaluation Practices

The Board is committed to a rigorous self-evaluation process. Through evaluation, directors annually review the performance of the Board and each committee, as well as their own individual contributions, including areas where the Board feels it functions effectively, and most importantly, areas where the Board can improve. The Nominating, Governance & Sustainability Committee, with participation from our Chairman and Chief Executive Officer, initiates the annual Board evaluation process. We believe that having a review process for each group helps to (i) ensure an adequate representation of requisite skills; (ii) encourage high levels of engagement from directors; and (iii) strengthen the overall effectiveness of our Board. Results of the evaluations are shared with the Chairman of the Board and the Chairman of the Nominating, Governance & Sustainability Committee and then later discussed with the entire Board in an aggregated manner, with agreed upon actions and improvements then implemented and monitored for effectiveness.

Board Evaluation

The Board evaluation typically consists of a written questionnaire containing qualitative scaled and open-ended questions related to the effectiveness of the Board during the prior year. The questionnaire hones in on specific areas of responsibility and critical attributes of the Board in order to solicit candid feedback from each director. The questionnaire also seeks practical input as to what the Board is doing well, areas in which the Board could improve and any undertakings that the Board should commence or terminate. Every third year, this written evaluation process is supplemented by oral interviews and an analysis of Board and committee effectiveness conducted by an independent consultant.

Director Self-Evaluation

The director self-evaluation requires each director to honestly reflect upon and carefully consider his or her performance based on key characteristics that are expected of all board members. The self-evaluation also allows directors to provide additional or updated information regarding their skills and qualifications which in turn helps the Nominating, Governance & Sustainability Committee make future assessments and determinations regarding Board composition. The Company encourages directors to participate in continuing education programs focused on the Company’s business and industry, their committee roles and responsibilities, as well as legal and ethical matters. Annually, the Board will meet for purpose of furthering their education through external guest speakers to gain insights into key issues facing the industry and the Company, to supplement management’s views and perspectives.

Committee Evaluation

Each of our Board committees engages in an annual performance evaluation and a general charter adequacy review. Each committee is responsible for determining the manner of evaluation and for carrying out the evaluation. Further, the Board evaluation questionnaire includes a section specifically concerning Board committee structure and the performance and effectiveness of each committee, which is an opportunity for board members to provide feedback on each committee, regardless of their individual committee membership.

Director Independence

The Guidelines contain standards to assist the Board in its determination of director independence. In addition, to qualify as independent under the Guidelines, the Board of Directors must affirmatively determine that a director has no material relationship with the Company, other than as a director.

Pursuant to the Guidelines, the Board undertakes an annual review of director independence. During this review, the Board considers transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including transactions or relationships that are reported under “Certain Transactions with Management and Others” in this proxy statement. As provided in the Guidelines, the purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that a director is independent.

In the course of this review for the current year, the Board specifically analyzed and discussed several matters:

(1)	a relationship between the Company and Pfizer Inc., or Pfizer, for which Frank A. D’Amelio, one of our current directors, served as an executive officer during part of 2022;

(2)

a relationship between the Company and Oracle Health (formerly Cerner Corporation, or Cerner), for which David T. Feinberg, M.D., one of our current directors, serves as an executive officer (and formerly served during 2022 as both a director and executive officer at Cerner until Oracle Corporation’s acquisition of Cerner which closed in June 2022 resulting in Cerner/Oracle Health becoming a privately held entity);

(3)

a relationship between the Company and Howard University and the Howard University Healthcare system, or Howard, for which Wayne A. I. Frederick, M.D., one of our current directors, serves as an executive officer;

Corporate Governance • 2023 Proxy Statement | Humana	17

(4)

a relationship between the Company and Chrysalis Ventures, LLC, or Chrysalis, for which David A. Jones, Jr., one of our current directors, serves as Chairman and Managing Partner and in which Mr. Jones, Jr. has a financial interest;

(5)	a relationship between the Company and Warren Barr Liberman, at which a family member of William J. McDonald, one of our current directors, is an employee; and

(6)	financing arrangements between the Company and companies that are affiliated with certain of our directors.

Pfizer. The relationship between the Company and Pfizer includes a negotiated rebate based on the volume of prescriptions of Pfizer drugs obtained by Humana members, which volume includes claims paid by Humana for our members and the co-payments paid by our members. Payments to Humana from Pfizer result from activity with many intermediaries over whom Humana exercises no control (i.e., the providers who prescribe these medications, the distributors who sell to the retailers, and the retailers from which our members get prescriptions). In 2022, the Pfizer rebates amounted to approximately $61.1 million, substantially all of which were passed through to our members in the form of lower premiums and/or higher benefits. The relationship described herein did not represent a direct or indirect material interest for Mr. D’Amelio.

Oracle Health/Cerner. Oracle Health/Cerner has a license subscription contract with our subsidiary, Humana Digital Health and Analytics Platform Services, Inc., or HDH&A. In 2022, Oracle Health/Cerner paid HDH&A approximately $5.8 million in associated licensing, professional service and maintenance fees, which is comparable to other non-affiliated customers for the provision of similar services. Our various CenterWell Home Health™ companies have certain service arrangements with Oracle Health/Cerner for which it paid approximately $11,320 in associated fees during 2022, which is comparable to other non-affiliated customers for the provision of similar services. The relationships described herein are not material to the Company and do not represent a direct or indirect material interest for Dr. Feinberg.

Howard. The relationship between the Company and Howard includes arrangements between the Howard University healthcare system in which the Company paid approximately $469,013 in medical claims during 2022. The relationships described herein did not represent a direct or indirect material interest for Dr. Frederick.

Chrysalis. In 2022, we contracted for services to be provided by certain companies in Chrysalis’ investment portfolio. In each case, the amounts paid under these arrangements were comparable to those for other non-affiliated vendors, were not material to the Company, and did not represent a direct or indirect material interest for Mr. Jones, Jr.

Warren Barr Liberman. The relationship between the Company and Warren Barr Lieberman includes a provider arrangement in which the Company paid approximately $151,652 in medical claims during 2022. The relationship described herein did not represent a direct or indirect material interest for Mr. McDonald.

Financing Arrangements. Certain of our non-employee directors are partners, shareholders and/or officers of companies that have commercial paper programs or other financing arrangements in which we participate in the ordinary course of business. Payments to or from such companies constituted less than the greater of $200,000 or 1% of each of Humana’s and the recipient’s annual revenue, respectively, in each of the past three years.

At the conclusion of its review for the current year, the Board affirmatively determined that in each case the relationship between the Company or its affiliate and each director-related entity was not material, was below the thresholds for independence prescribed by the NYSE, and did not impact the independence of any of our directors. Directors recused themselves from the independence assessment as the matter was relative to himself or herself. Consistent with these considerations, and based on its review of director independence in light of the standards contained in the Guidelines, the Board determined that each member of the Board of Directors (except Mr. Broussard, as a current employee of the Company) is independent.

18	Humana | 2023 Proxy Statement • Corporate Governance

Committee Membership and Meetings

The Board of Directors has the following standing committees: Audit; Organization & Compensation; Nominating, Governance & Sustainability; Executive; Technology and Investment. Only directors meeting the applicable SEC and NYSE director independence standards and Internal Revenue Code “outside director” criteria may serve on the Audit Committee, the Organization & Compensation Committee, and the Nominating, Governance & Sustainability Committee. Each standing Board committee operates pursuant to a charter, which may be viewed on our website at www.humana.com. From the www.humana.com website, click on “Investor Relations,” then click on “Corporate Governance,” then click on the “Committee Charters” subcategory. The number of Board committee meetings (virtual and in-person) held in 2022 and membership as of March 1, 2023, were as follows:

Director	Audit	Organization & Compensation	Nominating, Governance & Sustainability	Executive	Technology	Investment
Kurt J. Hilzinger
Bruce D. Broussard
Raquel C. Bono, M.D.
Frank A. D’Amelio
David T. Feinberg, M.D.
Wayne A. I. Frederick, M.D.

John W. Garratt
David A. Jones, Jr.
Karen W. Katz
Marcy S. Klevorn
William J. McDonald
Jorge S. Mesquita
James J. O’Brien
Brad D. Smith[1]
Number of Meetings in 2022	9	8	13	0	5	4

 = Chair          = Member

[1]	Elected to the Board effective September 15, 2022.

Audit Committee

Committee Responsibilities

Pursuant to its charter, the Audit Committee:

•

assists the Board of Directors with the oversight of the integrity of our financial statements and disclosures and internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function and the independent registered public accounting firm;

•

bears responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare the audit report or perform other audit, review or attest services;

•

reviews with the independent registered public accounting firm, our internal audit department, and our financial and accounting personnel, the effectiveness of our accounting and financial controls and, where appropriate, makes recommendations for the improvement of these internal control procedures;

•

reviews the scope, funding and results of our internal audit function, including the independence and authority of our reporting obligations, the proposed audit plans for the year, and the coordination of these plans with the independent registered public accounting firm;

•

reviews the scope, funding and results of our Enterprise Risk Management program and compliance program, including receiving, at least quarterly, an update from our Chief Risk Office and internal compliance department regarding any significant matters regarding our risk management and compliance with regulatory requirements and contracts with government entities, respectively;

•

collaborates with the Technology Committee to regularly receive updates on risks, and risk mitigation measures, related to Company’s information technology, internal controls, information security, cyber security, business continuity and disaster recovery programs;

Corporate Governance • 2023 Proxy Statement | Humana	19

•

reviews the financial statements and other information contained in our Annual Report and other reports to stockholders with management and the independent registered public accounting firm to determine that the independent registered public accounting firm is satisfied with the disclosure and content of the financial statements to be presented to the stockholders and reviews any changes in accounting principles;

•	confers independently with our internal auditors, Chief Risk Officer, internal compliance department, key members of management, and the independent registered public accounting firm;

•	determines and approves the appropriateness of the fees for audit and permissible non-audit services performed by the independent registered public accounting firm;

•	discusses with management our compliance with applicable legal requirements and with our internal policies regarding related party transactions and conflicts of interest;

•	discusses our policies with respect to risk assessment and risk management;

•

maintains free and open means of communication between the members of our Board of Directors, the independent registered public accounting firm, our internal audit department, our Chief Risk Officer, our internal compliance department, and our financial management; and

•	annually evaluates its performance.

Corporate Governance Determinations

The Board of Directors has determined that each of the members of the Audit Committee at February 15, 2023 is independent according to SEC and NYSE requirements, and each is financially literate, as defined in the NYSE listing standards. The Board of Directors has determined further that Messrs. D’Amelio and Garratt and Dr. Bono each meet the definition of “audit committee financial expert.” PricewaterhouseCoopers LLP, our independent registered public accounting firm, reports directly to the Audit Committee. No member of the Board’s Audit Committee serves on the audit committees of more than three publicly traded companies. The Report of the Audit Committee for the year ended December 31, 2022, is set forth in this proxy statement under the caption “Audit Committee Report.”

Organization & Compensation Committee

Committee Responsibilities

Pursuant to its charter, the Organization & Compensation Committee:

•

reviews and approves our goals and objectives relevant to the compensation of our CEO, evaluates the CEO’s performance in light of those goals and objectives, and, either as a Committee or together with the other independent directors, determines and approves the CEO’s compensation level based on this evaluation;

•

reviews and approves all elements of compensation paid to our current or prospective executive officers, including without limitation, base compensation, incentive-compensation plans and equity-based plans, employment, change in control or severance programs and agreements, and any special compensation or benefits, including supplemental retirement benefits and any perquisites;

•	approves equity-based grants to our executive officers and other associates;

•

reviews and discusses with management the Company’s compensation plans and policies for all employees (including the Named Executive Officers) with respect to risk management and risk-inducing incentives;

•	ensures preparation of the Compensation Discussion and Analysis and the Compensation Committee Report as required by SEC regulations;

•	monitors compliance of executive officers and non-employee directors with relevant stock ownership guidelines;

•	reviews with management periodically, as it deems appropriate, management succession and inclusion and diversity practices;

•	administers our Executive Management Incentive Compensation Plan and other substantially similar or successor incentive compensation plans; and

•	annually evaluates its performance.

Scope of Authority, Processes and Procedures

The Organization & Compensation Committee acts on behalf of the Board of Directors to establish the compensation of our executive officers and provides oversight of our compensation philosophy, as described in this proxy statement under the caption “Compensation Discussion and Analysis.” The role of the executive officers and the outside compensation consultant in establishing executive compensation is discussed in this proxy statement under the caption “Compensation Discussion and Analysis.” Other than routine administrative matters and the ability of our CEO to approve grants of equity awards subject to certain individual and annual thresholds, no executive compensation decisions are delegated to management.

20	Humana | 2023 Proxy Statement • Corporate Governance

Compensation Committee Interlocks and Insider Participation

No member of the Organization & Compensation Committee: (i) is or has ever been an officer or employee of the Company; or (ii) is or was, during the last fiscal year, a participant in a “related person” transaction requiring disclosure under Item 404 of the SEC’s regulations (see discussion in this proxy statement under the caption “Certain Transactions with Management and Others”); or (iii) is an executive officer of another entity at which one of our executive officers serves either as a director or on its compensation committee.

Corporate Governance Determinations

During 2022, James J. O’Brien (Chair), Wayne A. I. Frederick, M.D., David A. Jones, Jr. and Jorge S. Mesquita served as members of our Organization & Compensation Committee. Considering (i) the source of each director’s compensation, including any consulting, advisory or other compensatory fees paid by the Company; and (ii) whether each director has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company, the Board has determined that each member of the Organization & Compensation Committee at February 15, 2023, is independent, as defined by the SEC and the NYSE, and is considered to be an “outside director” under Section 162(m) of the Internal Revenue Code.

Compensation Risk Determination

In early 2023, the Organization & Compensation Committee reviewed management’s assessment of the risks associated with the Company’s compensation practices and policies for employees, including a consideration of the counterbalance of risk-taking incentives and risk-mitigating factors in Company practices and policies. Following a review of this assessment, the Organization & Compensation Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

Nominating, Governance & Sustainability Committee

Committee Responsibilities

Pursuant to its charter, the Nominating, Governance & Sustainability Committee:

•	recommends to the full Board criteria for the selection and qualification of the members of the Board;

•	evaluates and recommends for nomination by the Board candidates to be proposed for election by the stockholders at each annual meeting;

•	seeks out and assists in the recruitment of highly qualified candidates to serve on the Board;

•	recommends for Board approval candidates to fill vacancies on the Board which occur between annual meetings;

•	develops, periodically reviews and recommends to the Board revisions to the Guidelines;

•	studies and reviews with management the overall effectiveness of the organization of the Board and the conduct of its business, and makes appropriate recommendations to the Board;

•	reviews the overall relationship of the Board and management;

•	reviews issues and developments pertaining to corporate governance;

•

reviews our public policy and political spending practices through regular reviews of our policy on political expenditures, expenditures and payments made with corporate funds, and overall political activity, including review of our Political Contributions and Related Activity Report;

•

reviews the Company’s programs and policies relating to significant ESG and sustainability matters, and periodically receive updates from the Company’s management regarding significant ESG and sustainability undertakings; and

•	annually evaluates its performance.

Executive Committee

Pursuant to its charter, the Executive Committee possesses the authority to exercise all the powers of the Board of Directors except as otherwise provided by Delaware law and our Bylaws during intervals between meetings of the Board. The Executive Committee does not have the power, to, among other things, declare a dividend, issue stock, adopt a certificate of merger or sell substantially all of the Company’s business.

Corporate Governance • 2023 Proxy Statement | Humana	21

Investment Committee

Pursuant to its charter, the Investment Committee establishes investment objectives and policies for our various investment portfolios and investment options available under various employee benefit plans, reviews investment results, and annually evaluates its performance.

Technology Committee

Pursuant to its charter, the Technology Committee represents and assists the Board of Directors with the oversight of:

•	our process, awareness, evaluation and perspective on potentially disruptive technologies and convergences that may represent threats or opportunities for our business operations;

•	our process and perspective on strategic technology capabilities that enable transformational business capabilities;

•	our process, execution roadmaps, requisite capital, progress in delivering technology-enabled transformational capabilities and their related outcomes; and

•	management’s focus on organizational, talent and cultural enablers required to ensure achievement of those outcomes.

Senior leadership also briefs the Technology Committee and board members on matters relating to the Company’s strategic technology capabilities, including information security capabilities. The Technology Committee may also assist the Audit Committee in its oversight of our information technology internal controls, cybersecurity, business continuity and disaster recovery programs. Senior leadership provides briefings to the Audit Committee and Technology Committee on information technology controls and risk as least once per year, and separately updates the full Board of Directors on cybersecurity matters at least once per year. Briefings are also provided as-needed in response to industry or company specific developments or material events.

Corporate Governance Policies

Majority Vote Policy

Under our Bylaws, a director nominee will be elected if the number of votes cast for the nominee exceeds the number of votes cast against the nominee. In contested elections, those in which a stockholder has nominated a person for election to the Board, the voting standard is a plurality of votes cast. The Board has also adopted a policy to require the Board to nominate for election only nominees who agree that, if they are elected to the Board, they will tender an irrevocable resignation conditioned on, first, the failure to achieve the required vote for re-election at any future meeting at which they face re-election, and second, the Board’s acceptance of their resignation following that election. In addition, the Board may fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors, as described above. The Nominating, Governance & Sustainability Committee will submit a recommendation for prompt consideration by the Board whether to accept the resignation. Any director whose resignation is under consideration will abstain from participating in any decision regarding that resignation. The Bylaws also require stockholder nominees for director election to notify the Company whether or not such nominees intend to tender the same type of resignation required of the Board’s director nominees.

Change in Director’s Primary Position

The Board has adopted a policy requiring that a director whose primary position or affiliation changes must promptly notify the Board and the Nominating, Governance & Sustainability Committee of the change so that a determination may be made as to the value of his or her continued service on the Board.

Director Stock Ownership Policy

Our Board believes that directors should be stockholders and have a significant personal financial stake in the Company. Consequently, the Board has adopted the following stock ownership guidelines:

•	Each non-employee director must maintain a minimum equity ownership level of five times the annual cash retainer.

•	Shares deferred at the election of the director are considered owned for purposes of the calculation of the ownership requirement.

•

Any Shares owned by a non-employee director (or Shares received upon the exercise of options or vesting of restricted stock or restricted stock units, less an amount to cover the exercise price and/or current tax liabilities) must be held by the director until the minimum equity ownership level is reached and thereafter maintained.

•

Once the minimum equity ownership level has been achieved, any Shares received upon the vesting of restricted stock or restricted stock units, less an amount to cover current tax liabilities, must be held by the director until one year following the vesting date.

22	Humana | 2023 Proxy Statement • Corporate Governance

Compliance with these guidelines is monitored by the Organization & Compensation Committee.

Director Attendance

The Board has developed a number of specific expectations of directors to define their responsibilities and to promote the efficient conduct of the Board’s business. With respect to the level of commitment expected of directors and related attendance protocols, as part of the Guidelines, the Board formally adopted a policy that all directors should make every effort to attend all meetings of the Board and the Committees of which they are members, and the Company’s Annual Meeting of Stockholders. Attendance by telephone or video conference may be used to facilitate a Director’s attendance.

During 2022, apart from Committee meetings, the Board of Directors met 24 times. All directors attended at least 75% of the scheduled Board of Directors’ meetings and meetings held by Committees of which they were members. All director nominees serving as directors at that time attended the Annual Meeting of Stockholders held on April 21, 2022.

Executive Sessions of Non-Management Directors

In 2022, our non-management directors held regularly scheduled, formal executive meetings, separate from management and were led by our Chairman. Additional executive sessions of the Board are held as necessary or appropriate or upon the request of the Chairman, the Nominating, Governance & Sustainability Committee or any two other non-management directors. In addition, our non-management directors who qualify as independent within the meaning of our director independence guidelines meet in executive session at least once annually, and, in fact, met in 2022 in connection with each regularly scheduled Board of Directors meeting.

Code of Ethics and Code of Business Conduct

The Company has adopted the “Code of Conduct for the Chief Executive Officer and Senior Financial Officers,” which we refer to as the Executive Code of Ethics, violations of which are reported to the Audit Committee. In addition, we operate under the omnibus Humana Inc. Ethics Every Day, which we refer to as the Code of Ethics, which applies to all associates (including executive officers) and directors. The Humana Ethics Office is responsible for the design and enforcement of our ethics policies, the goal of which is to create a workplace climate in which ethics is so integral to day-to-day operations that ethical behavior is self-enforcing. All employees are required annually to review and affirm in writing their acceptance of the Code of Ethics. The Code of Ethics and the Executive Code of Ethics may be viewed on our website at www.humana.com. Any waiver for directors or executive officers from the provisions of the Code of Ethics or the Executive Code of Ethics must be made by the Board of Directors and will be disclosed within four days of the waiver on our website at www.humana.com. To see either the Code of Ethics or the Executive Code of Ethics or any waivers to either policy, go to www.humana.com, then click on “Investor Relations,” then click on “Corporate Governance,” and then click on the relevant link.

Policy Regarding Employee, Officer and Director Hedging

The Company has a policy prohibiting all associates (including executive officers and independent directors) from hedging or pledging transactions using Company stock, including: (1) engaging in short sales of Company securities; (2) engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities, on an exchange or in any other organized market; or (3) engaging in certain monetization transactions, including holding Company securities in margin accounts or pledging Company securities as collateral.

Advocacy and Public Policy

With a focus on improving clinical outcomes and advancing affordability and access, our Company’s approach to advocacy and public policy is built around people (that is, the members, patients, providers, and communities we serve). To that end, our day to day efforts are centered around supporting policies that strengthen Medicare Advantage, accelerate value-based care in the home, expand opportunities to serve patients through primary and home-based care, integrate clinical solutions, create affordability for prescription drugs, and address barriers to care by addressing the root causes of poor health, as well as leveraging our capabilities to remove barriers to access and partnering with clinicians to improve quality. This focus raises the bar for the care we provide to help move toward a future in which everyone has a fair and just opportunity to be as healthy as possible.

The Company has also established and sponsors a Political Action Committee (PAC), for which Company associates may voluntarily contribute. The PAC is registered with the Federal Election Commission (FEC) and certain states nationwide as required by applicable law. As a matter of policy, all Company political activities must promote the interests of the Company and must be made without regard for the private political preferences of Company officers or executives. Furthermore, Humana does not make independent expenditures, nor does it contribute to ballot measure committees. Distributions from the PAC are made to federal and state office candidates (and related election committees) or to other PACs on a non-partisan basis when, like the Company, such persons are solution-oriented and believe in building a high-quality, accessible and affordable health care system. The PAC is also committed to supporting diverse candidates at the state and federal level. While the PAC has its own separate board of directors to oversee its operations, the Company’s Board—through its

Corporate Governance • 2023 Proxy Statement | Humana	23

Nominating, Governance & Sustainability Committee—has responsibility for (i) reviewing the political contributions and political activities of the Company and the PAC and (ii) overseeing compliance with the overall policy, process and contribution criteria with respect to such contributions and activities. The Board reviews occur semi-annually, along with semi-annual publication of a Contributions and Related Activity Report (PAC Report). To learn more about our public policy and to review the most recent PAC Report, visit our website at www.humana.com, then click on “About Humana,” then click on “Public Policy.”

Communication with Directors

Stockholders and other interested parties may communicate directly with our Chairman, non-management directors as a group, or any other individual director by writing to the special e-mail address published on our website. Specifically, interested parties may visit our website at www.humana.com then click on “About Humana,” then click on “Board of Directors,” where instructions for contacting these persons are available. All directors have access to this e-mail address. We use the staff of our Corporate Secretary to review correspondence received in this manner and will filter advertisements, solicitations, spam, and other such items. Concerns related to accounting, internal controls or auditing matters are required to be brought immediately to the attention of our Chief Legal Officer and the Board and handled in accordance with procedures established by the Audit Committee with respect to such matters.

24	Humana | 2023 Proxy Statement • Corporate Governance

Environmental, Social and Governance (ESG)

Board Oversight of Environmental, Social and Governance Matters

The Nominating, Governance & Sustainability Committee has responsibility for Board-level oversight of the Company’s ESG strategy, practices and reporting. The Nominating, Governance & Sustainability Committee receives formal ESG reports from management at least twice annually regarding the Company’s ESG initiatives, metrics and progress on established goals, as well as ad hoc ESG communications as necessary. The full Board is invited to attend and participate during these meetings and receives access to all ESG reporting. In addition, we have an internal ESG Steering Committee, overseen by our Chief Administrative Officer and Chief Legal Officer, to guide the integration of our ESG efforts with our long-term business strategy. This ESG governance structure complements the long-standing responsibility of our Board and each of our Board committees in overseeing various aspects of the Company’s ESG-related risks and practices, as illustrated below:

BOARD OF DIRECTORS

Nominating, Governance & Sustainability Committee

Audit Committee	Organization & Compensation Committee	Technology Committee	Investment Committee

• Risk Management • Cybersecurity	• Human Capital Management • Inclusion & Diversity Practices • Company Compensation Plans & Policies	• Privacy & Data Protection • Information Security	• Investment Portfolio • Investment Guidelines

Chief Administrative Officer and Chief Legal Officer (In collaboration with members of the executive management team)

ESG Steering Committee

Oversight	Management		Implementation

Strategic Focus on ESG

We realize that the future of our business is linked with the well-being of our associates, members and patients, the communities we serve, the healthcare system, and the environment. It’s with our stakeholders in mind that we’ve established five key metrics categories (the “Categories”) of our ESG program that align to our strategic business goals, supporting our commitments to sustainable business and improving health outcomes. These Categories are the driving force behind our impact platform and guide our ESG program.

Environmental, Social and Governance (ESG) • 2023 Proxy Statement | Humana	25

We’ve developed quantitative and/or qualitative metrics within each Category to track, monitor, measure and report our performance. Transparent disclosures are a top priority, as such, we’ve mapped our ESG disclosures to frameworks established by the Sustainability Accounting Standards Board (SASB) Managed Care Standard, the Task Force on Climate-Related Financial Disclosures (TCFD), and the Global Reporting Initiative (GRI).

Our Impact Platform

We’ve set our intentions to have a positive well-being impact among all of our stakeholder groups and have developed a platform where we believe we can make the most difference. Our impact platform sets the direction for how we will advance health equity, address needs in our communities and drive sustainable change with shared value. The Categories may connect to one or more areas within the impact platform, reinforcing the interconnectedness of our holistic approach to ESG. We’ve highlighted below key elements of our ESG program along with some of our notable Category metrics.

For each person, we make it simpler for people to reach their best health.	For each community, we work to advance health equity and population health.	For the healthcare system, we help build more equitable business, governance and healthcare practices.	For the environment, we invest in the health and sustainability of our environment.
We are all on a unique journey to our own best health, so through empathy and a personalized approach, we not only address medical needs, but meet people where they are by helping our customers, employees – everyone – address human needs, too.	Where people live, work and play are inextricable from their health outcomes, so we’re passionate about taking on the social determinants of health that impact their communities on a local level.	The future of health depends on the health of the collective system, so alongside our partners, we’re striving to create a more equitable health ecosystem that incorporates sustainable business practices, to better serve all of us, and the next generation.	The health of individuals is deeply tied to the health of their environments, so we do our part to invest in, protect and care for the places and planet all people depend on.

26	Humana | 2023 Proxy Statement • Environmental, Social and Governance (ESG)

For Each Person

Human Capital Management

For each person starts with each of our associates, approximately 67,100 as of December 31, 2022, and our approach to human capital management. Not only are our associates intrinsically connected under each dimension of ESG, they’re also essential to our Company’s success in delivering on our core strategy, creating positive healthcare experiences and providing human care for our members. We are committed to recruiting, developing, and retaining strong, diverse teams, and actively promoting a culture of inclusion and diversity within our workforce.

These efforts are overseen by our Board of Directors through the Organization & Compensation Committee, whose functions include oversight of the Company’s human capital management and inclusion and diversity policies and practices, which are implemented under the direction of our Chief Administrative Officer.

Our Culture, Engagement and Approach to Work

We believe that our members’ experience is linked to our associates’ experience—engaged, productive associates are the key to building a healthy company and caring environment where our associates go above and beyond for our members, driving innovation, and offering fulfilling experiences that incentivizes them to stay with us over the long-term. We provide opportunities for our associates to add to their personal well-being experiences that go beyond health to enhance their individual need for purpose, belonging and security. On average, our associates spend 7.5 years at our Company—a tenure testament to the culture of well-being we’re building.

Still, like many companies, we experienced lower engagement and higher turnover in 2021 and 2022 than in prior years. Our associate voluntary turnover rate (VTR) for 2022 was 17%, up from 15.1% in 2021. We measure VTR using data generated via Workday and include any full or part-time, regular associates who left voluntarily during each year; contractors and variable staffing pool (VSP) are excluded, as are associates resulting from 2022 acquisitions not yet transitioned to Humana’s Workday system at yearend (i.e. CenterWell Home Health).

However, associate engagement and well-being rates remained higher than average, despite challenges posed by the Great Resignation, COVID-19 and workforce optimization efforts to fulfill the Company’s commitment to execute on its $1 billion value creation initiative to allow for increased investment in our Medicare Advantage benefits and healthcare services capabilities.

87% Of associates would recommend Humana as a great place to work	87% Of associates believe their leader really cares about their well-being	84% Of associates believe Humana is committed to creating a work environment that contributes to their health and well -being

We regularly measure our success and opportunities to advance engagement through methods like a third-party administered Associate Experience Survey and continuous listening campaigns. Continuous listening involves our proactive solicitation, analysis and response to associate feedback. Pulse surveys are sent to associates throughout the year to get feedback on how we’re doing, allowing us to assess our approach to work and act when needed. We believe this helps to strengthen our culture and support associate engagement. We also provide survey results to our entire associate population and encourage leaders to use the information to create open, honest action plans with their teams to build upon and further deepen our collective engagement.

We believe strong Company culture starts with leadership at the top. Our CEO inspires Company culture by sending a weekly Company-wide email where he engages with associates on a variety of topics including business matters, current events, health and well-being, family and personal interests. A survey link is included within these communications encouraging associates to speak up and share their own experiences directly with our CEO, with assurance that their opinions will be held confidential and treated with respect.

Our culture is further strengthened by optimizing the well-being and effectiveness of our workforce. Through alternative work styles — home, hybrid home, office, hybrid office, and field — we help associates work more productively, communicate more easily and collaborate more freely. We encourage collaboration between leaders and their associates to identify and leverage the appropriate work style that both supports the achievement of business goals and personal work preferences. Alternate work styles enable associates to work from a job-appropriate location of their choice for all or some portion of their work schedule and to create a work schedule that better fits the diverse demands of today’s work environment. When managed effectively, alternate work styles can enhance a company’s employment brand, foster the development and effective delivery of innovative and diverse business solutions, right-size a company’s energy-consumption footprint, and increase associate engagement and well-being.

Environmental, Social and Governance (ESG) • 2023 Proxy Statement | Humana	27

Inclusion and Diversity

The Company’s Office of Inclusion & Diversity (our “I&D Office”) efforts are led by our Chief Inclusion   and Diversity Officer, who reports directly to the Chief Administrative Officer. The I&D Office connects to business groups across the enterprise to cultivate a diverse and inclusive culture that is representative of the communities we serve. By prioritizing I&D across our business, we enable associates to bring their whole selves to work, while also driving the innovation and insights needed to better serve our diverse members and communities. Together with key partners like our Chief Health Equity Officer, our Director of Diverse Talent Strategy, our Executive Inclusion & Diversity Council (the “Council”), our Network Resource Groups (NRGs), local Inclusion and Diversity Councils, and Culture & Engagement professionals we strive to accelerate our culture of inclusion
to build deep relationships   and create simple, personalized experiences for all of our stakeholders.

80% Of associates have a strong sense that they belong at Humana

30% Of associates participated in at least 1 of our 10 associate-led NRGs during 2022. With nearly 9,200 members, the Women’s NRG is the largest.

To help integrate inclusion and diversity into the fabric of the organization from the top down, the Council is led by our President and CEO, with top priorities consisting of (i) leading and informing the strategy to drive the hiring, development, promotion and retention of our full diverse workforce; (ii) creating and maintaining an inclusive culture; (iii) reviewing our supply base and spend for diversification opportunities; and (iv) improving transparency and accountability to sustain outcomes. The Council sets company-wide inclusion and diversity goals and objectives that complement our Talent & Diversity ESG Category metrics.

At our Company, we are committed to having balanced diversity at all levels and have developed a pathway for diverse talent within our recruiting initiatives. To achieve our recruiting and hiring goals we proudly partner with local and national advocacy groups, including the CEO Action for Diversity and Inclusion, the Catalyst CEO Champions for Change, and the OneTen Coalition, to provide information about open roles, assistance with resume preparation and application submission, and to design and execute other talent acquisition and development initiatives. We’re proud to be recognized as a Military Friendly employer. Under our Veterans Hiring Initiative, we partner with dozens of organizations for veteran recruitment, including the Wounded Warrior Project, United States Army Reserve, and Paralyzed Veterans of America, and have hired thousands of veterans and military spouses. We have also designed and implemented programs that enhance our hiring initiatives aimed toward women in technology, retiree/mature worker populations, and closing the hiring gap of persons with disabilities versus those without disabilities.

We’ve also incorporated balanced interview panels into our interview process, through which we strategically engage a broad spectrum of interviewers that bring greater diversity and perspective. This proven best practice strengthens the candidate experience and hiring of diverse talent, ensuring we get the right talent for any given role, and minimizes the potential for personal blind spots when evaluating candidates.

Our inclusion and diversity objectives also aim to build an awareness of biases and beliefs, identify differences and similarities of our multi-generational workforce and enable associates to leverage differences to drive innovation and create value. We are committed to growing our associates’ inclusion skills and diversity knowledge and provide a variety of associate training programs and workshop opportunities in areas of unconscious bias, disability awareness, cultural competency, racial equity, and social justice, among others. It is also our fundamental belief that every person has the right to a safe workplace. This includes having freedom of gender identity and expression, which we have included within our non-discrimination and anti-harassment policies.

81% Of associates believe that in their organization, everyone has an equal chance to be successful regardless of individual differences (age, gender, ethnicity/race, religion, etc.).

Building balanced diversity within our workforce is a priority that’s demonstrated in our leadership goals – hiring and promotion of diverse talent, retention of diverse senior leadership (VP and above), inclusion, mentoring and leaders participating in cultural competency training – with shared accountability focused on driving inclusion and diversity throughout the enterprise. We’ve employed an approach to address areas of improvement and goal achievement that is linked to executive compensation (refer to section entitled “Compensation Discussion and Analysis – Associate Incentive Plan” within this proxy statement for more information on executive compensation). We receive workforce demographic data within our Workday system through self-disclosure by our associates, allowing us to provide transparent disclosures. The charts below represent our workforce demographics as of December 31, 2022.

28	Humana | 2023 Proxy Statement • Environmental, Social and Governance (ESG)

Associate Demographics

I&D isn’t a program or a leadership initiative, or just a business imperative. It is the way we work, each and every day to deliver on our purpose. It is who we are as an organization – and it is the responsibility of all of us. I&D is how we sustain human care. Our associates’ vast experiences and perceptions—their unique characteristics, backgrounds and beliefs—drive the groundbreaking, strategic thinking that gives our Company its competitive edge in a diverse marketplace. Our approach fosters innovative thinking and creativity, expands insights and generates better business outcomes.

Talent & Diversity Category Metric

Representative Turnover Goal

Equitable Exits Within Leadership Representation

We’re working to ensure equitable exits among women and BIPOC in leadership levels of Director equivalent and above, as well as Associate Director/Lead positions and have set a goal of ≤ 0% difference within each demographic.

2022 Women Director Equivalent +: 6%

2022 Women Assoc. Director/Lead: 6%

2022 BIPOC Director Equivalent +: - 4%

2022 BIPOC Assoc. Director/Lead:    0%

Talent & Diversity Category Metric

Representation in Requisition Hiring

Leadership Representation in Requisition-based Hires

We’re monitoring the percent of requisition-based hires reflecting representation among women and BIPOC in leadership levels of Director equivalent and above, as well as Associate Director/Lead positions.

2022 Women Director Equivalent +: 54%  h 7% since 2021

2022 Women Assoc. Director/Lead:  54%  i 1% since 2021

2022 BIPOC Director Equivalent +:    27%  i 2% since 2021

2022 BIPOC Assoc. Director/Lead:     36%  h 5% since 2021

Environmental, Social and Governance (ESG) • 2023 Proxy Statement | Humana	29

Pay and Benefits Philosophy, Compensation and Financial Security

We believe all of our associates have the right to receive a fair living wage and we are committed to maintaining a pay and benefits philosophy that is market-based and recognizes an associate’s contributions so that we can attract and retain an engaged, talented team. Our Company’s pay and benefits structure is designed to motivate, incentivize and reward our associates—at all levels of the organization—for their skill development, demonstration of our values and performance. While our programs vary by location, associate type and business, they generally include:

•  Competitive Base Pay

•  Associate Incentive Plan (Annual Bonus)

•  Supplemental Pay (Including Overtime)

•  Recognition Pay and Service Awards

•  401(k) Retirement Savings Plan with

Company Match Program

•  Life Insurance

•  Short- and Long-Term Disability Insurance

•  Tuition Assistance Program

•  Medical, Dental and Vision Benefits

•  Supplemental Health Benefits

•  Long-Term Care Insurance

•  Go365® Wellness and Rewards Program

•  Health Plan Incentives

•  On-site Health and Fitness Centers

•  On-site Health Screenings and Vaccinations

•  Paid Time Off, Paid Holidays, Paid Volunteer

Time Off and Jury Duty Pay

•  Adoption Assistance

•  Paid Parental Leave Program (6 Weeks)

•  Paid Caregiver Time Off Program (2 Weeks)

•  Employee Assistance Program

•  Associate Discount Programs and Services

•  Helping Hands Program

•  Transit Services

Talent Development and Growth Opportunities

We champion the individual goals and development of our associates and provide a number of programs and resources to support their efforts. The Humana Learning Center gives our associates the opportunity to earn professional certifications through continued education programs and to participate in instructor-led and online courses designed to strengthen soft and hard-skills and enhance leadership development. Our Career Cultivation team sponsors workshops and events to promote associate accountability within their personal and professional growth as part of overall career development. In 2022, our associates averaged approximately 35 learning and development hours per active full-time associate. In addition, people leaders collectively spent over 145,000 total hours in learning and development; of which, over 25,000 hours (17%) were related to content specific to leadership development.

Our associates are also encouraged to participate in mentoring programs with people of various backgrounds and cultures. We view mentoring as an essential development tool for sharing skills and knowledge so we can all succeed. Our commitment to mentoring feeds the successful future of our Company and through our efforts 7,818 of associates engaged in mentoring relationships during 2022. We also utilize development programs to enhance talent within our business segments through targeted internal initiatives, where we aim to upskill and reskill existing associates for opportunities in new career pathways.

80% Of associates believe Humana provides them with opportunity for growth and development	255,184 Volunteer hours tracked by 20,173 of our associates in 2022	$2.2 Million Total associate matching gift dollars made by The Humana Foundation in 2022 to 4,400 unique organizations

A Workplace With Purpose

Having a purpose and a connection to a community improves well-being. That’s why we strive to make it easy for our associates to give back, either as individuals or a team, to causes that ignite their passion and sense of purpose. Volunteerism is a tangible way to impact the health and well-being of the communities we serve and enrich our workplace.

We’ve created programs and practices to make volunteering easier and more vibrant for associates.

•	Our full-time associates annually receive eight hours of paid Volunteer Time Off (VTO).

•	We help associates discover and track volunteer opportunities through our Humana Together volunteer portal.

•	We integrate volunteerism in our leadership development and team-building.

30	Humana | 2023 Proxy Statement • Environmental, Social and Governance (ESG)

•	We offer a matching charitable gift program through The Humana Foundation.

•	We feature associates sharing their volunteerism stories on our Intranet and social media sites to inspire others.

•	We help our associates by reducing barriers in taking time away from work to get vaccinated, which in turn supports healthy communities.

Addressing the Needs of Our Members and Patients

Helping each of our members and patients achieve their optimal whole-person health has long been a strategic imperative for Humana. Whether it’s by focusing on preventive and primary care, managing health conditions, setting and achieving health-related goals, or finding the right care in the right place – at home, in the community, or through telehealth – we help make the journey toward health simpler for our members.

We’re also continuously working to ensure that our health plan products and services are as affordable as possible, while also creating pathways for access to healthcare, addressing social determinants of health (SDoH) and health-related social needs. Our work in these areas is essential to advancing health equity and improving health outcomes so that all of our members can receive the care they need. Thanks to processes such as integrated care delivery and using health screenings that consider SDoH and health literacy, we have a clearer view of each member’s very personal barriers to their best health. Please refer to our Value-Based Care Report for more information on these efforts.

Access to Healthcare Category Metric

Value-Based Primary Care Goal

Expand Geographic Presence

We’re working to grow and expand our geographic presence in value-based primary care to provide more access and high-quality care to patients, including those in underserved areas. We ended 2022 with 235 primary care centers, representing a 14% increase over the prior year.

Access to Healthcare Category Metric

State Medicaid Goal

Increase Medicaid Footprint

We’re working to expand the number of our state-based Medicaid contracts to deliver care to more individuals of this vulnerable population. As of January 1, 2023 we have Medicaid contracts in seven states: FL, IL, KY, LA, OH, SC, and WI.

For Each Community

We engage and partner with city-, state-, and nationwide organizations that are making a daily impact in the communities we serve. Through volunteering, monetary investment and strategic collaboration, we’re able to multiply the impact of those on the ground and transform care through our commitment to reducing health disparities and advancing health equity for our members and communities.

Our Health Equity & Social Impact team is leading the way in addressing social needs and reducing health disparities to improve health outcomes for our members and communities. As part of their mission to establish health equity as a key business and culture driver, they offer insights to embed healthy living opportunities in our products and services, train employees and providers to help them offer more meaningful care and enable new insights through data-driven innovations. Their work centers on creating an equitable healthcare ecosystem so that every person has a fair, just and dignified opportunity to reach their full health potential. Additionally, this team continues to transform how our members are identified for and receive health need interventions. Through screenings during the new member onboarding process, we can identify what members need—and then connect them with resources and services to address those needs. Throughout these screenings, we leverage de-identified, population-level data analytics to measure our progress in offering meaningful interventions.

For over 41 years, The Humana Foundation has served as the philanthropic arm of Humana Inc. The Foundation is focused on health equity, which is the elimination of unjust, avoidable and unnecessary barriers in health and healthcare. The Foundation fosters evidence-based collaborations and investments that support seniors, Veterans, underrepresented populations and school-aged children in living connected, healthy lives.

$5.5 Million Invested by The Humana Foundation supporting 9 community-based projects aimed to address SDoH in our hometown Louisville, KY in 2022.	$7.5 Million Invested by The Humana Foundation to launch the Health Equity Innovation Fund, which will scale innovative solutions to disparities in mental health and nutrition.	1.24 Million Medicare Advantage, Medicaid and Commercial members were screened for social health needs.

Environmental, Social and Governance (ESG) • 2023 Proxy Statement | Humana	31

For the Healthcare System

Throughout our operations, we are dedicated to ensuring that every business decision we make reflects our commitment to improving the health and well-being of our members and patients, our associates, the communities we serve, and our environment. Our holistic, integrated approach to care and longstanding commitment to caring for vulnerable populations also afford us a unique opportunity to promote health equity and address the effects of health disparities in the U.S. healthcare system. We have established policies and programs that illustrate our commitment to responsible business practices that lead to a more efficient, equitable and sustainable healthcare system.

Supplier Diversity

Diversity, Equity, and Inclusion is integral to how we practice, deliver and sustain human care to the communities we proudly serve, which is why we incorporate ESG principles into our procurement strategy—ensuring a fair and equitable approach to procurement. We understand that partnering with diverse suppliers and small businesses, and engaging with them to support common ESG goals, can lead to future sustainability and a reduction in environmental costs. We also understand that inclusive procurement practices deliver broad societal benefits by creating economic opportunities for traditionally underserved or underrepresented groups. That’s why we’ve made it a priority and strive to attract qualified, certified suppliers who reflect our members, patients, associates and the communities we serve. Leveraging these suppliers now and in the future is a win-win for everyone.

Our Supplier Diversity Program promotes an inclusive approach to procurement that ensures we invest our dollars with a balance of partnerships with historically underutilized businesses. We also support the growth of small and diverse-owned businesses by being a resource partner for them, through initiatives like our Supplier Diversity Mentor-Protégé program. The program offers half-day, onsite seminars featuring leadership from across our organization exploring topics impacting business growth and operations of small and diverse businesses. The program is designed to identify and overcome barriers that typically inhibit or restrict the success of small and diverse businesses and better position them for growth, sustainability and inclusion.

We also survey suppliers annually through a sustainability scorecard that addresses sustainability, diversity practices and supplier performance. The scorecard is distributed at year-end to our top 50 Prime Suppliers (top spend suppliers) and we typically receive a 25-30% overall spend response rate. We also hold our suppliers accountable for complying with our Company’s Standard of Excellence and Ethics Every Day policy – to the same degree as our associates.

Governance and Accountability

Throughout our operations, we are dedicated to ensuring that every business decision we make reflects our Standards of Excellence, commitment to accountability, health equity and improving health and well-being. Our governance practices and policies reflect strong controls that provide a solid foundation for our continued success.

Quality Assurance. We are committed to supporting the delivery of consistent high-quality care, promoting efficient outcomes in the healthcare system and ensuring that healthcare remains affordable for all members and patients. Further, in a healthcare industry increasingly driven by quality, we have a corporate Quality Improvement (QI) program – with practicing network physicians as members of various quality subcommittees – to monitor, evaluate and facilitate improvement in the quality of health care services provided to our members. The QI program is overseen by our Corporate Quality Improvement Committee (CQIC), which among other things, promotes alignment to the third dimension of quality (experience and outcomes) through collaboration with stakeholders, personal accountability and speaking up when quality does not meet our standards.

Ethics and Compliance. Our associates are integral to responsibly running our company and key to our ethics and compliance practices. That’s why we require Humana’s independent directors, executive officers and all other associates, and contractors to complete an annual ethics and compliance training course, which includes detailed training in cybersecurity, whistleblowers, conflicts of interest and more. In addition to required annual training, our Enterprise Compliance team regularly communicates and engages with associates on ethics and compliance topics throughout the year. We also enforce Standards of Conduct and a separate Compliance Policy, which are specifically designed for our contracted healthcare providers and third parties in effort to deter fraud, waste and abuse.

Responsible Data Use and Data Privacy. As we evolve to deliver more services and goods through digital operations, we recognize our responsibility to protect member data and patient privacy, as well as use enterprise-level analytics to continue to equitably innovate for those we serve. Integrating digital capabilities across the organization will further accelerate our Company’s move toward differentiated experiences for our customers at the intersection of healthcare and lifestyle, tailored especially to the needs of seniors. We recognize that our emphasis on technology comes with great responsibility as our customers trust us with keeping their information safe. To that end, we are proud to be an industry leader in the adoption of principles and governance to guide our implementation of emerging technologies through interdisciplinary committees that establish governance over the deployment and quality of Artificial and Augmented Intelligence models. We have also signed the EqualAI pledge committing to ensuring our Artificial and Augmented Intelligence tools do not incorporate unintentional bias, and we require all of our Artificial or Augmented Intelligence models that inform decisions about individuals to be reviewed to detect inadvertent bias. We further ask our vendors who utilize Artificial and Augmented Intelligence tools to sign the EqualAI pledge or another similar pledge.

32	Humana | 2023 Proxy Statement • Environmental, Social and Governance (ESG)

Cybersecurity. We are committed to continuously enhancing and strengthening our technology infrastructure and security protocols to protect against security breaches. We employ best-practice precautions to safeguard information and protect our members’ data by deploying defensive practices against the ever-evolving cyber threat landscape. This involves routine measuring and maturing of our cybersecurity capabilities and actively monitoring risks posed by threat actors. Additionally, we have established formal data governance, which includes accountability, oversight, processes and controls to ensure our data usage transparency and non-repudiation and we refresh our data privacy and security policies at least annually. Our associates are provided annual cybersecurity training led by our Enterprise Information Protection team, on how to avoid security vulnerabilities and equip them with the necessary tools to protect sensitive data and to reduce risk. We also test our associates’ knowledge through internal phishing campaigns – tracking and reporting aggregated outcomes to leadership. To further reinforce our accountability in this area, we engage an independent third-party audit firm to perform an Annual Service Organizational Controls (SOC) 2 audit of enterprise claims platforms within the following Trust Services Criteria: availability, confidentiality, security and processing integrity. We report data breaches, as required by law, to the U.S. Department of Health and Human Services (HHS), Office for Civil Rights (OCR); our reports are publicly available, free of charge, and can be obtained through the OCR Portal at https://ocrportal.hhs.gov/ocr/breach.

Associate Physical Safety and Security. We integrate a culture of safety and security into all aspects of our business to provide our associates, members, patients, contractor a safe and secure facility. We are committed to protecting people and safeguarding key assets, properties and information. We have an Enterprise Safety and Security Policy that applies to our associates, facilities (owned or leased), and anyone requesting facility admittance regardless of relationship. We also maintain and utilize Company established resources such as the Environmental Health and Safety Manual, Incident Reporting System, Associate Safety Handbook and Associate Emergency Preparedness Training to manage/mitigate occupational health and safety. Our safety and security team periodically performs on-site compliance audits to ensure safety plans and practices are implemented, in addition to providing training tools and information.

92% Of associates trust Humana would take appropriate action if a physical safety or security concern/incident was reported

93% Of associates feel safe and protected from physical risks while working

Talent & Diversity Category Metric

Diverse Supplier Spend Goal

Increase Supplier Diversity

We’re working to increase our diverse supplier base through an inclusive and equitable approach to procurement and set yearly goals to increase total diverse supplier spend among our Prime Suppliers.

Our 2022 target increase was 9%.

2022 Total Diverse Spend: $408 million, or 8.85% of total supplier spend

Product Quality & Safety Category Metric

Star Ratings Goal

Continue Leadership of Members in MA Plans with 4+ Star Rating

Our commitment to quality of care, patient-centered clinical outcomes and customer service is reflected in the consistent strength of our MA plan’s Star Ratings.

Membership in MA plans with 4+ Star Rating***: 4.9 million members (2023); 100,000-member increase over 2022.

***	Membership totals in MA plans with 4+ Star Rating reflect membership as of October 2022 when Star Ratings were released by the Centers for Medicare & Medicaid Services (CMS).

For the Environment

We know that transforming healthcare requires transforming the way we address environmental risks to health. Our commitment to the health of our planet is stronger than ever. We recognize there is an undeniable link between our physical and emotional well-being and the health of the environment. To that end, we are continuing to invest our time and resources where it matters most—not just because it’s good business practice, but because we believe in a bright future.

We also understand that health is local, so we are engaged at a state and community level to address the health-related social needs of our members and communities, especially communities that have been historically underserved. Those same communities are often disproportionately affected by climate change, as evidenced in health outcomes and disaster recovery data, so we know our focus on these areas can have a significant impact.

As a services company, our direct environmental impacts are concentrated within our internal operations. As such, our focus is on areas where we feel we can make the most impact: reducing our greenhouse gas emissions (GHG) and waste from our operations; deploying water conservation efforts; and adopting renewable energy solutions. We understand that climate change impacts pose risks and opportunities for our business and seek to manage such impacts in several ways, including: continuous strengthening of our already robust business continuity program, investing in energy management and efficiency projects and applying financial incentives to support efforts toward reducing our environmental footprint. We also set challenging environmental targets, as shown below, that promote collaboration with vendors and associates to achieve them. These efforts mitigate risks and demonstrate our commitment by validating the intrinsic link between environment and health.

Environmental, Social and Governance (ESG) • 2023 Proxy Statement | Humana	33

Our Workplace Solutions Environmental Sustainability (WSES) team, overseen by our Chief Administrative Officer, aims to support Humana’s lifelong well-being strategy by ensuring that we are doing our part to take on climate change, pollution and other environmental factors that impact our health. This team is responsible for day-to-day planning, coordination and implementation of the Company’s operational environmental sustainability policies, including those around energy management and climate-change mitigation/adaptation.

We provide a full report of our GHG emissions, energy consumption and water usage within our Impact Report, available on www.humana.com, refer to the “Environmental Year-over-year Data Inventory Table.” We also align our environmental reporting to the framework established by the Task Force on Climate-Related Disclosures (TCFD). We encourage you to review our Environmental Sustainability Policy Statement and our 2022 CDP Report to learn more about our sustainability efforts and areas of concentration.

Science-based Target

In 2021, we announced our intention to create a more robust next generation environmental goal to address climate change that would align with criteria established by the Science Based Targets initiative (SBTi). Since then, we’ve been developing a science-based target (SBT) that includes Scopes 1, 2 and 3 and have presented our proposal to SBTi for official validation. Among other strategies, our SBT will include continued investment and improvement in our facilities, which we know is critical to achieve energy-efficient buildings, to reduce the amount of energy we use, and the amount of waste generated.

This work is an expansion of goals that we set in 2018, to uphold our pledge to make the planet healthier. At that time, we introduced innovative programs and proven practices, such as centralizing office waste and recycling bins, reducing printers, and donating office furniture. Three years later, keeping in line with best practices around goal setting, we expanded our goal boundary to include certain additional Humana-owned and leased properties and recalculated our goal progression over the last five years. Now that we’ve surpassed our five-year objectives, we’re looking at the decade ahead. We will continue to invest in the health and sustainability of the environment around by tackling ambitious new goals that continue to reduce waste and pollution and mitigate other environmental factors that impact our health. Our SBT will expand on our efforts to reduce emissions and waste through Scope 1 and Scope 2 initiatives and it is designed to spur innovation and efficiency, boost investor confidence and align with national benchmarking. We understand that a path forward to net zero emissions is important to our collective future and we’re analyzing tactics, appropriate to our business, that allow us to utilize our SBT to contribute to future net zero goals.

Components of our near-term SBT—designed using climate science, SBTi’s methodology and SBTi’s official target setting tool—are illustrated below. We anticipate receiving SBTi’s validation of our SBT during Summer 2023 and will communicate accordingly.

Scope 1 and Scope 2	Scope 3

Humana commits to reduce absolute Scope 1 and Scope 2 GHG emissions 54.6% by 2032 from a 2019 base year.	Humana commits to a 30% absolute reduction in Scope 3 GHG emissions covering purchased goods and services (PG&S) and upstream transportation by 2032 from a 2021 base year.

Paper Reduction and Water Conservation

We are working to reduce waste in the materials we send to our customers, including focusing on paper reduction. When and where possible, we are recycling paper, cardboard, metals, plastics, glass and other types of materials and products. For many of our workspaces, we have adopted the use of centralized shared recycle and waste bins, replacing the need for desk-side bins.

We’re also maximizing technology to save paper. In our facilities, we have reduced the number of printers in our offices to adjust to the shift from paper printing to using the Cloud to store documents. In addition, we have implemented Cloud and access card printing and have defaulted our printers to do double-sided printing. Leveraging digital collaboration tools to house and share documents, which eliminates unnecessary printing and increases collaboration.

This focus on paper reduction is also helping to reduce the amount of paper mail received by our customers. We’re making it easier for them to sign-up for and receive paperless communications through our website, which has the added benefit of reducing print and postage costs.

We are also in the process of assessing water conservation efforts, beginning with our newer locations with future plans to roll these efforts out to all locations. At our facilities we offer water bottle filling stations to encourage the use of refillable water bottles and reduce single-use bottles. We also use low-flow and water-efficient fixtures as part of our design standards.

34	Humana | 2023 Proxy Statement • Environmental, Social and Governance (ESG)

Environmental Impact Category Metric

Paper Reduction Goal

Print and Postage Savings

We’re working to reduce print and postage costs by making it easier to sign-up for and receive paperless communications in addition to transitioning more communications to digital channels. Our cumulative print and postage savings goal is $5MM by the end of 2023.

2022 Identified Savings: $2.4 million

Environmental Impact Category Metric

Digital Adoption Rate Goal

Increase Paperless Communications

We are working to increase the digital adoption rate (DAR) of members who enroll for paperless communications by 15% by the end of 2025.

DAR as of November 2022: 23% opt-in increase, or 106% of goal

Renewable Energy

Much of our renewable energy effort has gone toward making Humana’s buildings more efficient, including making repairs and replacing equipment, resulting in a better associate experience and more energy-efficient buildings. Our headquarters in downtown Louisville, Kentucky has been retrofitted with solar panels on the rooftop, and we’re in the process evaluating the best sites to install renewable energy. As part of our efficiency work, we use certifications to benchmark how well our buildings are performing. Some certifications we are pursuing include:

•

ENERGY STAR Certification for Buildings. We’re continuing to replace all lights in all of our owned and leased facilities with LEDs and pursuing the goal of reaching ENERGY STAR certification in all eligible Humana locations. ENERGY STAR certified sites on average use 35% less energy than comparable sites, and Humana will continue to leverage ENERGY STAR as a key measuring stick to help achieve our science-based target.

•

TRUE Zero Waste Certification. Last year we reported that our West Chester, Ohio, pharmacy distribution site was pursuing a subset goal of zero waste certification. The facility achieved designation as a TRUE certified facility in January 2023.

We’re also working toward energy efficiencies within our mobile vehicles and aircrafts. For the past few years, we’ve been making our fleet of mobile marketing offices greener. These mobile marketing offices offer potential members the opportunity to talk 1-on-1 with a marketing agent and enroll in a plan by bringing the office to them. We’re pleased to report that all of our mobile marketing offices are now fitted with solar panels, which has allowed us to reduce the cost to power as well as the amount of times the battery needed to be recharged. Our Business Aviation team now seeks to measure their environmental footprint and has pursued the National Business Aviation Association (NBAA) Sustainable Flight Department Accreditation in four categories: Flight; Operations; Ground Support and Infrastructure.

Additional ESG Resources

Humana Impact Report

https://www.humana
.com/about/impact

Policy Statements

https://humana.gcs-web.com

-   Environmental Sustainability Policy & Standard

-   Supplier Diversity Statement

-   Statement of AI Principles

Ethics

https://humana.gcs-web.com
/corporate-governance

-   Ethics Every Day

-   Anti-Corruption Statement

Supplier Diversity Program

https://www.humana
.com/supplier-information/supplier-diversity

Value-Based Care Report

https://www.humana
.com/provider/news/value-based-care

Population Health

https://populationhealth
.humana.com

Data Privacy and Cybersecurity

https://www.humana
.com/legal/privacy

Standards of Excellence

https://www.humana
.com/about/standards-of-excellence

Public Policy

https://policy.humana.com

Humana Healthcare Research

https://research.humana
.com/

The Humana Foundation

https://www.humanafoun
dation.org

Fraud, Waste, and Abuse

https://www.humana.com
/legal/fraud-waste-and-abuse

-  Ethics Every Day for Contracted Healthcare Providers & Third Parties

-  Compliance Policy for Contracted Healthcare Providers & Third Parties

Environmental, Social and Governance (ESG) • 2023 Proxy Statement | Humana	35

Awards and Recognition

We are pleased to have received recognition for our 2022 ESG efforts and we appreciate the acknowledgement of our commitment to inspiring health and well-being. Highlighted below are just a few of our valued achievements, however a complete list of awards and recognition is available on our website at www.humana.com – from there click “Corporate Responsibility” and then click “See Our Awards.”

HACR
2022 CORPORATE INCLUSION INDEX™
FIVE-STARS EMPLOYMENT

HACR
2022 CORPORATE INCLUSION INDEX™
FIVE-STARS PROCUREMENT

HACR
2022 CORPORATE INCLUSION INDEX™
FIVE-STARS PHILANTHROPY

CDP™
DISCLOSURE INSIGHT ACTION

Humana's 2022 disclosures received a B score from CDP in the category of climate Change.

Corporate Equality Index 2022
Rating Workplaces on Equality and Inclusion for Lesbian, Gay, Bisexual, Transgender and Queer Employees
20 YEARS OF IMPACT

2022 NBIC
BEST OF THE BEST
CORPORATIONS FOR INCLUSION
PRESENTED DURING NBIC UNITY WEEK
NOVEMBER 15 – 17, 2022

MILITARY FRIENDLY 2022 GOLD TOP 10 EMPLOYER

MILITARY FRIENDLY 2022 TOP 10 SPOUSE EMPLOYER

U.S. VETERANS MAGAZINE
BEST OF THE BEST 2022

DiversityInc
2022 TOP 50 COMPANIES FOR DIVERSITY®

Great Place To Work®
Certified
JUL 2022-JUL 2023
USA

AMERICA'S MOST JUST COMPANIES
CNBC
2023

BEST LOW PREMIUM PLAN AVAILABILITY
U.S.News & WORLD REPORT
2023
MEDICARE ADVANTAGE INSURERS

BEST MEMBER EXPERIENCE
U.S.News & WORLD REPORT
2023
MEDICARE ADVANTAGE INSURERS

DiversityInc
2022 TOP COMPANIES FOR BLACK EXECUTIVES

DiversityInc
2022 TOP COMPANIES FOR LGBTQ EMPLOYEES

DiversityInc
2022 TOP COMPANIES FOR VETERANS

DiversityInc
2022 TOP COMPANIES FOR EMPLOYEE RESOURCE GROUPS

DiversityInc
2022 TOP COMPANIES FOR E S G

DiversityInc
2022 TOP COMPANIES FOR MENTORING

DiversityInc
2022 TOP COMPANIES FOR PHILANTHROPY

DiversityInc
2022 TOP COMPANIES FOR SPONSORSHIP

THE FOREFRONT 50
TOP CORPORATIONS FOR MINORITY BUSINESSES

DEI BEST PLACE TO WORK FOR DISABILITY INCLUSION 2022™
100% DISABILITY EQUALITY INDEX

Sustainability Yearbook Member
S&P Global ESG Score 2022
67 /100
As of February 7, 2023.
Position and Score are industry specific and reflect exclusion screening criteria. Learn more at spglobal.com/esg/yearbook
S&P Global
Sustainable1

CENTER FOR POLITICAL ACCOUNTABILITY
Humana's 2022 disclosures received a "Trendsetter" designation from CPA-Zicklin for Corporate Political Disclosure and Accountability.

36	Humana | 2023 Proxy Statement • Environmental, Social and Governance (ESG)

Director Compensation

2022 Director Compensation Program

During 2022, our directors were compensated pursuant to the following schedule:

Annual Retainer (1)	$120,000

Non-Employee Chairman of the Board Additional Annual Retainer	$240,000

Committee Chairman fee per year: 1. Audit Committee Chair 2. Organization & Compensation Committee Chair 3. All other Committee Chairs	$25,000 $20,000 $15,000

Executive Committee Member fee per year	$12,000

Common Stock per year (1st Business Day of January)(2)(4)(5)	$190,000 in common stock (variable # of shares)

Charitable Contributions Annual Match	up to $40,000

Group Life and Accidental Death Insurance — (except Chairman)(6)	$150,000 of coverage

Group Life and Accidental Death Insurance — Chairman	$400,000 of coverage

Business Travel Accident Insurance	$250,000 of coverage

Restricted Stock Units Granted Initial Date of Election(3)	Restricted Stock Unit grant equal to the dollar value of the then current annual stock grant for directors

(1)

The annual cash retainer for each non-employee director is paid in equal amounts on a monthly basis during the service year. If a director ceases service on the Company’s Board of Directors during a year, the final cash retainer payment will be for the final month during any portion of which the director serves on the Company’s Board of Directors. A non-employee director will receive the full annual cash retainer amount for the initial year in which the director serves on the Company’s Board of Directors, regardless of the director’s initial date of election.

(2)

The annual common stock retainer is paid in the form of restricted stock units, vests at the end of the year of service related to the retainer, and will be pro-rated for any service of less than the full year in respect of which the award is granted.

(3)

The initial award of restricted stock units is forfeited if the director serves less than one year on the Company’s Board of Directors. This initial award is in lieu of the annual common stock retainer for the year in which the director was first elected to the Board, but the director would receive the annual common stock retainer commencing in January of the year following election.

(4)

Pursuant to our revised Directors Stock Retention Policy, each non-employee director must maintain a minimum equity ownership level of five times the annual cash retainer. For additional information, please refer to “Corporate Governance — Corporate Governance Policies — Director Stock Ownership Guidelines” in this proxy statement.

(5)

Pursuant to the Company’s 2019 Amended and Restated Stock Incentive Plan, in no event shall any non-employee director of the Company be granted Awards that would result in total compensation for such director in connection with their service on the Company’s Board of Directors in excess of (a) with respect to a non-employee director, $1,000,000, and (b) with respect to a non-employee Chairman of the Board, $1,500,000, in each case, in any calendar year.

(6)	Coverage amount decreases 50% at age 70.

Director Compensation • 2023 Proxy Statement | Humana	37

2022 Compensation of Our Directors

The following table shows the compensation earned by our non-employee directors in connection with their service on our Board of Directors during all or a portion of the 2022 fiscal year:

Name(1)(2) (a)	Fees Earned or Paid in Cash ($)(3) (b)	Stock Awards ($)(3)(4)(5) (c)		Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(7) (f)	All Other Compensation ($)(8) (g)	Total ($) (h)
Raquel C. Bono, M.D.	120,000	189,969		—	—	—	2,982	312,951
Frank A. D’Amelio	145,000	189,969		—	—	—	33,809	368,778
David T. Feinberg, M.D.	120,000	189,903		—	—	—	1,282	311,185
Wayne A. I. Frederick, M.D.	120,000	189,969		—	—	—	40,705	350,674
John W. Garratt	135,000	189,969		—	—	—	1,342	326,311
Kurt J. Hilzinger	372,000	189,969		—	—	—	43,296	605,265
David A. Jones, Jr.	147,000	189,969		—	—	(94,279)	42,506	285,196
Karen W. Katz	120,000	189,969		—	—	—	34,298	344,267
Marcy S. Klevorn	130,000	189,969		—	—	—	22,456	342,425
William J. McDonald	120,000	189,969		—	—	—	45,877	355,846
Jorge S. Mesquita	120,000	189,969		—	—	—	2,440	312,409
James J. O’Brien	140,000	189,969		—	—	—	43,141	373,110

Marissa T. Peterson	45,000	63,169	(6)	—	—	—	21,256	129,425
Brad D. Smith	120,000	190,157		—	—	—	194	310,351

(1)

During 2022, Mr. Broussard served as President and Chief Executive Officer of the Company, and therefore, as an employee director, did not earn compensation in connection with his service on our Board. Mr. Broussard’s compensation as our Chief Executive Officer is discussed under “Executive Compensation” in this proxy statement.

(2)

Ms. Peterson did not stand for re-election at the April 21, 2022 Annual Meeting of Stockholders. Compensation disclosed represents amounts earned for service during 2022 prior to her departure from our Board.

(3)

Under the Humana Inc. Deferred Compensation Plan for Non-Employee Directors, which we refer to as the Deferred Compensation Plan, non-employee directors may make an irrevocable election each year to defer compensation paid to them by the Company in the form of cash or stock for services rendered as Board members. For 2022, Mmes. Katz and Klevorn, Drs. Bono and Frederick, and Messrs. D’Amelio, Hilzinger, and McDonald each deferred their stock compensation. Refer to footnote 1(c) to the section entitled “Stock Ownership Information — Security Ownership of Directors and Executive Officers” for a disclosure of the number of Shares of our common stock that have been deferred by each director. A director electing to defer cash can choose any of the investment options offered in the Deferred Compensation Plan using Charles Schwab’s Retirement Plan Services (other than the Humana Common Stock Fund) or can invest in stock units that have a value relative to that of our common stock. For 2022, Messrs. Hilzinger and McDonald and Mmes. Katz and Peterson each elected to defer a portion or all of their cash compensation under the Deferred Compensation Plan.

(4)

On January 3, 2022, when the fair market value of our common stock was $461.09, each director in office at that time, other than Mr. Broussard, was granted a restricted stock unit award of 412 Shares, representing the annual grant of approximately $190,000 in common stock. Dr. Feinberg and Mr. Smith each received a restricted stock unit award representing approximately $190,000 upon their respective election dates, using the fair market value of our common stock on that date as follows: March 1, 2022 ($430.62) to determine the 441 Shares awarded to Dr. Feinberg and September 15, 2022 ($492.6365) to determine the 386 Shares awarded to Mr. Smith. The amount shown in column (c) (“Stock Awards”) above is the grant-date fair market value times the number of Shares awarded calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718.

(5)

Vested restricted stock units with a payout deferral election made by the director accrue quarterly dividend equivalent rights that are reinvested into the director’s account as additional restricted stock units and will be included in the final restricted stock unit payment

38	Humana | 2023 Proxy Statement • Director Compensation

when the Shares are issued in accordance with the director’s payout election. This column does not include dividend equivalent units that have accrued through December 31, 2022 nor includes dividend equivalent rights paid on any such deferred Shares.
(6)

Pursuant to equity award agreements, unvested restricted stock units will be prorated upon vesting for any portion of the year that the director did not serve. Ms. Peterson received a prorated number of restricted stock units upon vesting. The value represented above in column (c) is the prorated value of the number of Shares that vested on December 31, 2022, using the grant date fair market value of $461.09.

(7)

Non-employee directors elected subsequent to 1997 do not receive any retirement benefits. As he was first elected to the board in 1993, Mr. Jones is the only director that will have retirement benefits under this former retirement policy, including: (A) at the director’s election, either: (x) an annual retirement benefit for the life of the director in the amount of $38,000, the annual retainer fee in effect for 1997; or (y) in lieu thereof, an actuarially equivalent joint and survivor annuity payment; and (B) an annual matching charitable contribution benefit of $19,000 for the life of the director.

(8)

We pay for or reimburse our directors’ travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at board, committee and stockholder meetings. From time to time, we may transport one or more directors and members of their immediate family to and from such meetings or other Company business on Company aircraft. Directors may elect to participate in the medical and dental benefit programs offered to all our employees at a rate comparable to the rate paid by employees. In 2022, Mr. McDonald and Mmes. Katz and Peterson, elected to participate. Under the terms of our director compensation policy, each non-employee director who participates in medical and dental plans provided by the Company will, for two years following the date of completion of a change in control, be eligible to participate in medical and dental plans on substantially the same terms as immediately prior to the change in control, including the requirement to pay premiums at the same rates as our associates. We also reimburse directors for other reasonable expenses related to board service, such as director education, which amounts are not included in the table above. In addition, we pay certain local occupational taxes and life and accidental death insurance premiums per outside director, in each case as disclosed below, and provide a matching charitable gift program. The “All Other Compensation” amount above includes the following amounts earned in connection with service on our Board of Directors:

Director	Matching Charitable Gift ($)	Occupational Tax ($)	Life Insurance ($)	Other ($)	Total – All Other Compensation ($)
Raquel C. Bono, M.D.	—	296	2,286	400	2,982
Frank A. D’Amelio	31,164	359	2,286	—	33,809
David T. Feinberg, M.D.	—	292	990	—	1,282
Wayne A. I. Frederick, M.D.	40,000	291	414	—	40,705
John W. Garratt	—	838	414	90	1,342
Kurt J. Hilzinger	40,000	8	3,168	120	43,296
David A. Jones, Jr.	40,000	1,318	1,188	—	42,506
Karen W. Katz	31,900	24	2,286	88	34,298
Marcy S. Klevorn	20,500	768	1,188	—	22,456
William J. McDonald	40,000	68	2,286	3,523	45,877
Jorge S. Mesquita	—	1,252	1,188	—	2,440
James J. O’Brien	40,000	855	2,286	—	43,141
Marissa T. Peterson	—	20,860	396	—	21,256
Brad D. Smith	—	—	194	—	194

Director Compensation • 2023 Proxy Statement | Humana	39

Stock Ownership Information

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and reports of changes in ownership of our common stock and our other equity securities. These reports generally are due within two business days of the transaction. Executive officers, directors, and greater than ten percent stockholders are required to furnish us with copies of all the forms they file.

During the year ended December 31, 2022, based solely on a review of the reports furnished to the Company, or written representations by persons subject to Section 16(a), the Company believes that all executive officers, directors, and greater than ten percent beneficial owners of our common stock complied with Section 16(a) filing requirements applicable to us; except for the late filing of one report relating to four transactions by Mr. Huval that was caused by an administrative, electronic submission error through no fault of the reporting person. We have a program to oversee the compliance of our executive officers and directors in their reporting obligations, and following our becoming aware of this omission, we completed a review of our controls and procedures governing transactions in Company securities.

Security Ownership of Certain Beneficial Owners of Company Common Stock

We know of no person or entity that may be deemed to own beneficially more than 5% of our outstanding common stock except for:

	Number of Shares	Percent of Class Outstanding(1)
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	11,628,073 Shares	9.3%(2)
FMR LLC 245 Summer Street Boston, Massachusetts 02210	6,866,128 Shares	5.5%(3)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	7,623,150 Shares	6.1%(4)
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	11,357,974 Shares	9.1%(5)
Wellington Management Group LLP 280 Congress Street Boston, Massachusetts 02210	7,611,181 Shares	6.1%(6)

(1)	The percentage of ownership is based on 124,974,643 Shares of our common stock outstanding as of December 31, 2022.
(2)

Based upon a Schedule 13G filed with the SEC for the period ended December 31, 2022, BlackRock, Inc. reports that through various subsidiaries, it has sole power to vote 10,528,370 Shares and has sole dispositive power over 11,628,073 Shares.

(3)

Based upon a Schedule 13G filed with the SEC for the period ended December 31, 2022, FMR LLC reports that through various subsidiaries, it has sole power to dispose or to direct the disposition of 6,866,128 Shares.

(4)

Based upon a Schedule 13G filed with the SEC for the period ended December 31, 2022, T. Rowe Price Associates, Inc. reports that through various subsidiaries, it has sole power to vote 3,339,442 Shares and has sole dispositive power over 7,610,595 Shares.

(5)

Based upon a Schedule 13G filed with the SEC for the period ended December 31, 2022, The Vanguard Group reports that through various subsidiaries, it has shared power to vote 186,251 Shares, sole dispositive power over 10,829,960 Shares, and shared dispositive power over 528,014 Shares.

40	Humana | 2023 Proxy Statement • Stock Ownership Information

(6)

Based upon a Schedule 13G jointly filed with the SEC for the period ended December 31, 2022, Wellington Management Group LLP, reports that it and each of its direct and indirect subsidiaries, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP, have shared power to vote 7,183,766 Shares and have shared dispositive power over 7,611,181 Shares. The filing further reports that Wellington Management Company LLP, an indirect subsidiary of Wellington Management Group LLP, has shared power to vote 6,651,090 Shares of the total reported Shares and has shared dispositive power over 6,762,602 of the total reported Shares.

Security Ownership of Directors and Executive Officers

The following table shows stock ownership as of January 15, 2023, by (i) each of our director nominees; (ii) Bruce D. Broussard, our President and Chief Executive Officer; (iii) Susan M. Diamond, our Chief Financial Officer; (iv) each of our three other highest compensated executive officers serving as of December 31, 2022, (we collectively refer to these officers in this proxy statement as our Named Executive Officers, or NEOs); and (v) by all our director nominees and executive officers as a group, including those named above.

	Company Common Stock Beneficially Owned as of January 15, 2023 (1)(2)	Percent of Class as of December 31, 2022(3)

Raquel C. Bono, M.D.	397

Frank A. D’Amelio	20,634

David T. Feinberg, M.D.	441

Wayne A.I. Frederick, M.D.	440

John W. Garratt	1,255

Kurt J. Hilzinger	19,448

David A. Jones, Jr.	43,240

Karen W. Katz	590

Marcy S. Klevorn	436

William J. McDonald	2,276

Jorge S. Mesquita	1,223

James J. O’Brien	1,414

Brad D. Smith	0

Bruce D. Broussard	143,690

Susan M. Diamond	18,935

T. Alan Wheatley	20,328

Timothy S. Huval	15,606

Joseph C. Ventura	18,822

All directors and executive officers as a group (24 in number, including those named above)	395,918	0.32%

(1)

Beneficial ownership of Shares, for purposes of this proxy statement, includes Shares as to which a person has or shares voting and/or investment power. Therefore, any restricted stock for which a person has voting power and all share equivalents in the Humana Retirement Savings Plan are included. These footnotes describe whenever an individual Shares voting and/or investment power over the Shares beneficially owned by them.

The number of Shares listed:

(a)

Includes certain Share equivalents held for the benefit of the individuals in the Humana Retirement Savings Plan as of December 31, 2022, over which the employee participant has voting power and investment power. As of December 31, 2022, our Named Executive Officers held 3,396 of such Share equivalents in the Humana Retirement Savings Plan, while all of our executive officers as a group (11 in number, including our NEOs) held 3,515 of such Share equivalents.

(b)

Does not include the initial stock retainer of 386 restricted stock units granted to Mr. Smith on his September 15, 2022 election date pursuant to our 2022 director compensation program. The restricted stock units represent approximately $190,000 and

Stock Ownership Information • 2023 Proxy Statement | Humana	41

were determined using the grant date fair market value of our common stock. The restricted stock units are expected to vest in full on the first anniversary of the applicable election date, unless service on the Board is less than one year in which case the restricted stock units will be forfeited in their entirety.
(c)

Includes unvested restricted stock unit awards of our directors and executive officers which are scheduled to vest within 60 days after January 15, 2023, as follows (performance-based restricted stock units are shown at the maximum level):

David T. Feinberg, M.D.	441

Bruce D. Broussard	32,026

Susan M. Diamond	7,504

T. Alan Wheatley	7,246

Timothy S. Huval	5,306

Joseph C. Ventura	5,306

All directors and executive officers as a group (24 in number, including our NEOs)	80,049

(d)

Includes Shares which may be acquired by these individuals through the exercise of options, which are exercisable currently or within 60 days after January 15, 2023 under either the 2011 Stock Incentive Plan or the 2019 Amended and Restated Stock Incentive Plan. As of January 15, 2023, none of our non-employee directors held exercisable options. Exercisable options held by our NEOs and other executive officers as of January 15, 2023, or exercisable within 60 days thereof, were as follows:

Bruce D. Broussard	41,624

Susan M. Diamond	6,487

T. Alan Wheatley	8,072

Timothy S. Huval	5,332

Joseph C. Ventura	9,031

All executive officers as a group (11 in number, including our NEOs)	115,035

(e)

Does not include stock awards to certain of our directors that have been deferred pursuant to our Deferred Compensation Plan for Non-Employee Directors. These deferred stock awards include the initial award of 7,500 restricted stock units to each of Messrs. McDonald and O’Brien when first elected as a director, which by its terms must be held until the recipient is no longer serving on our Board of Directors. As of January 15, 2023, the Shares deferred were as follows (includes accrued dividend equivalent units on deferred Shares and deferred cash that was invested in the Humana Common Stock Fund):

Raquel C. Bono, M.D.	821

Frank A. D’Amelio	27,252

Wayne A.I. Frederick, M.D.	821

Kurt J. Hilzinger	36,340

David A. Jones, Jr.	5,987

Karen W. Katz	1,823

Marcy S. Klevorn	414

William J. McDonald	38,878

James J. O’Brien	29,662

(f)

Does not include the January 3, 2023 annual stock retainer of 380 restricted stock units granted to each of our directors (other than Mr. Broussard) pursuant to our 2022 director compensation program, which restricted stock units are expected to vest in full on December 31, 2023. The restricted stock units represent approximately $190,000 and were determined using the grant date fair market value of our common stock $500.34.

(2)	As of March 1, 2023, no Shares are pledged by any of our executive officers or directors in accordance with our policy prohibiting pledging or hedging transactions.
(3)	Based on 124,974,643 Shares outstanding as of December 31, 2022. Unless indicated, ownership is less than 1% of the class.

42	Humana | 2023 Proxy Statement • Stock Ownership Information

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) presents in detail our executive compensation policies and practices, describing each element of compensation and the decision-making process by our Organization & Compensation Committee (“Committee”) that supports it. We encourage you to read this CD&A in conjunction with the compensation tables that follow for additional context to the Committee’s decisions with respect to the 2022 compensation of our Named Executive Officers (“NEOs”), as listed below.

2022 Named Executive Officers	Bruce D. Broussard President and Chief Executive Officer
Susan M. Diamond Chief Financial Officer
T. Alan Wheatley Segment President, Retail
Timothy S. Huval Chief Administrative Officer
Joseph C. Ventura Chief Legal Officer

CD&A Table of Contents

Compensation Discussion and Analysis • 2023 Proxy Statement | Humana	43

Executive Summary

Our commitment to delivering superior value to our stakeholders underpins the strategic endeavors across our enterprise and stands out in the quality of our product offerings, insurance and healthcare services, business operations, and financial results. Our efforts in 2022 are a testament, as we exceeded our financial goals and sharpened our focus on driving ongoing operating efficiencies and capital deployment, bolstered by our $1 billion value creation initiative, which we achieved, and introduced a mid-term Adjusted EPS target of $37 in 2025.

With tailwinds from 2022, we are confident in our ability to deliver compelling, sustainable earnings growth, both in the near and longer term which will continue to drive stockholder value. Our strong competitive positioning and unique capabilities in the highly attractive individual Medicare Advantage market, coupled with the opportunity to scale and further integrate our CenterWell healthcare services capabilities, positions us for durable leadership in the value-based care industry.

Continuing to invest in our CenterWell Senior Primary Care business will provide additional opportunities for patients to have access to quality healthcare and advance our healthcare services footprint. To that end, we announced plans in early 2022 to partner with Welsh, Carson, Anderson & Stowe (WCAS) to develop and operate approximately 100 additional de novo clinics between 2023 and 2025. This marks our second strategic partnership with WCAS to further expand access to value-based primary care clinics for Medicare patients and will reinforce the Humana Primary Care Organization’s position as a leading senior-focused, value-based primary care provider.

As one of the nation’s leading health care companies, we are pleased to once again be recognized by the Centers for Medicare and Medicaid Services (CMS) with strong Star Ratings for our Medicare Advantage plans that became effective on January 1, 2023. In all, we’re able to offer plans under 47 Medicare Advantage contracts in 2023, 30 of which are rated 4-stars or higher and covered 4.9 million members in 2022, representing 96% of our existing Medicare Advantage membership in rated contracts as of September 2022. Further, more than 99% of retirees in Humana Group Medicare Advantage rated plans remain in 4-star or above contracts for 2023. These Star Ratings continue to reflect the Company’s unwavering focus on high quality of care, patient-centered clinical outcomes and reliable customer service for members.

Growing our Medicaid business is also a top priority on which we are delivering. We were delighted to have been awarded a contract by the Louisiana Department of Health (LDH) early in 2022 to deliver health care coverage to Medicaid beneficiaries across the state through our Medicaid brand Humana Healthy Horizons™ beginning in January 2023. Humana Healthy Horizons™ serves adults and children across Louisiana with the goal of helping them improve their health and well-being through a whole-person, value-based approach that goes beyond traditional clinical care.

We are also honored that Humana Military was once again awarded the next managed care support contract for the TRICARE East Region by the Defense Health Agency of the U.S. Department of Defense (DoD). Under the terms of the award, Humana Military’s service area would cover approximately 4.6 million beneficiaries in a region consisting of 24 states and Washington, D.C. This newest contract is the sixth to be administered by Humana Military, and we are proud to have maintained our partnership with the DoD to care for TRICARE beneficiaries since 1996.

2022 Business and Financial Performance Highlights

Returned	Fulfilled commitment to stockholders by achieving savings of	Completed divestiture of hospice and personal care business reflecting
$2.5 Billion	$1 Billion	$3.4 Billion
to stockholders through dividends and stock repurchases	associated with the Company’s value creation goal	in enterprise valuation

Completed two public debt offerings reflecting	Adjusted Return on Invested Capital (Adjusted ROIC) reflecting	Expanded the full value-based home model to cover an additional
$1.9 Billion	15.9%	489,500
aggregate principal amount of the Company’s senior notes	average of the past 3-year period (2020, 2021 and 2022)	members, reflecting a year-over-year membership growth that more doubles the number of members covered under the model

44	Humana | 2023 Proxy Statement • Compensation Discussion and Analysis

3-Year EPS Comparison	Stock Total Return Performance

Compensation Program Highlights

The Committee is dedicated to maintaining a robust, structured and balanced compensation program designed to motivate and reward the Company’s executives to drive Humana’s performance. Our maturing compensation program is a testament to the Committee’s thoughtful consideration and progressive approach to evolve and align with market best practices and stockholders’ interests. The chart below identifies certain elements of our compensation program.

PROGRAM SUMMARY

✓

Incentive Plans. Our executive compensation program includes both short-term incentive (STI) and long-term incentive (LTI) plans. These plans are designed with the goal of balancing short-term decisions with creating long-term stockholder value; we aim to drive focus on achieving key short-term enablers that will lead to successful outcomes on long-term strategic initiatives.

✓

Equity Awards. We offer our executive officers a combination of incentive stock options (ISO), non-qualified stock options (NQ) and both time-based and performance-based restricted stock units (RSU) to align their interests with the creation of long-term stockholder value.

✓

Vesting Periods. We offer time-based equity awards that vest annually in one-third increments over a three-year period, and performance-based equity awards that vest on the third anniversary of the grant date based on the achieved performance results against preset performance targets.

✓

Performance Measures. For our executive officers, at least 55% of their LTI awards are performance-based. Performance is measured against the Company’s three-year aggregated return on invested capital (ROIC), and strategic performance measures, with a total shareholder return modifier (rTSR) that measures our performance relative to a PSU Comparator Group over the same period.

✓

Stock Ownership Guidelines. We require our CEO, executive officers and senior vice presidents to maintain minimum stock ownership levels (7x, 3x and 1x of base salary, respectively). These requirements illustrate our belief in aligning the interests of our executives with the interests of our stockholders.

✓	Market-based Compensation. We perform regular market compensation analysis to maintain competitiveness of our executive compensation program.

✓

Peer Group. We leverage a robust peer group comprised of companies in the managed care industry, health care services and facilities industry, and financial and other insurance-related industries to benchmark and assess our compensation programs and practices.

✓

Change in Control and Executive Severance Policies. We have a Severance Policy and Change in Control Policy, applicable to the CEO and other executive officers with restrictive covenants that align with the applicable severance period for any benefits.

✓	Clawback Policy. We maintain a clawback policy that includes all incentive-based compensation.

Compensation Discussion and Analysis • 2023 Proxy Statement | Humana	45

Compensation Framework

Compensation Program Design Principles

Our executive compensation program is designed to attract, retain, focus and motivate leaders to achieve strategic milestones and performance objectives that advance and grow our integrated care-delivery model. We design our executive compensation programs to challenge participants as well as reward them for superior performance for our Company and our stockholders. Our compensation program is predicated on three interconnected design principles:

Key Compensation Program Governance Components

Our robust and structured compensation program reflects the Committee’s belief that strong corporate governance is imperative for prudent compensation decision-making. Below are key governance elements of our compensation programs. We also identify certain common pay practices that we do not follow because they do not align with the strict standard of governance that we apply to our compensation programs.

WHAT WE DO		WHAT WE DON’T DO

✓	Design incentive plans with the majority of executive pay at risk	×	No stock option repricing without stockholder approval

✓	Maintain a Clawback Policy that includes all incentive-based compensation	×	No single trigger vesting of equity or cash severance payments upon change in control

✓	Include double-trigger provisions under our Change in Control Policy and equity agreements applicable to our executive officers	×	No hedging or pledging of Humana securities by associates (including executive officers and directors)

✓	Require minimum stock ownership levels for senior leadership	×	No tax gross-ups for our NEOs or other executive officers

✓	Maintain commitment to stockholder engagement	×	No excessive perquisites for senior leaders; all perquisites require specific business rationale

✓	Conduct an annual compensation risk assessment	×	No positive discretion for incentive-based awards

✓	Utilize an independent compensation consultant hired and overseen by the Committee	×	No dividends or dividend equivalents on unearned PSUs or RSUs

		×	No employment contracts with CEO, NEOs or other executive officers and senior leaders

46	Humana | 2023 Proxy Statement • Compensation Discussion and Analysis

Overview of Compensation Elements

The material components of our executive compensation programs are: (i) base salary; (ii) short-term cash incentives; and (iii) long-term equity incentives. We believe that having a combination of pay elements motivates and challenges our executives to achieve positive results for our Company and our stockholders. Each element of compensation is summarized as follows:

Fixed Compensation	Base Salary	Cash	• Market competitive fixed compensation, reflecting executive’s scope of responsibility • Annually reviewed for market alignment, with adjustments as appropriate

At Risk Compensation	Short-Term Incentives	Cash

•  Cash-based incentive compensation to reward performance for achievement of short-term business objectives

•  Measures aim to optimize the level of year-over-year profitability in the short-term while contributing to the long-term success of the organization

	Long-Term Incentives	Humana Equity

•  Promotes retention of our executive talent

•  Motivates executives to optimize the long-term success of the organization

•  Mitigates excessive risk taking by encouraging executives to act in the long-term interest of the organization

Inputs Into Compensation Decisions

For 2022, the Committee received input from a number of sources and reference points to guide its design of the Company’s executive compensation programs and individual pay decisions. These various perspectives allow the Committee to have visibility into our peer companies’ practices, investor viewpoints, changes in external market practices and each executive’s individual performance, as part of its review of compensation. The Committee regularly reviews input and data received from its independent compensation consultant, our stockholders, external market practice surveys and individual performance assessments to make informed compensation decisions for our NEOs. In addition, the Committee regularly reviews tally sheet information that provides a comprehensive look at total compensation for each of our NEO’s. The chart below further describes the primary sources contributing to the Committee’s decision-making process.

Compensation Discussion and Analysis • 2023 Proxy Statement | Humana	47

Independent Compensation Consultant

For 2022, the independent compensation consultant for the Committee was Farient Advisors, LLC (Farient). A representative of Farient attended all of the regularly scheduled Committee meetings in 2022, including, when invited, executive sessions. In accordance with the Committee’s Charter, the Committee has the sole authority to determine the compensation for, and to terminate the services of, the independent compensation consultant.

The Committee considered certain factors to determine whether Farient’s service as a compensation consultant raised a conflict of interest, including, among other things:

•	Whether the firm provided other services to the Company;

•	The amount of fees received by the firm from the Company, as a percentage of such firm’s total revenue;

•	The firm’s policies and procedures that are designed to prevent conflicts of interest;

•	Whether the firm’s representatives providing services to the Committee have any business or personal relationship with a member of the Committee;

•	Whether the firm’s representatives providing services to the Committee own Company stock; and

•	Whether the firm’s representatives providing services to the Committee, or the firm itself, have any business or personal relationship with any of our executive officers.

After considering all of the above factors, the Committee determined that the service provided to the Committee as an independent compensation consultant by Farient in 2022 did not raise any conflict of interest.

Stockholder Engagement and Say-on-Pay

The Board, together with its committees and management team, routinely reviews and responds to the feedback received from our stockholders – through formal stockholder engagements, stockholder voting results and routine communication during the year – creating a feedback loop of transparency into our compensation and governance practices. The continuous dialog supplements the Board’s customary review of our governance and compensation programs, policies and/or practices as it considers areas for enhancement or improvement.

The Board views these engagements as an opportunity to gain insight and perspective on issues that matter most to our stockholders and believes that the most constructive way to achieve meaningful dialogue is to connect with them directly. Accordingly, the Company offers attendance by Board and executive management team members throughout the engagement process. Our Board respects the views voiced by our stockholders and understands the importance of regular engagement as priority issues evolve over time. Feedback received during dialogue with stockholders has, in some cases, led to the reaffirmation of, or enhancements to, certain of our corporate governance, ESG, and executive compensation practices.

48	Humana | 2023 Proxy Statement • Compensation Discussion and Analysis

In addition to the above interactions, the Company routinely meets with stockholders, analysts and prospective investors throughout the year during industry conferences and other events. The Company’s meeting schedule, presentations to investors and webcast replays are available via the Investor Relations section on our website. From www.humana.com, click on “Investor Relations” and then click on the “Calendar of Events” tab. The illustration below further details our stockholder engagement and feedback consideration methods.

Fall 2022 Outreach

As we’ve done in the past, in the fall of 2022 we solicited engagements with thirty of our largest stockholders, representing approximately 65% of our outstanding Shares as of June 30, 2022, and invited them to set the agenda based on their areas of interest. Our stockholder discussions encompassed a variety of topics including: corporate governance, strategy, executive compensation, board refreshment, environmental and social issues and continued dialogue regarding goal targets communicated during the Company’s 2022 Investor Day.

30 Invited Stockholders

Members of the Board and the executive management team made themselves available to attend all meetings upon request. Subsequently, the Chairman of the Board and Audit Committee Chair each participated during these meetings at the request of certain of our stockholders.

65% Outstanding Stock Represented

Thirteen engagements were held in response to our outreach, representing approximately 40% of our outstanding Shares as of June 30, 2022. As a result of these engagements, we received valuable feedback regarding the Company’s current practices. The feedback was overwhelmingly positive regarding our programs and governance, as described in greater detail below. These engagements affirmed our belief that stockholders are satisfied with our current programs, practices, and ongoing communications throughout the year on matters concerning the Company generally and the Board’s oversight.

13 Engagements Held

The Board believes that having ongoing communication with the Company’s stockholders provides valuable insight to ensure the Board is acting in the best interests of Humana and its stockholders.	40% Outstanding Stock Represented

Compensation Discussion and Analysis • 2023 Proxy Statement | Humana	49

Stockholder Engagement Key Discussion Themes

Corporate Governance & Strategy	Executive Compensation	Environmental & Social Issues

What We Heard During Our 2022 Stockholder Outreach

•  Stockholders appreciated our continued Board refreshment during 2022, and maintained their interest in the Board’s composition, process for director refreshment, director tenure, diversity and skills represented. Given the Board’s current composition mix, stockholders were also interested in the Company’s director onboarding practices, boardroom dialogue and interactions with management.

•  Stockholders were interested in our Board’s process for management succession planning and the Company’s search for a President of Insurance Services and the subsequent appointment of new executives.

•  Stockholders inquired about certain governance processes, oversight and controls related to cyber security, supply chain issues, quality of care delivered to members and patients and potential impacts to the Company arising from the Inflation Reduction Act.

•  Stockholders provided positive feedback supporting the Company’s strategy as presented during its 2022 Investor Day and expressed desire for the Company to include certain of the new targets within the 2023 compensation plan design.

•  Stockholders expressed interest in understanding the process for compensation plan design, rigor placed on target setting and the Company’s contemplation of additional ESG metrics, such as environmental and human capital targets. Stockholders also encouraged the Company to clearly articulate the operational metrics incorporated into its compensation plans.

•  Stockholders provided positive feedback on the Company’s inaugural integrated Impact Report, key performance metrics and transparent disclosures, and expressed desire for the Company to expound on the connection of ESG goals with the advancement of home health, health equity and access to healthcare.

•  Stockholders were interested in the Company’s progress toward development of an environmental science-based target (SBT), potential components to address environmental scopes 1, 2 and 3, and the timeline for SBT publication.

•  Stockholders inquired about the Board’s oversight of material risks to ensure that the Company’s approach to sustainability adds stockholder value with a focus on material topics and requested that recent material topic assessment results be communicated within the Company’s reporting.

How We Responded to What We Heard

Our Board is firmly committed to engagement with our stockholders and having candid dialogue. The Board welcomes feedback and believes these practices are in the best interest of our Company and our stockholders. Our responses to certain stockholder feedback received during the 2022 engagement period are outlined below.

•  Developed and published a director skills matrix identifying key director attributes and substantive areas of expertise represented on our Board, upheld commitment to ongoing reviews performed by the Board in consideration of composition, tenure and refreshment.

•  Confirmed the Board’s oversight of critical governance practices concerning material risks (both realized and emerging) to the Company and the controls established to prevent and mitigate such risks.

•  Affirmed our commitment to include certain of the Investor Day targets within the 2023 compensation plan design, to rigorous target setting with transparency into the determination processes, and to continue to evaluate the metrics that are most appropriate for the program.

•  Confirmed that the Company’s 2022 Impact Report will contain robust narrative, with corresponding metrics, connecting health equity and other key social issues, in addition to, the Company’s progress on setting its SBT.

•  Addressed certain mechanisms of comprehensive oversight by the Board, as whole and through its Committees, of material risks facing the Company, and confirmed that the approach includes attention to sustainability in a manner that considers stockholder value. Results of the 2022 ESG material topic assessment will be presented in the Company’s 2022 Impact Report.

50	Humana | 2023 Proxy Statement • Compensation Discussion and Analysis

Say-on-Pay Support

Our 2022 say-on-pay proposal maintained its typically high level of approval with 95% of our stockholders voting in favor of the Company’s compensation strategy. We believe that the result of our 2022 say-on-pay proposal indicates that stockholders are generally supportive of our executive compensation program, and therefore the Committee made no material changes to the executive compensation program as a result of this vote. Stockholder voting trend for the past three years is illustrated below.

Peer Group

Our peer group is used as a reference point in making compensation decisions, such as developing base salary ranges, developing short-term and long-term incentive award ranges, determining competitiveness of the total compensation package for our NEO’s and comparing our performance in order to validate if our compensation programs are informed by market practices.

The Committee uses the framework below, in consultation with its independent compensation consultant, to filter and select a broad group of potential peers. This framework yields multiple perspectives that enrich our understanding of competitive executive pay practices while also ensuring that our peer group is comprised of companies with whom we may compete for talent and whose revenues, market capitalization, and business focus are similar to our own.

For 2022 compensation decisions, based on its review along with advice from its independent compensation consultant, the Committee approved the following peer group (the “Peer Group”):

Managed Care Peers	Healthcare Services & Facilities	Financial & Insurance

☐ Centene Corporation	☐ AmerisourceBergen Corporation	☐ Aflac, Inc.

☐ Cigna Corporation	☐ Cardinal Health, Inc.	☐ Allstate Corporation

☐ CVS Health Corp	☐ DaVita Inc.	☐ MetLife, Inc.

☐ Elevance Health, Inc.	☐ HCA Healthcare, Inc.	☐ Progressive Corporation

☐ UnitedHealth Group Inc.	☐ Laboratory Corporation of America Holdings, Inc.	☐ Prudential Financial, Inc.

	☐ McKesson Corp	☐ The Travelers Companies, Inc.

☐ Walgreens Boots Alliance, Inc.

Compensation Discussion and Analysis • 2023 Proxy Statement | Humana	51

Humana’s 2022 Peer Group Financial Comparison

Plan Design and Award Decisions

Base Salary

On an annual basis, the Committee, in consultation with its independent compensation consultant, reviews the market data and current base salaries for our executives, considering adjustments as deemed appropriate. Salary increases, if any, must receive advance approval from the Committee. During its review, the Committee determined that base salary increases were necessary for certain of our executives in 2022 in order to maintain competitive market pay levels. In addition to market pay analysis, the 2022 determinations considered demonstration of enterprise value along with certain expansions of responsibilities. To support the Company’s efforts to drive $1 billion of additional value during 2022, the Committee further determined to delay base salary increases for our executives from becoming effective on March 1, 2022 to instead become effective on July 1, 2022. Applicable pay increases for all of the Company’s associates were treated with this same delayed effective date. The table below represents base salaries for our CEO and other NEOs as of July 1, 2022, compared to March 1, 2021.

Named Executive Officer	2022 Base Salary	2021 Base Salary

Bruce D. Broussard	$1,349,500	$1,349,500

Susan M. Diamond	$750,000	$750,000

T. Alan Wheatley	$665,000	$665,000

Timothy S. Huval	$663,000	$663,000

Joseph C. Ventura	$630,000	$575,000

Short-Term Incentives

Our enterprise short-term incentive (STI) is administered through the Associate Incentive Plan (AIP), a discretionary, annual cash-based incentive plan. The goal of our plan is to recognize and reward participating associates, including our executive officers, for their contributions to the Company’s overall performance, while also uniting associates around a common purpose for the year.

Associate Incentive Plan

The AIP plan year is effective January 1 through December 31 of each fiscal year. Associates who participate in other Company incentive plans, such as Sales Incentive/Commission Plans and Targeted Incentive Plans, are not dually eligible to participate in the AIP. Associates may not participate in more than one incentive plan. For our executive officers, the AIP is administered through the Executive Incentive Compensation Plan, as filed with the SEC on annual and quarterly reports on Form 10-K and Form 10-Q, respectively, and can be accessed on our website. From the www.humana.com website, click on “Investor Relations,” then click on “SEC Filings and Financial Reports,” and then click on “SEC Filings.”

52	Humana | 2023 Proxy Statement • Compensation Discussion and Analysis

AIP payout is calculated based on Annualized Base Salary during the AIP Performance Period, as defined under the AIP Plan Document. Annualized Base Salary under AIP excludes any unpaid leave or overtime and is pro-rated for the number of days eligible during the plan year. Refer to section entitled “2022 AIP Performance Results” for discussion of AIP payout of our Named Executive Officers.

On an annual basis the Committee, in consultation with its independent compensation consultant, reviews and approves the AIP as outlined below:

Compensation Discussion and Analysis • 2023 Proxy Statement | Humana	53

The Committee selected the following performance measures for the 2022 AIP, aligning our executives to the key financial and operational objectives of our overall strategy:

Adjusted Earnings Per Share (EPS)	50% Weighting	• Bottom-line measure of our organization’s profitability and is a common measure tracked by our stockholders. • The 2022 target represents an 11.6% year-over-year target increase. (Adjusted EPS)

Strategic Measures	15% Weighting

•   Strategic initiatives that will improve relationships with our providers, improve member health and position the organization for long-term sustainable growth.

•   Continued focus on transformation efforts specific to key short-term enablers that support long-term strategic outcomes: Advance digital capabilities, enhance customer experience and operational efficiency, develop and implement enterprise clinical strategies that improve health outcomes and lower cost, and create plan to deliver growth.

•   Refer to “A Closer Look at AIP Strategic Measures” below for additional details.

Net Promotor Score (NPSt)	14% Weighting

•   Aligned to our integrated care delivery strategy and focuses on being a consumer-centric organization that strives for continuous member experience improvement.

•   Reviewed and approved by the Company’s Internal Audit Consulting Group and results are independently validated and certified by a third-party.

•   Data collected from member surveys, using automated interactive voice response (IVR) technology after an interaction with our call center support team.

•   Investments and improvements made in our processes for measuring NPSt to enhance our ability to reach more members. As a result of these improvements and to ensure consistent measurement year-over-year, we reset our 2021 baseline NPSt for purposes of measuring NPSt progress in 2022 and future years.

•   The 2022 NPSt target represents a 2.1% increase above the 2021 reset baseline.

Membership Growth	14% Weighting	• Measures Medicare Advantage (MA) net membership growth during the year. • The target is set prior to the beginning of the Annual Election Period (AEP)

Member Retention	7% Weighting

•   Sustainable membership growth and improving member health outcomes is dependent on our ability to retain members year-over-year.

•   Measures MA and MAPD plan membership terminations as of December 31 with metric expressed as a voluntary termination rate (VTR).

54	Humana | 2023 Proxy Statement • Compensation Discussion and Analysis

In addition to the above performance measures, the Committee also established a funding gate for our management team, whereby no AIP would be paid unless the Company achieves threshold Adjusted EPS performance. Further, the terms of the plan provide that the performance measures determined by the Committee shall automatically adjust to reflect the impact of certain non-recurring events, including the impacts of merger, acquisition and disposition activity, changes in accounting standards, litigation or regulatory investigations outside of the ordinary course of business, restructuring activity outside of the ordinary course of business, business exit or disposal activities, and any extraordinary, natural disaster, unusual or infrequent event. However, the Committee retains the ability to exercise negative (but not positive) judgment with respect to the payout results regardless of the impact of any automatic adjustments.

Under our AIP, individual performance and contributions are taken into consideration when determining each associate’s final payout. For the 2022 AIP period, the Committee determined that contributions to the advancement of the Company’s inclusion and diversity efforts would continue to be included in the assessment of the individual performance of our executive officers and members of senior management levels, with the potential for an individual’s payout to be decreased (but not increased) in connection with the individual’s contributions to these efforts.

A Closer Look at AIP Strategic Measures

The Company has a set of strategic initiatives that, if achieved, will improve member health, improve relationships with our providers and position us for long-term sustainable growth. The Committee believes that having strategic measures embedded within the AIP targets is critical to help drive organizational focus and prioritization in advancing our long-term strategy. The 2022 strategic measures directly align to our integrated care approach. We saw encouraging progress in 2022 related to each strategic measure which has a positive, direct impact on our members.

Strategic Objectives & Priorities		AIP Strategic Measures
Best Health *Stretch Goal:* reduction in avoidable hospitalizations	• Value-based care in the home • Primary care at scale • Health solutions	Advance digital capabilities to digitally transform Humana and solve the highest value, prioritized business challenges in alignment with enterprise strategic objectives.
Simpler Care *Stretch Goal:* NPSr that exceeds the industry leader	• Personalized, omni-channel experience • Seamless pharmacy experience	Migrate customer voice interactions onto a centralized platform to enable personalized, onmi-channel interactions that improve growth, retention, and operational efficiency.
Integration *Stretch Goal:* Medicare Advantage (MA) members who use two (2) or more CenterWell services	• Integrated care delivery	Develop and implement enterprise clinical strategies that improve health outcomes and lower cost.
Growth *Stretch Goal:* Grow sustainable membership in MA and Medicaid business	• Customer acquisition and segmentation • Sustainable value creation	Create growth opportunities by reinvesting in our MA business and further expansion of our healthcare services capabilities.

Compensation Discussion and Analysis • 2023 Proxy Statement | Humana	55

2022 AIP Performance Results

In determining the funding rate for our NEOs under the 2022 AIP, the Committee reviewed the overall financial and operating results of the Company, evaluating them against the AIP performance ranges developed by the Committee in February 2022, and approving performance under AIP as follows:

Measure	Weighting	Minimum (50%)	Target (100%)	Maximum (200%)	Results	Performance Rate	Performance Weighting Under Plan
Adjusted EPS	50%	$22.20	$24.00	$25.80	$25.24	168.89%	84.44%
Net Promoter Score (NPSt)(1)	14%	50%	100%	200%	150.00%	150.00%	21.00%
Membership Growth	14%	270,000	350,000 - 375,000	455,000	156,000	0.00%	0.00%
Member Retention	7%	5%	10%	15%	27.00%	200.00%	14.00%
Strategic Measures (See “A Closer Look at AIP Strategic Measures”)	15%	0%	15%	30%	15.00%	0.00%	15.00%
				Final Performance Under Plan:			134.44%

(1)	Target NPSt represents the Company’s NPSt goal for the year. The spread between minimum/target and target/maximum is +/- 7.5% of the target goal.

In evaluating these results, the Committee began by noting that the metrics under the AIP were not subject to any automatic adjustments under the terms of the Plan, and management was not recommending any exceptions or other positive adjustments to performance under the Plan targets. The Committee also reviewed the performance of the Company as a whole, including the leadership of the management team in delivering strong financial returns while making significant advancements on its NPSt targets, member retention goals, and strategic priorities. The Committee also considered the Company’s successful execution on its $1 billion value creation plan to invest in its Medicare Advantage products to improve membership growth and position the Company to continue to drive shareholder value over the long-term.

Following this review, the Committee considered further the fact that performance under certain of the Company’s other incentive compensation plans for associates that do not participate in the AIP, but which are strategically important to the Company, had been adversely impacted by external factors that could not have been predicted in advance, and also by decisions taken by management to the benefit of the enterprise as a whole in the context of the $1 billion value creation plan. Noting that the cumulative effect of these factors resulted in performance under those plans that were not in-line with performance under the AIP, management recommended that the Committee exercise negative discretion with respect to the 2022 AIP in order to reallocate resources to incentivize and retain associates in these key strategic business areas.

Following this review, the Committee elected to accept management’s recommendation, and exercised appropriate negative discretion to reduce the AIP funding rate to 130.1% of the targeted total payout to allow for such additional funding to these other key strategic areas.

Named Executive Officer	2022 Annualized Base Salary	2022 Target Opportunity	Funding Rate	Actual Payout

Bruce D. Broussard	$1,349,465	175%		$3,072,394

Susan M. Diamond	$ 750,000	100%		$ 975,750

T. Alan Wheatley	$ 665,000	100%	130.1%	$ 865,165

Timothy S. Huval	$ 663,000	100%		$ 862,563

Joseph C. Ventura	$ 602,726	100%		$ 784,147

Long-Term Incentives

Our long-term incentives (LTI) provide a vital link between the long-term results achieved for our stockholders and the financial rewards provided to our NEOs. The Committee, in consultation with its independent compensation consultant, annually determines the aggregate amounts and terms of long-term incentive compensation awards for our executive officers using (i) compensation programs and competitive pay practices of peer companies and (ii) the outstanding equity information for each executive officer using tally sheets to examine the value of prior compensation decisions.

56	Humana | 2023 Proxy Statement • Compensation Discussion and Analysis

The Committee approved the following mix of long-term incentive awards granted in 2022 to our NEOs, reaffirming its commitment to performance-based compensation by maintaining the increase in weighting implemented in 2021:

Performance-Based Stock Units	Restricted Stock Units	Stock Options

55%	22.5%	22.5%

•  Reinforces our pay-for-performance culture

•  Focuses on three-year cumulative goals for adjusted return on invested capital (ROIC) and the advancement of key strategic measures

•  Measures the returns generated by investment in the Company and represents management’s ability to build long-term value for the organization

•  Correlates highly with value creation for our stockholders

•  Includes a relative Total Shareholder Return (rTSR) modifier that can adjust final award payouts up or down based on how the Company performs relative to the approved 2022 PSU Comparator Group (+/- 20%)

•  Promotes retention of our executive talent

•  Aligns executive officers’ interests with that of our stockholders

•  Allows executive officers to build stock ownership positions

•  Provides value regardless of stock price volatility

•  Offers long-term financial opportunities to our executives beyond salary

•  Aligns the interest of executive officers with stockholders by placing emphasis on long-term value creation through promoting growth in our stock price

•  Promotes connectedness with the Company and its long-term strategy, reinforcing the financial success of the organization

•  Offers long-term financial opportunities to our executives beyond salary

The Committee believes that a mix of long-term incentives, combined with performance measures and a rTSR modifier:

•	Aligns executives with the interests of our stockholders;

•	Allows executives to focus on measures they have the ability to influence while also satisfying stockholder expectations of using a relative measure;

•	Ensures that our long-term incentive compensation program is not overly dependent upon rTSR as an independent measure; and

•	Adjusts to general economic conditions that would impact all companies in our Peer Group.

The Committee approved the following 2022 stock-based compensation for the CEO and other NEOs:

Named Executive Officer	PSUs 55%(1)	RSUs 22.5%	Options 22.5%	Total 2022 LTI Award

Bruce D. Broussard	$6,806,250	$2,784,375	$2,784,375	$12,375,000

Susan M. Diamond	$1,595,000	$652,500	$652,500	$2,900,000

T. Alan Wheatley	$1,540,000	$630,000	$630,000	$2,800,000

Timothy S. Huval	$1,127,500	$461,250	$461,250	$2,050,000

Joseph C. Ventura	$1,127,500	$461,250	$461,250	$2,050,000

(1)	Performance-based restricted stock units are shown at target value.

Performance of our 2020-2022 Performance-Based Restricted Stock Units

In 2020, the Committee granted performance-based stock unit awards to our then-serving NEOs, with performance criteria for these awards based on the Company’s average adjusted return on invested capital (Adjusted ROIC)(1) against an established set of targets over the three-year period beginning January 1, 2020 and ending December 31, 2022, referred to herein as our “2020-2022 PSU Awards.” The 2020-2022 PSU Awards also included a rTSR that could adjust final payout results up or down based on the Company’s TSR ranking against an approved comparator group.

Compensation Discussion and Analysis • 2023 Proxy Statement | Humana	57

The following discloses the three-year cumulative goals included in the 2020-2022 PSU Awards, which provide for incremental payout between steps:

2020-2022 PSU Awards

	Minimum (50%)	Target (100%)	Maximum (200%)

Financial Measure: Adjusted ROIC	13.2%	14.55% - 14.85%	16.2%

✓ 3-Year Average ROIC target of 14.7%, with a target corridor of +/- 0.15%

✓ Spread between minimum/target and target/maximum of +/- 10%

✓ Incremental payout using linear interpolation if performance is within the ranges noted above

rTSR Modifier + /-20%

rTSR Modifier (2020 Peer Group as Comparator Group)

   Ranked on a percentile basis against peers; +/- 20% is determined after ROIC performance is measured, and is applied as follows (with maximum payout capped at 200% of target opportunity and incremental modification using linear interpolation if performance is within the ranges noted below):

< 25th Percentile:	- 20%

45th – 55th Percentile:	No Modifier Applied

> 75th Percentile:	+ 20%

(1)

For purposes of the 2020-2022 PSU Awards, we define Adjusted ROIC, which is a non-GAAP performance measure, as adjusted net operating profit after tax (Adjusted NOPAT) divided by average invested capital (AIC). Adjusted NOPAT, which is a non-GAAP financial measure, is defined as GAAP net operating income as adjusted for non-GAAP items consistent with those reported in our public earnings release plus tax effected interest expense. AIC is defined as average shareholder’s equity plus average debt minus parent company cash (excluding $500 million for required reserves). The terms of the 2020-2022 PSU Awards further provide that for purposes of determining results under the awards for any individual fiscal year within the performance period, the applicable elements of Adjusted ROIC shall automatically adjust to reflect the impact of certain non-recurring events, including the impacts of merger, acquisition and disposition activity, changes in accounting standards, litigation or regulatory investigations outside of the ordinary course of business, restructuring activity outside of the ordinary course of business, business exit or disposal activities, and any extraordinary, natural disaster, unusual or infrequent event. However, the Committee retains the ability to exercise negative (but not positive) judgment with respect to any award, regardless of the impact of any automatic adjustments.

When determining the vesting value of the 2020-2022 PSU Awards, the Committee reviewed final Company results showing a three-year cumulative Adjusted ROIC of 15.9% as determined under the terms of the 2020-2022 PSU Awards[, including certain automatic adjustments due to the impacts of acquisition activity and the extraordinary unusual and infrequent impacts experienced by the Company as a result of the COVID-19 pandemic during certain portions of the performance period, and a rTSR ranking in the 47.6th percentile of the comparator group. As part of this review, the Committee also noted that Adjusted ROIC and rTSR performance are a by-product of both the financial and operational performance of the Company over the three-year period. As such, the Committee took into account strong earnings, revenue and membership growth, TSR, and substantial progress made in executing on its long-term strategy over the performance period. This strategy includes moving from an insurance company with elements of health to a health company with elements of insurance. The Company took further steps to advance the quality of care delivered to the Company’s members, and significantly advanced its healthcare services platform through the expansion of its senior-focused, value-based primary care organization and the continued integration of its home health organization.

During its February 2023 meeting, based on the review described above, the Committee approved an award payout at 177.7% of target amounts, as determined under the terms of the 2020-2022 PSU Awards, with no discretionary exceptions or adjustments, as shown below.

	Final Result	Funding Rate	Modifier	Final Payout Results

Adjusted ROIC	15.9%	177.7%

rTSR Modifier	47.6th Percentile		0.00%

Final Payout				177.7%

The Committee determined the above results were appropriate given the substantial progress made on long-term initiatives and the strong financial performance achieved during the 3-year performance period.

58	Humana | 2023 Proxy Statement • Compensation Discussion and Analysis

Other Benefits and Perquisites

We operate in a highly competitive, complex and consolidating industry and offer certain benefits that we believe are critical to attract and retain talent. In general, our NEO’s are eligible for the same benefits as our associate population. We offer a limited number of perquisites to attract and retain our executives but we do not provide any tax reimbursements or “gross-ups” for these benefits.

Health and Retirement Benefits

• Our executive officers participate in the broad-based employee health and retirement programs under the same terms and conditions as all other eligible associates.

•  Such benefits include: medical, dental, vision, disability, wellness, life and accidental death and dismemberment (AD&D) insurance, as well as 401(k) retirement plan, supplemental 401(k) plan and the option to participate in our Nonqualified Deferred Compensation Plan.

Perquisites

• We provide limited perquisites to our executive officers, which are aligned with market practices and are reviewed on a regular basis.

•  Perquisites may include limited personal use of the Company aircraft, personal security, personal executive support services, an annual physical, a matching charitable gift program, a supplemental life insurance benefit, financial planning assistance, and, if applicable, relocation assistance.

Executive Severance and Change in Control

•  The Severance Policy provides for benefits in the event employment is terminated without cause, for a defined severance period during which certain restrictive covenants would apply (e.g., non-compete, non-solicit and non-disparagement covenants):

-  CEO: 24 months base salary and target bonus, with two-year restrictive covenants

-  Other NEOs: 18 months base salary only, with 18-month restrictive covenants

•  The Change in Control Policy (CIC Policy) provides for benefits in the event that employment is terminated under certain circumstances in connection with a Change in Control transaction, with restrictive covenants binding the executive during the applicable severance period:

-  CEO: lump sum payment of 30 months base salary and target bonus, with 30-month restrictive covenants

-  Other NEOs: lump sum payment of 24 months base salary and target bonus, with 24-month restrictive covenants

Compensation Discussion and Analysis • 2023 Proxy Statement | Humana	59

Compensation Risk Management, Policies and Practices

We review our compensation programs to ensure appropriate governance and risk management practices. We believe that our policies and practices align with evolving best practices, while ensuring appropriate balance of risk and reward. Certain key risk management policies that pertain to executive compensation are as follows:

Clawback Policy

•  Our Compensation Recoupment Policy covers each of our executive officers and applies to incentive compensation, including any cash incentive or equity award paid or awarded during the period in which he or she is designated as an executive officer. For all executive officers, the Company may recoup such incentive compensation in the event of: (a) a material restatement of the Company’s financial statements if an executive officer engaged in fraud, negligence or other misconduct that contributed to the need for the material restatement; or (b) certain specified conduct that in the discretion of the Committee, is likely to cause or has caused material financial, operational or reputational harm to the Company.

Hedging and Pledging Policy

•  All employees and Board Directors are prohibited from engaging in short-term, speculative transactions in Company securities and therefore prohibits any hedging or pledging of Company securities, including puts, calls or other derivative securities.

Stock Ownership Guidelines

• Our stock ownership guidelines link a significant amount of our executives’ current and potential net worth to the Company’s success in alignment with the interests of our stockholders.

•  Ownership guidelines are expressed as a multiple of base salary and must be held until the relevant multiple is reached and maintained thereafter, as follows:

-  Chief Executive Officer: 7x base salary

-  CEO Direct Reports (including all NEOs): 3x base salary

-  Senior Vice Presidents: 1x base salary

Insider Trading Policy

• All employees and Board Directors (and their respective immediate family and household members) are prohibited from “tipping” or trading on inside information.

•  The policy expressly prohibits purchasing or selling any securities of the Company (including, without limitation, a gift, loan, pledge or hedge, contribution to a trust, or any other sale or transfer, regardless of how the securities are held), while aware of material, non-public information concerning the Company.

60	Humana | 2023 Proxy Statement • Compensation Discussion and Analysis

Organization & Compensation Committee Report

The Organization & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2022 with management. In reliance on these reviews and discussions, the Organization & Compensation Committee recommended to the Company’s Board of Directors, and the Board of Directors has approved, the inclusion of this Compensation Discussion and Analysis in this proxy statement.

All members of the Organization & Compensation Committee of the Company whose names follow submit the foregoing report:

ORGANIZATION & COMPENSATION COMMITTEE

James J. O’Brien, Chairman

Wayne A. I. Frederick, M.D.

David A. Jones, Jr.

Jorge S. Mesquita

*

We have included an Adjusted EPS financial measure (not in accordance with Generally Accepted Accounting Principles (GAAP)) in our proxy statement as we believe that this measure, when presented in conjunction with the comparable GAAP measure, is useful to both management and its investors in analyzing our ongoing business and operating performance. Consequently, we use this non-GAAP financial measure as an indicator of business performance, as well as for operational planning and decision-making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The following excluded items are not recurring parts of our operating plan: (i) amortization expense for identifiable intangibles of approximately $81 million pretax; (ii) put/call valuation adjustments of approximately $68 million associated with the Company’s non-consolidating minority interest investments; (iii) transaction and integration costs of approximately $105 million; (iv) change in fair market value of publicly-traded equity securities of $123 million; (v) charges associates with productivity initiatives related to the previously disclosed $1 billion value creation plan of approximately $473 million; and (vi) gain related to the sale of 60 percent interest in Kindred at Home Hospice in August 2022 of approximately $237 million. To arrive at GAAP EPS of $22.08: (i) amortization associated with identifiable intangibles of $0.64 per diluted common share; (ii) put/call valuation adjustments associated with the Company’s non-consolidating minority interest investments of $0.53 per diluted common share; (iii) transaction and integration costs of approximately $0.83 per diluted common share; (iv) change in fair market value of publicly-traded equity securities of $0.97 per diluted common share; (v) charges associates with productivity initiatives related to the previously disclosed $1 billion value creation plan of approximately $3.72 per diluted common share; (vi) gain related to the sale of 60 percent interest in Kindred at Home Hospice in August 2022 of approximately $1.86 per diluted common share; and (vii) cumulative net tax impact of all preceding adjustments of approximately $1.67 per diluted common share. We encourage each stockholder to read the full financial analysis for year ended December 31, 2022 contained in our Annual Report on Form 10-K, filed with the SEC on February 16, 2023.

Organization & Compensation Committee Report • 2023 Proxy Statement | Humana	61

Executive Compensation

Summary Compensation Table

The following Summary Compensation Table shows the compensation earned for the time period served as a named executive officer during the last three fiscal years by (i) Bruce D. Broussard, our President and Chief Executive Officer; (ii) Susan M. Diamond, our Chief Financial Officer; and (iii) each of our three other highest compensated executive officers serving at December 31, 2022 (we collectively refer to these officers in this proxy statement as our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)

Bruce D. Broussard, President and Chief Executive Officer	2022	1,349,465	—	9,638,547	2,785,410	3,072,394	—	353,028	17,198,844
	2021	1,349,465	—	9,828,769	2,779,774	2,125,407	—	444,621	16,525,036
	2020	1,349,465	—	8,510,832	2,809,535	3,292,020	—	527,787	16,489,639

Susan M. Diamond, Chief Financial Officer	2022	750,000	—	2,258,317	652,754	975,750	—	174,177	4,810,998
	2021	640,962	—	1,861,200	813,976	576,866	—	168,477	4,061,481

T. Alan Wheatley, Segment President, Retail	2022	665,000	—	2,180,533	630,221	865,165	—	131,219	4,472,138
	2021	657,308	—	2,192,247	620,002	591,577	—	161,090	4,222,224
	2020	625,000	—	1,815,538	599,354	871,250	—	169,064	4,080,206

Timothy S. Huval, Chief Administrative Officer	2022	663,000	—	1,596,932	461,458	862,563	—	150,617	3,734,570
	2021	660,500	—	1,616,410	457,098	594,450	—	173,565	3,502,023
	2020	650,000	—	1,286,194	424,533	906,100	—	205,608	3,472,435

Joseph C. Ventura, Chief Legal Officer	2022	600,596	—	1,596,932	461,458	784,147	—	155,664	3,598,797

(1)

The amounts listed under the column “Stock Awards” in the Summary Compensation Table above disclose the aggregate grant date fair value of equity awards granted in fiscal years 2020, 2021 and 2022, calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” Note 14 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2022, describes the assumptions used to determine the grant date fair value for overall Company equity awards. Performance-based units are disclosed at target value — for a presentation of the ranges of potential values of these performance-based awards at vesting dependent upon the achievement of performance measures, please refer to the table entitled, “Grants of Plan-Based Awards” in this proxy statement.

The aggregate grant date fair value of each 2022 performance-based restricted stock unit award assuming that the highest level of performance conditions will be achieved is as follows:

Named Executive Officer	Grant Date Fair Value

Bruce D. Broussard	$13,612,811

Susan M. Diamond	$ 3,189,613

T. Alan Wheatley	$ 3,079,949

Timothy S. Huval	$ 2,255,342

Joseph C. Ventura	$ 2,255,342

(2)

The amounts listed under the “Option Awards” column in the Summary Compensation Table above disclose the aggregate grant date fair value of stock option awards granted in fiscal years 2020, 2021 and 2022, calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” Note 14 to the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2022, describes the assumptions used to determine the grant date fair value for overall Company stock options.

62	Humana | 2023 Proxy Statement • Executive Compensation

The assumptions used for valuing the Named Executive Officers’ stock options as a group, applying the Black-Scholes methodology, were as follows:

	2022	2021	2020

Weighted Average Fair Value at Grant Date	$113.35	$92.21	$69.73

Expected Option Life (Years)	3.6	3.7	4.0

Expected Volatility	36.1%	33.8%	24.9%

Risk Free Interest Rate	1.8%	0.4%	1.2%

Dividend Yield	0.7%	0.7%	0.7%

(3)

For a discussion of the potential ranges that could have been earned in 2022 under our short-term incentive compensation plan, refer to the table entitled, “Grants of Plan-Based Awards,” and for a discussion of the actual amounts awarded to our Named Executive Officers in light of the Company’s performance, see the section entitled, “Compensation, Discussion and Analysis — Plan Design and Award Decisions — Short-Term Incentives — 2022 AIP Performance Results” in this proxy statement.

(4)

The amounts listed under the column entitled “All Other Compensation” in the Summary Compensation Table above include: Company contributions to the Humana Retirement Equalization Plan and the Humana Retirement Savings Plan; personal use of Company aircraft; a matching charitable gift program; financial planning assistance; personal security; basic life insurance premiums; wellness incentives; and physicals, as further described in the table below. This table does not include earnings on the Company’s deferred compensation plans—see the section entitled “Nonqualified Deferred Compensation” below for a discussion of earnings under such plans.

	Company Contributions to Humana Retirement Equalization Plan ($)(a)	Company Contributions to Humana Retirement Savings Plan ($)	Personal Use of Company Aircraft ($)(b)	Matching Charitable Contributions ($)	Financial Planning ($)	Other ($)(c)
Bruce D. Broussard	237,740	22,875	23,516	40,000	18,865	10,032
Susan M. Diamond	76,640	22,875	21,426	29,810	18,970	4,456
T. Alan Wheatley	71,368	22,875	0	12,400	18,970	5,606
Timothy S. Huval	71,434	22,875	0	30,000	18,970	7,338
Joseph C. Ventura	60,333	22,875	16,723	30,000	18,970	6,763

(a)	This amount is also listed in the Nonqualified Deferred Compensation table.
(b)	The costs of personal use of Company aircraft was based on the aggregate incremental costs to the Company, including the lost tax deduction to the Company and personal deadhead hours.
(c)	Includes basic life insurance premiums, personal security, wellness incentives and physicals.

Grants of Plan-Based Awards

The following table provides information about equity awards granted in 2022 under our Amended and Restated Stock Incentive Plan, which we refer to as the Stock Plan, and the range of potential payments earned in 2022 under our short-term incentive compensation plan. A discussion of the features of each type of award is included in the footnotes that follow the table.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(4) (j)	Exercise or Base Price of Option Awards ($/Sh)(5) (k-1)	Closing Market Price on Grant Date ($/Sh) (k-2)	Grant Date Fair Value of Stock and Option Awards ($)(6) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

Bruce D. Broussard	03/01/2022	1,180,813	2,361,625	4,723,250

	02/21/2022				6,405	16,013	32,026				421.75

	02/21/2022							6,551			421.75

	02/21/2022								235	425.0550	421.75	27,579

	02/21/2022								23,499	425.0550	421.75	2,757,831

Susan M. Diamond	03/01/2022	375,000	750,000	1,500,000

	02/21/2022				1,500	3,752	7,504				421.75

	02/21/2022							1,535			421.75

	02/21/2022								235	425.0550	421.75	27,579

	02/21/2022								5,327	425.0550	421.75	625,174

T. Alan Wheatley	03/01/2022	332,500	665,000	1,330,000

	02/21/2022				1,449	3,623	7,246				421.75

	02/21/2022							1,482			421.75

Executive Compensation • 2023 Proxy Statement | Humana	63

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(4) (j)	Exercise or Base Price of Option Awards ($/Sh)(5) (k-1)	Closing Market Price on Grant Date ($/Sh) (k-2)	Grant Date Fair Value of Stock and Option Awards ($)(6) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

	02/21/2022								235	425.0550	421.75	27,579

	02/21/2022								5,135	425.0550	421.75	602,641

Timothy S. Huval	03/01/2022	331,500	663,000	1,326,000

	02/21/2022				1,061	2,653	5,306				421.75

	02/21/2022							1,085			421.75

	02/21/2022								235	425.0550	421.75	27,579

	02/21/2022								3,697	425.0550	421.75	433,878

Joseph C. Ventura	03/01/2022	280,000	630,000	1,120,000

	02/21/2022				1,061	2,653	5,306				421.75

	02/21/2022							1,085			421.75

	02/21/2022								235	425.0550	421.75	27,579

	02/21/2022								3,697	425.0550	421.75	433,878

(1)

Amounts calculated based upon annualized base salary, rather than actual amounts paid, for 2022. The actual payment of incentive compensation is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table under “Executive Compensation” in this proxy statement. In 2022, for our CEO, the threshold, target and maximum opportunity, as a percentage of base salary, were 88%, 175% and 350%, respectively, and for our other Named Executive Officers, were 50%, 100% and 200%.

(2)

In 2022, our Named Executive Officers were awarded 55% of their equity awards in the form of performance-based restricted stock units, with performance criteria based upon three-year cumulative goals with a financial measure of adjusted return on invested capital (ROIC) and modifier based on three-year relative total shareholder return (rTSR) of the Company relative to the TSR of the Company’s peer group over the same period. The performance-based units generally vest three years from the date of grant to the extent that the underlying performance targets have been met and the Named Executive Officer continues to be employed through the applicable vesting date.

(3)

In 2022, our Named Executive Officers were awarded 22.5% of their equity grants in the form of time-based restricted stock units. The restricted stock units generally vest in equal annual one-third installments beginning in the year of grant, to the extent the Named Executive Officer continues to be employed through the applicable vesting date.

(4)

In 2022, our Named Executive Officers were awarded 22.5% of their equity grants in the form of stock options. Stock options awarded to our Named Executive Officers are incentive stock options to the extent allowed by regulation and the balance are treated as nonqualified stock options. Stock options granted to our Named Executive Officers vest and become exercisable in equal annual one-third installments from the date of grant. The above options expire seven years from the date of grant. The exercise price may be paid in cash or, at the discretion of the Committee, in Shares of our common stock valued at the fair market value on the date of exercise or any combination thereof. Under our Stock Plan, the Board may not reduce the exercise price for options or stock appreciation rights by re-pricing or replacing any option award.

(5)

Options under our Stock Plan cannot be granted at less than the Fair Market Value, defined in our Stock Plan as the average of the highest and lowest reported sales prices of our common stock in transactions reported on the composite tape by the NYSE on the grant date. Our Stock Plan was approved by our Board of Directors and by our stockholders.

(6)

Discloses the aggregate grant date fair value of restricted stock unit awards and stock option awards granted in the fiscal year, calculated in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” Performance-based restricted stock unit awards are disclosed at target value, based upon the probable outcome of the performance conditions.

64	Humana | 2023 Proxy Statement • Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the stock option, restricted stock units and performance-based restricted stock unit holdings of our Named Executive Officers as of December 31, 2022.

		Option Awards					Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($/Sh) (e)	Option Expiration Date (f)		Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(14)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) N/A (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) N/A (j)

Bruce D. Broussard	0	13,430		350.7875	02/24/2027	(4)

	10,141	20,284		376.6100	02/22/2028	(5)

	0	23,734		425.0550	02/21/2029	(7)

							2,465	(8)	1,262,548

							4,368	(10)	2,237,246

										32,070	(11)	16,425,934

										18,072	(12)	9,256,298

										6,405	(13)	3,280,577

Susan M. Diamond	0	1,443		350.7875	02/24/2027	(4)

	0	3,016		376.6100	02/22/2028	(5)

	1,264	2,529		428.6767	08/01/2028	(6)

	0	5,562		425.0550	02/21/2029	(7)

							367	(8)	187,974

							622	(9)	318,592

							1,024	(10)	524,483

										3,420	(11)	1,751,690

										2,687	(12)	1,376,255

										1,500	(13)	768,285

T. Alan Wheatley	459	0		217.4150	03/08/2024	(1)

	372	0		268.4700	02/19/2025	(2)

	324	0		307.9650	02/25/2026	(3)

	0	2,865		350.7875	02/24/2027	(4)

	0	4,524		376.6100	02/22/2028	(5)

	0	5,370		425.0550	02/21/2029	(7)

							550	(8)	281,705

							988	(10)	506,044

										6,842	(11)	3,504,404

										4,031	(12)	2,064,638

										1,449	(13)	742,164

Timothy S. Huval	324	0		307.9650	02/25/2026	(3)

	0	2,030		350.7875	02/24/2027	(4)

	0	3,336		376.6100	02/22/2028	(5)

	0	3,932		425.0550	02/21/2029	(7)

							406	(8)	207,949

							724	(10)	370,826

										4,846	(11)	2,482,073

										2,972	(12)	1,522,229

										1,061	(13)	543,434

Executive Compensation • 2023 Proxy Statement | Humana	65

		Option Awards					Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($/Sh) (e)	Option Expiration Date (f)		Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(14)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) N/A (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) N/A (j)

Joseph C. Ventura	3,104	1,552		350.7875	02/24/2027	(4)

	1,532	3,066		376.6100	02/22/2028	(5)

	0	3,932		425.0550	02/21/2029	(7)

							373	(8)	191,047

							724	(10)	370,826

										3,706	(11)	1,898,177

										2,731	(12)	1,398,791

										1,061	(13)	543,434

(1)	Options granted on March 8, 2017, that vested fully three years from the date of grant.
(2)	Options granted on February 19, 2018, that vested ratably over three years with full vesting on February 19, 2021.
(3)	Options granted on February 25, 2019, vesting ratably over three years with full vesting on February 25, 2022.
(4)	Options granted on February 24, 2020, vesting ratably over three years with full vesting on February 24, 2023.
(5)	Options granted on February 22, 2021, vesting ratably over three years with full vesting on February 22, 2024.
(6)	Options granted on August 1, 2021, vesting ratably over three years with full vesting on August 1, 2024.
(7)	Options granted on February 21, 2022, vesting ratably over three years with full vesting on February 21, 2025.
(8)	Restricted stock units awarded on February 22, 2021, vesting ratably over three years with an initial tranche vested on December 15, 2021, and full vesting on December 15, 2023.
(9)	Restricted stock units awarded on August 1, 2021, vesting ratably over three years with an initial tranche vesting on August 1, 2022, and full vesting on August 1, 2024.
(10)	Restricted stock units awarded on February 21, 2022, vesting ratably over three years with an initial tranche vested on December 15, 2022, and full vesting on December 15, 2024.
(11)

Performance-based restricted stock units awarded on February 24, 2020, vesting fully three years from the date of grant. The number of Shares reported is based upon achievement of maximum performance goals.

(12)

Performance-based restricted stock units awarded on February 22, 2021, vesting fully three years from the date of grant. The number of Shares reported is based upon achievement of target performance goals.

(13)

Performance-based restricted stock units awarded on February 21, 2022, vesting fully three years from the date of grant. The number of Shares reported is based upon achievement of threshold performance goals.

(14)	Based on the closing stock price on December 30, 2022 of $512.19.

Option Exercises and Stock Vested

The following table provides information on the stock options exercised by, and Shares acquired upon the vesting of restricted stock units held by, our Named Executive Officers in 2022. Options exercised or vested restricted stock units may or may not have been sold by a particular Named Executive Officer, and the inclusion in this table of such information should not be understood to imply the actual receipt of monies.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)

Bruce D. Broussard	40,702	9,365,142	37,074	16,476,092

Susan M. Diamond	3,945	810,290	4,162	1,928,086

T. Alan Wheatley	15,570	3,617,813	7,433	3,315,275

Timothy S. Huval	7,437	1,202,151	5,666	2,522,225

Joseph C. Ventura	3,592	921,310	3,687	1,664,215

(1)

The Value Realized on Exercise is based on the difference between the Fair Market Value of our common stock as reported by the NYSE composite tape and the exercise price of the options on the date of exercise.

(2)	The Value Realized on Vesting is based on the Fair Market Value of our common stock as reported on the composite tape by the NYSE on the date of vesting.

66	Humana | 2023 Proxy Statement • Executive Compensation

Nonqualified Deferred Compensation

The following table and narrative that follows provides information on contributions and earnings for the Humana Retirement Equalization Plan and the Humana Deferred Compensation Plan for the Named Executive Officers in 2022.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)(1)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Bruce D. Broussard	—	237,740	(476,733)	—	2,997,722

Susan M. Diamond	—	76,640	(10,426)	—	399,674

T. Alan Wheatley	—	71,368	(137,686)	—	987,994

Timothy S. Huval	—	71,434	10,087	—	815,684

Joseph C. Ventura	—	60,333	(31,711)	—	241,723

(1)

The amounts listed above under Registrant Contributions in Last Fiscal Year (column c) are also included under the “All Other Compensation” column of the Summary Compensation Table in this proxy statement.

We have a 401(k) plan, the Humana Retirement Savings Plan, and a nonqualified, unfunded, defined contribution plan, the Humana Retirement Equalization Plan. The Internal Revenue Code imposes limitations on the contributions that may be made to a qualified plan, like our Humana Retirement Savings Plan. In 2022, once an individual is paid $305,000 in compensation, both individual and Company contributions to the Pretax Savings Account of the Humana Retirement Savings Plan must cease. Any Company matching contributions that would have been made to the Pretax Savings Account of the Humana Retirement Savings Plan are credited to the Pretax Savings Account of the Humana Retirement Equalization Plan.

The benefits accrued under the Humana Retirement Equalization Plan are those Company contributions that cannot be made to the qualified Humana Retirement Savings Plan because of the IRS limitations. The maximum percentage of compensation (base salary and incentive compensation) that can be contributed by a highly compensated employee to the Humana Retirement Savings Plan is 35% for 2022. The Company matches 125% of the first 6% of employee salary deferrals. Accruals under the Humana Retirement Equalization Plan, which is unfunded, are deemed to be invested in the accounts selected by the participants. The Humana Retirement Equalization Plan allows daily rebalancing of funds and allows direction of investment elections. Benefits in the Humana Retirement Equalization Plan, as directed by the participants, are distributable upon termination of employment, death, total disability, retirement or a change in control of the Company. Distribution of benefits may take the form of a lump sum payment or periodic installments not to exceed twenty (20) years — if the Humana Retirement Equalization Plan balance exceeds $100,000. All of the Named Executive Officers, except Mr. Broussard (who elected installments for 10 years following termination), eligible for a contribution under the Humana Retirement Equalization Plan in 2022 will receive a lump sum payment upon termination.

We also maintain a Humana Deferred Compensation Plan, which is designed to provide certain key employees of the Company and its subsidiaries with the opportunity to defer receipt of a portion of certain incentive compensation to which they may become entitled while the plan is in effect. The Humana Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan that is maintained for the purpose of allowing deferred compensation to certain highly-compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, whose annual rate of base compensation exceeds the limitation provided in IRS Code Section 401(a)(17) for the plan year. For 2022, participants may elect to have the payment of up to 80% of his or her incentive compensation for a plan year deferred pursuant to the Humana Deferred Compensation Plan; provided, that such amount must be equal to or greater than $25,000. If a participant’s deferral election results in a deferral amount of less than $25,000, then the deferral amount shall be zero. Deferral elections under the Humana Deferred Compensation Plan are made annually and are irrevocable. The deferral account accrues interest using the established two-year U.S. Treasury note rate. Distributions from the Humana Deferred Compensation Plan are distributable upon the payment commencement date, as determined upon the participant’s deferral election, which may be (i) the date that is six months following the date of the participant’s separation from the Company; (ii) a date specified by the participant in his or her deferral election; or (iii) the earlier of either the date that is six months following the date of (i) or (ii). Distributions may take the form of a lump sum payment or periodic installments (quarterly or annually) not to exceed ten (10) years — if the deferral balance is less than $100,000, then payment will be made in lump sum regardless of the participant’s election. During 2022, none of our Named Executive Officers participated in the Humana Deferred Compensation Plan.

Executive Compensation • 2023 Proxy Statement | Humana	67

Potential Payments Upon Termination or Change in Control of the Company

In accordance with our past disclosure practice, the table below discloses amounts payable to our Named Executive Officers under various scenarios had such occurred as of December 31, 2022. The Named Executive Officers would each receive certain payments upon termination from the Company which vary in amount depending on the reason for termination. Each Named Executive Officer would also receive a specified payment in connection with a change in control of the Company. The table below provides dollar amounts for all potential payments that would be paid by us to each Named Executive Officer under various scenarios involving either a termination or a change in control. The payments to our Named Executive Officers are governed by the various agreements or arrangements described in the footnotes to the table. The timing of the payments described below to the Named Executive Officers may also be subject to the provisions of Section 409A which may delay payment.

Name and Form of Payment	Voluntary Termination $ (a)	Involuntary Termination without Cause $ (b)	Involuntary Termination for Cause $ (c)	Retirement(5) $ (d)	Death or Disability(2) $ (e)	Change in Control(3) $ (f)

Bruce D. Broussard

• Severance(1)	0	7,422,250	0	0	0	9,277,813

• Life, Health & Other Benefits(6)	0	0	0	0	0	58,055

• Stock Options (accelerated)(2)	0	0	0	0	6,876,938	6,876,938

• Restricted Stock Units (accelerated)(2)	0	0	0	0	29,157,809	29,157,809

• Subtotal: Termination Related Payments	0	7,422,250	0	0	36,034,747	45,370,615

• Stock Options (vested)(2)	1,355,700	1,355,700	0	1,355,700	1,355,700	1,355,700

• Supplemental Retirement Plan(4)	2,997,722	2,997,722	2,997,722	2,997,722	2,997,722	2,997,722

Subtotal: Currently Vested Amounts	4,353,422	4,353,422	2,997,722	4,353,422	4,353,422	4,353,422

• Mr. Broussard’s Totals	4,353,422	11,775,672	2,997,722	4,353,422	40,388,169	49,724,037

Susan M. Diamond

• Severance(1)	0	1,125,000	0	0	0	3,000,000

• Life, Health & Other Benefits(6)	0	0	0	0	0	38,184

• Stock Options (accelerated)(2)	0	0	0	0	1,312,286	1,312,286

• Restricted Stock Units (accelerated)(2)	0	0	0	0	5,201,060	5,201,060

• Subtotal: Termination Related Payments	0	1,125,000	0	0	6,513,346	9,551,530

• Stock Options (vested)(2)	171,435	171,435	0	171,435	171,435	171,435

• Supplemental Retirement Plan(4)	399,674	399,674	399,674	399,674	399,674	399,674

Subtotal: Currently Vested Amounts	571,109	571,109	399,674	571,109	571,109	571,109

• Ms. Diamond’s Totals	571,109	1,696,109	399,674	571,109	7,084,455	10,122,639

Timothy S. Huval

• Severance(1)	0	994,500	0	0	0	2,652,000

• Life, Health & Other Benefits(6)	0	0	0	0	0	54,208

• Stock Options (accelerated)(2)	0	0	0	0	1,104,937	1,104,937

• Restricted Stock Units (accelerated)(2)	0	0	0	0	4,698,738	4,698,738

• Subtotal: Termination Related Payments	0	994,500	0	0	5,803,675	8,509,883

• Stock Options (vested)(2)	65,555	65,555	0	65,555	65,555	65,555

• Supplemental Retirement Plan(4)	815,684	815,684	815,684	815,684	815,684	815,684

Subtotal: Currently Vested Amounts	881,239	881,239	815,684	881,239	881,239	881,239

• Mr. Huval’s Totals	881,239	1,875,739	815,684	881,239	6,684,914	9,391,122

68	Humana | 2023 Proxy Statement • Executive Compensation

Name and Form of Payment	Voluntary Termination $ (a)	Involuntary Termination without Cause $ (b)	Involuntary Termination for Cause $ (c)	Retirement(5) $ (d)	Death or Disability(2) $ (e)	Change in Control(3) $ (f)

Joseph C. Ventura

• Severance(1)	0	945,000	0	0	0	2,520,000

• Life, Health & Other Benefits(6)	0	0	0	0	0	53,863

• Stock Options (accelerated)(2)	0	0	0	0	992,598	992,598

• Restricted Stock Units (accelerated)(2)	0	0	0	0	4,266,513	4,266,513

• Subtotal: Termination Related Payments	0	945,000	0	0	5,259,111	7,832,974

• Stock Options (vested)(2)	699,917	699,917	0	699,917	699,917	699,917

• Supplemental Retirement Plan(4)	241,723	241,723	241,723	241,723	241,723	241,723

Subtotal: Currently Vested Amounts	941,640	941,640	241,723	941,640	941,640	941,640

• Mr. Ventura’s Totals	941,640	1,886,640	241,723	941,640	6,200,751	8,774,614

(1) Severance Policy

We have a Severance Policy that covers all of our Named Executive Officers, or NEOs. Under the Severance Policy our NEOs, if involuntarily terminated for reasons not meeting the definition of Cause, would receive salary continuation during the Severance Period (24 months for the CEO; eighteen (18) months for other NEOs) following the termination date at their respective Severance Rate. The Severance Rate for all NEOs is equal to their then current Annual Base Salary, with the CEO’s Severance Rate also including the target annual incentive compensation calculated as if goals had been met during the Company’s then-current fiscal year, pursuant to the relevant incentive compensation plan. All other terminated Named Executive Officers would remain eligible to receive prorated incentive compensation to be paid at the normal time after year end, provided plan targets and other plan provisions were met. The calculations in the table assume a December 31, 2022 termination and incentive compensation for the full year at the target threshold.

Under the terms of the Severance Policy, each Named Executive Officer is required to enter into a written agreement containing certain restrictive covenants, including, non-compete and non-solicitation provisions as well as provisions relating to non-disparagement and cooperation, in each case for the duration of the applicable Severance Period.

(2) Stock Option and Restricted Stock Unit Agreements

At December 31, 2022, the NEOs have stock options and restricted stock units (with both time-based and performance-based vesting) outstanding under our Stock Plan. The treatment of these equity awards will vary depending upon the nature of the termination. The amounts disclosed in the table assume treatment of stock options and restricted stock units based on the December 30, 2022 fair market value of $510.295.

Voluntary Termination. Under the Stock Plan, upon a voluntary termination for reasons not having to do with Cause or Retirement, in each case as defined below, each NEO would have 90 days to exercise any vested options, but in no event beyond the expiration date. Any unvested stock options held by our NEOs would be forfeited. Any unvested restricted stock units held by our NEOs would also be forfeited upon a voluntary termination for reasons not having to do with Cause or Retirement, in each case as defined below; provided, however, that the Committee may determine, in its sole discretion, that the restrictions on some or all of such unvested restricted stock units shall immediately lapse upon such termination.

Involuntary Termination Without Cause. Under the Stock Plan, upon an involuntary termination by the Company for reasons other than Cause, each NEO would have 90 days to exercise any vested options, but in no event beyond the expiration date. Any unvested stock options held by our NEOs would be forfeited. Any unvested restricted stock units held by our NEOs would also be forfeited. In addition, our equity grant agreements contain non-compete and non-solicit provisions that only remain in full force and effect following an involuntary termination by the Company for reasons other than Cause if we pay an amount at least equal to the NEO’s then current annual base salary. Any such amounts that could be paid post-termination to enforce non-compete and non-solicit provisions are not included in the table above.

Involuntary Termination for Cause. Under the Stock Plan, in the event of termination for Cause, all options and unvested restricted stock units are forfeited for all NEOs, regardless of whether the options are vested. Under the Stock Plan, Cause is defined as “a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.”

Executive Compensation • 2023 Proxy Statement | Humana	69

Retirement. Under the Stock Plan, an eligible Retirement means a combination of age and years of service with the Company totaling 65 or greater, with a minimum required age of 55 and a minimum requirement of five years of service. In the event of an eligible Retirement by a NEO, any outstanding options and restricted stock units will vest pro rata on the next scheduled vesting date, and any remaining outstanding options or restricted stock units would then be forfeited.

Death or Disability. Under the Stock Plan, in the event of death or Disability of a NEO, all outstanding options shall become immediately exercisable in full and the NEO, or his estate or representative shall have two years to exercise the options regardless of the expiration date. Under the Stock Plan, in the event of death or Disability of a NEO, any unvested restricted stock units shall immediately vest, and any unvested Shares of performance-based restricted stock units will vest at the target level.

Change in Control. Under the Stock Plan, in the event of a termination other than for Cause or resignation for Good Reason within two years following a Change in Control, (x) all outstanding options shall become immediately exercisable in full and the NEO shall have two years to exercise the options, but in no event beyond the expiration date, and (y) any unvested restricted stock units shall immediately vest, and any unvested Shares of performance-based restricted stock units will vest at the target level.

(3) Change in Control Policy and Benefits

We have a Change in Control Policy (CIC Policy), as adopted by the Organization & Compensation Committee. For the period ended December 31, 2022, all of our NEOs, including the CEO were eligible under the CIC Policy. The CIC Policy provides certain benefits in the event an eligible employee’s employment is terminated by the Company without Cause or by the employee with Good Reason within twenty-four months following a Change in Control, or by the Company without Cause under certain circumstances prior to a Change in Control. The table assumes treatment of each NEO under the CIC Policy.

Under the CIC Policy for the period ended December 31, 2022, NEOs would be entitled to receive a Cash Severance equal to twice the sum of each individual’s Annual Base Salary, excluding the CEO whose Cash Severance is equal to two and one-half times Annual Base Salary, as well as the target incentive compensation payable to him or her. Assuming a Change in Control and subsequent termination event had occurred at December 31, 2022, the payments set forth in the table above would have been made within fifteen business days of the termination event (or such later date as may be required by Section 409A) by the surviving company in the Change in Control. See the discussion herein under Note 3 regarding Change in Control treatment of equity compensation.

Further, under the CIC Policy, each NEO is entitled to receive all life insurance, health insurance, dental insurance, accidental death and dismemberment insurance and disability insurance under plans and programs in which the NEO and/or the NEO’s dependents and beneficiaries participated immediately prior to the date of termination. These benefits shall continue for 18 months following termination. These benefits are valued at the amounts listed in the table above for the applicable period.

Pursuant to our long-standing Company policy, the CIC Policy does not include an excise tax gross-up provision with respect to payments contingent upon a change in control.

(4) Pension and Retirement Plans

In the event of termination, each NEO would receive their account balance under the Humana Retirement Equalization Plan and the Humana Deferred Compensation Plan, as disclosed in the Nonqualified Deferred Compensation table, together with their Humana Retirement Savings Plan benefit. The Humana Retirement Savings Plan is a qualified 401(k) plan generally available to all Humana associates.

The Humana Retirement Savings Plan amounts are payable under various forms of distribution, the specific form to be elected by the participant. The forms of distribution are a single lump sum in cash or our common stock (if invested in the Humana common stock fund); substantially equal monthly, quarterly, or annual installments for a period of 5, 10, 15 or 20 years not to exceed the life expectancy of the participant, or the joint and last survivor expectancy of the participant and a designated beneficiary.

At December 31, 2022, the account balances under the Humana Retirement Savings Plan—which include both the individual’s contribution and the Company’s contributions—for the NEOs are as follows (which amounts are not included in the table above):

Bruce D. Broussard	$746,842

Susan M. Diamond	$1,229,974

T. Alan Wheatley	$2,454,140

Timothy S. Huval	$589,847

Joseph C. Ventura	$892,709

70	Humana | 2023 Proxy Statement • Executive Compensation

(5) Retirement

As noted above, under the Stock Plan, the definition of retirement eligibility means a combination of age and years of service with the Company totaling 65 or greater, with a minimum required age of 55 and a minimum requirement of five years of service. For additional information on the stock options and restricted stock units held by each of our NEOs, please refer to the table entitled, “Outstanding Equity Awards at Fiscal Year End” in this proxy statement. The table above does not include amounts that would be realized from continued vesting of stock option and restricted stock unit awards.

(6) Life, Health and Other Benefits

Upon termination (other than a termination in connection with a Change in Control as described above), all officers elected by our Board of Directors, including our NEOs, are eligible for continuation of health and dental coverage pursuant to COBRA. Such coverage is not included in the table above (except for a Change in Control, where a two-year expense for health benefits is included, assuming a 10% increase in premiums year over year).

In the event of death, the estate of each NEO is entitled to receive a life insurance benefit in the amount of three times the current base salary of the officer (up to a maximum of $3 million), reduced by 50% when the age of 70 has been attained. As of December 31, 2022, the amount payable under such death benefit, which is not included in the table above, is as follows for our NEOs:

Bruce D. Broussard	$3,000,000

Susan M. Diamond	$2,250,000

T. Alan Wheatley	$1,995,000

Timothy S. Huval	$1,989,000

Joseph C. Ventura	$1,890,000

(7) Payments to Mr. Wheatley in Connection with his Departure

In connection with Mr. Wheatley’s position elimination and subsequent transition from Segment President, Retail to a strategic advisor effective as of January 1, 2023, Mr. Wheatley entered into a Transition & Separation Agreement on July 25, 2022. While serving as a strategic advisor, Mr. Wheatley continues to receive his base salary and be eligible for incentive compensation and benefits from the Company. Mr. Wheatley transitioned to an advisory role in order to facilitate a smooth transition with respect to the Company’s former Retail Segment operations and continue to provide strategic advisory services to the Company. On March 1, 2024, at the end of the transition period, Mr. Wheatley’s employment with the Company will be terminated due to the elimination of his role and, subject to his execution of a general release and compliance with applicable restrictive covenants, Mr. Wheatley will become entitled to the benefits pursuant to the Company’s Executive Severance Policy and stock incentive plans that participants receive in connection with a position elimination. Accordingly, Mr. Wheatley is entitled to base salary continuation for eighteen (18) months following his termination of employment ($997,500) and his outstanding restricted stock units and unvested stock options will continue to vest for one year following the date that his employment terminated as if Mr. Wheatley had continued to be employed through the end of such period. In addition, Mr. Wheatley will be bound by non-compete and non-solicit covenants during the applicable severance period.

Executive Compensation • 2023 Proxy Statement | Humana	71

CEO Pay Ratio

2022 CEO Pay Ratio 238:1	As detailed further within the “Human Capital Management” section of this proxy statement, our associates’ total compensation may include base pay, incentive pay, overtime and other supplemental pay. We regularly review associate compensation and conduct benchmarking of our pay to the external market where we compete for talent, along with internal reviews of associate pay compared to those doing similar work in similar capacities across the Company – all to ensure we are competitive and aligned with industry standards. With respect to our CEO and other Named Executive Officers, as discussed further within the “Compensation Discussion and Analysis” section of this proxy statement, the Organization & Compensation Committee believes that current levels of compensation are appropriate based on the Committee’s multifaceted review.

Our 2022 CEO pay ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K. Outlined below is the process that was applied for identifying our median associate for our comparative compensation analysis of the median associate to our CEO.

•

We identified the median associate using 66,557 global full-time, part-time, temporary and seasonal associates employed as of December 31, 2022, which excludes approximately 115 associates who joined us during 2022 as a result of acquisitions and business combinations, as well as 428 associates from the Dominican Republic (representing less than 5% of our associate base) in accordance with SEC rules;

•	We consistently applied 2022 W-2 earnings as compensation measure for the median associate;

•

During 2022, our median associate participated in the AIP, as discussed further in this proxy statement under the section titled “Compensation Discussion and Analysis—Plan Design and Award Decisions—Associate Incentive Plan.” The 2022 AIP compensation was not included within the 2022 W-2 earnings, as this cash compensation, although earned for 2022, is payable during 2023. Therefore, to determine the median associate compensation, we applied the final AIP payout of 130.1% of the target opportunity (based on overall Company performance, as discussed in the above referenced section) to the median associate’s total W-2 compensation. This payout as a percentage of target was consistent across our population of eligible associates, before any adjustments for individual contributions, including the final payout for our CEO and other NEOs;

•	We then calculated the median associate’s compensation in the same manner as the Named Executive Officers in the Summary Compensation Table;

•	Applying this methodology, our median associate’s total compensation was $72,391, which includes a base salary of $67,473 and 2022 AIP payment of $4,918; and

•	Our Chief Executive Officer’s total compensation was $17,198,844.

72	Humana | 2023 Proxy Statement • Executive Compensation

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K
(the “PvP Rules”), we are providing the following: (1) tabular compensation and performance disclosure for 2020, 2021, and 2022; (2) an unranked list of three performance measures that the Company considers to be its most important measures used to align compensation actually paid to the NEOs for 2022 to Company performance; and (3) additional disclosure relative to the relationship between the “Compensation Actually Paid” (“CAP”) set forth in the Pay versus Performance Table and each of the performance metrics set forth in the Pay versus Performance Table and between the Company’s and the Peer Group TSR, in each case over 2020-2022.
For further information concerning Humana’s variable
pay-for-performance
philosophy and how Humana aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis.”
Pay Versus Performance Table
Pursuant to the PvP Rules, the Pay versus Performance Table (set forth below) is required to include for each year the CAP to the CEO and the average CAP for non-CEO
named executive officers. CAP represents a new calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, as well as from the way in which the Organization and Compensation Committee views annual compensation decisions, as discussed in the Compensation Discussion and Analysis. For example, the CAP calculation for a given year includes the change in fair value of multiple years of equity grants that are outstanding and unvested during the year, whereas the Summary Compensation Table calculation includes only the grant date fair value of equity awards that are granted du ring the year. The
se differences result in a CAP calculation that may be higher or lower than the corresponding Summary Compensation Table calculation, and that also may be more significantly impacted by changes in stock price. It is also important to note that outstanding equity awards may be represented in more than one year of the Pay versus Performance Table.
Equity grants (performance-based restricted stock units, restricted stock units and stock options) constitute a meaningful portion of compensation for the CEO and other NEOs. The value of equity grants will not be realized before applicable restriction periods and/or conditions lapse (including, with respect to the performance-based restricted stock units, the achievement of pre-determined
performance goals) and the ultimate value of such awards is subject to changes in stock price. While each participant was awarded a target number of performance-based restricted stock units, the actual number of performance-based restricted stock units earned could vary from zero (0) up to two (2) times target, if performance objectives are meaningfully exceeded, and no participant will receive any portion of performance-based restricted stock units if the threshold performance objectives are not met.

Year (a)	Summary Compensation Table Total for PEO ($) (1) (b)	Compensation Actually Paid to PEO ($) (2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4) (e)	Value of Initial Fixed $100 investment Based On:		Net Income ($mm) (7) (h)	Adjusted EPS ($) (8) (i)
					Total Shareholder Return ($) (5) (f)	Peer Total Shareholder Return ($) (6) (g)

2022	17,198,844	30,353,498	4,154,126	6,537,728	143	137	2,802	25.24

2021	16,528,036	25,833,960	4,111,051	5,872,201	128	147	2,934	20.64

2020	16,489,639	28,417,233	4,102,566	6,516,350	113	118	3,367	18.75

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Broussard (our Director, President, and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Summary Compensation Table” in the proxy statement.

(2)
The dollar amounts reported in column (c) represent the amount of CAP to Mr. Broussard, as computed in accordance with PvP Rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr.
Brous
sard during the applicable year. In accordance with the requirements of PvP Rules, the following adjustments were made to Mr. Broussard’s total compensation for each year to determine the Mr. Broussard’s CAP:

Year	Summary Compensation Table Total ($)	Equity Deductions from SCT Total (a) ($)	Equity Additions to SCT Total (b) ($)	Pension Additions to SCT Total ($)	Compensation Actually Paid ($)

2022 (2)	17,198,844	(12,423,957)	25,578,612	N/A	30,353,498

2021	16,528,036	(12,608,543)	21,914,467	N/A	25,833,960

2020	16,489,639	(11,320,367)	23,247,961	N/A	28,417,233

Executive Compensation • 2023 Proxy Statement | Humana	73

(a)
The amounts in this column represent the grant date fair value of equity-based awards granted during each year. Pursuant to the requirements of Item 402(c)(2)(v) and (vi) of Regulation
S-K,
the Summary Compensation Table is required to include only those equity awards granted during
the particular year. These equity awards are generally made in the first quarter of the year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Current Year Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

2022	14,873,775	12,322,822	(2,992,874)	1,113,374	0	261,515	25,578,612

2021	14,922,545	5,326,094	220,070	1,133,070	0	312,689	21,914,467

2020	13,806,703	8,502,276	(142,554)	1,043,376	0	38,160	23,247,961

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Broussard, who has served as our CEO since 2013) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Broussard) included for purposes of calculating the average amounts in each applicable year are (a) for 2022, Susan Diamond, T. Alan Wheatley, Timothy Huval, and Joseph Ventura; (b) for 2021, Susan Diamond, Brian Kane, T. Alan Wheatley, Timothy Huval, and William Fleming; and (c) for 2020, Brian Kane, T. Alan Wheatley, Timothy Huval, and William Fleming.

(4)
The dollar amounts reported in column (e) represent the average amount of CAP to the NEOs as a group (excluding Mr. Broussard), as computed in accordance with the PvP Rules. The dollar amounts do not reflect th
e actual
average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Broussard) during the applicable year. In accordance with the requirements of the PvP Rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Broussard) for each year to determine the CAP, using the same methodology described above in Note 2:

Year	Summary Compensation Table Total ($)	Equity Deductions from SCT Total ($)	Equity Additions to SCT Total ($)	Pension Additions to SCT Total ($)	Compensation Actually Paid ($)

2022 (3)	4,154,126	(2,459,651)	4,843,253	N/A	6,537,728

2021	4,111,051	(2,695,164)	4,456,313	N/A	5,872,201

2020	4,102,566	(2,364,724)	4,778,508	N/A	6,516,350

74	Humana | 2023 Proxy Statement • Executive Compensation

The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Current Year Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

2022	2,944,847	2,011,879	(369,552)	220,201	0	35,878	4,843,253

2021	3,180,947	982,109	11,351	227,626	0	54,281	4,456,313

2020	2,884,160	1,719,611	(61,719)	217,891	0	18,566	4,778,508

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Dow Jones U.S. Select Health Care Providers Total Return Index.

(7)
The dollar amounts reported represent the amount of Net Income reflected in the Company’s audited financial statements for the applicable year. While the Company does not use net income as a performance measure in its executive compensation program, the measure of net income is correlated with the measure Adjusted ROIC, which the company does use when setting goals in the Company’s long-term incentive compensation program.

(8)
Adjusted EPS is defined at page 61 of this proxy statement, under “Organization and Compensation Committee Report.” While the Company uses numerous financial and non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link CAP to the company’s NEOs, for the most recently completed fiscal year, to company performance.

Pay Versus Performance Table
As described in greater detail in the Compensation Discussion and Analysis set forth in this proxy statement, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders.
The three performance measures listed below represent an unranked list of the “most important” performance measures that Humana used to align CAP to the NEOs for 2022 and company performance. While these financial measures are the most important measures the company used to align CAP to the NEOs for 2022 and company performance, additional financial and other measures were also used to ali gn pay and
performance, as further described in the Compensation Discussion and Analysis section of this proxy statement.
The most important performance measures are:

•	Adjusted Earnings Per Share

•	Adjusted Return on Invested Capital

•	Relative Total Shareholder Return
These financial quantitative measures generally reflect those used internally to measure our performance and externally to report to investors, and we believe that, taken together, they provide a holistic measure of Company growth, shareholder value and overall financial performance. As noted above, we have deemed Adjusted EPS as the “most important” financial measure used to link our NEO’s compensation with performance and, as previously disclosed, it is being used as our Company Selected Measure. For more detail on these measures and why we believe that they are important in structuring our incentive compensation programs and linking pay with performance, please see the discussion under “Plan Design and Performance Measures” in this proxy statement.

Executive Compensation • 2023 Proxy Statement | Humana	75

Analysis of the Information Presented in the Pay Versus Performance Table
While Humana uses several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance Table set forth herein. Moreover, Humana generally seeks to in centi
vize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with PvP Rules) for a particular year. In accordance with the PvP Rules, Humana is providing the following descriptions of the relationships between information presented in the Pay versus Performance Table.
Compensation Actually Paid and Adjusted EPS
The following graphs depict the relationship between EPS and CAP to Humana’
s CEO and
the NEOs, respectively.

Compensation Actually Paid and Net Income
The following graphs depict the relationship between Net Income and CAP to Humana’s CEO and the NEOs, respectively.

Compensation Actually Paid and Relative TSR
The following graphs depict the relationship between TSR and CAP to Humana’s CEO and the NEOs, respectively.

76	Humana | 2023 Proxy Statement • Executive Compensation

Certain Transactions with Management and Others

The Board of Directors has determined that there are no material transactions involving a current director or director nominee of the Company. For a discussion of the transactions reviewed, please see the discussion under “Independent Directors” herein.

The Board of Directors has reviewed the following transactions involving a former executive officer and greater than 5% stockholder:

•

During 2022, the Company had an agreement with BlackRock, Inc., or BlackRock, which holds greater than five percent of the Company’s outstanding stock as of December 31, 2022. Under this agreement, BlackRock provided fixed income investment management services to the Company, for which the Company paid approximately $5.53 million in fees for the year ended December 31, 2022. The fees were determined solely on the amount of assets under management, and, to our knowledge, were comparable to those of non-affiliated customers.

•

During 2022, the Company maintained a mutual fund with FMR LLC, or Fidelity Investments, in which the Company invested in the Fidelity Investments Money Market Treasury Portfolio mutual fund. In connection with this mutual fund, the Company paid $223,410 in management fees for the year ended December 31, 2022. The fees were determined solely based on the institutional share class expense ratio of 0.14%, as disclosed in fund’s prospectus, and, to our knowledge, said share class is available to all non-affiliated investors that meet the minimum required investment balance.

•

During 2022, the Company had a business relationship with Stock Yards Bank & Trust, of which the brother of our former executive officer Cynthia H. Zipperle serves as Chairman and Chief Executive Officer. The Company received approximately $59,300 in connection with healthcare administration fees associated with the Company’s self-funded plan offerings and Go365® wellness and rewards program and approximately $1.27 million in healthcare premiums, of which all amounts are comparable to other non-affiliated customers for the provision of similar services.

The Board of Directors has adopted a policy for review, approval and monitoring of transactions involving the Company and directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding stock. The policy covers any related person transaction that meets the minimum threshold for disclosure under the SEC’s regulations. The Related Party Transaction Approval Policy may be viewed on our website. From the www.humana.com website, click on “Investor Relations,” then click on “Corporate Governance,” and then click on the link entitled “Policy Regarding Related Person Transactions.” Pursuant to that policy, our Board of Directors has approved the continuation for 2023 of the above-described relationships.

Certain Transactions with Management and Others • 2023 Proxy Statement | Humana	77

Audit Committee Report

Our Audit Committee currently is comprised of four directors. All members are independent and are financially literate as defined in the NYSE listing standards. The Board of Directors has determined that Messrs. D’Amelio and Garratt and Dr. Bono each meet the definition of “audit committee financial expert.” The Board of Directors has adopted a written charter for the Committee.

As set forth in its Charter, our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged to prepare the audit report or perform other audit, review or attestation services. The Audit Committee has retained PricewaterhouseCoopers LLP, or PwC, as the Company’s independent registered public accounting firm for fiscal year 2023. PwC has been retained as the Company’s independent registered public accounting firm continuously since 1968.

The Audit Committee reviews Humana’s financial reporting processes on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022, with Humana’s management and its independent registered public accounting firm, PwC. Management is responsible for the financial statements and the reporting process, including its assessment of our internal control over financial reporting. PwC is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. Management has represented to PwC and the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has discussed with PwC its independence from Humana and its management including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

During 2022, the Audit Committee met independently with our Chief Audit Officer, our Chief Risk Officer, our Chief Compliance Officer, key members of management, and PwC regarding our business, current and planned audit activities, and risks that could impact the Company and management actions to mitigate those risks. The Audit Committee, in consultation with management, Internal Audit, and PwC, reviewed our quarterly financial statements and earnings releases. The Audit Committee reviewed our annual financial statements. Audit Committee members individually reviewed our monthly operating and financial information as well as internal audits of controls over operations, financial processes, and compliance with laws and regulations.

The Audit Committee reviewed and evaluated the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the listing standards of the NYSE regarding audit committee procedures and responsibilities, including a review of our internal controls and procedures.

The Audit Committee reviewed and approved the services provided by PwC to us consisting of the following:

	For The Years Ended December 31

	2022	2021

Audit Fees	$8,058,000	$10,462,000

Audit Related Fees	$1,378,500	$1,255,000

Tax Fees	$97,931	$146,475

All Other Fees	$364,747	$1,257,356

TOTAL	$9,899,178	$13,120,831

•

Audit Fees include activities relating to the audit of our consolidated financial statements, the audit of internal control over financial reporting, statutory and other separate Company audits, work performed in connection with registration statements, and consultations related to miscellaneous SEC and financial reporting matters. The decrease in audit fees primarily relates to work performed in connection with our acquisition of Kindred at Home in 2021.

•

Audit Related Fees include other assurance and related services including the audits of our employee benefit plans, Service Organization Controls (SOC) reports and other mandated regulatory and compliance attestation services. No amounts were paid for financial systems design and implementation.

•	Tax Fees include activities relating to tax compliance, consultation and support services.

•	All Other Fees include activities related to advisory services and the annual renewal of software licenses for accounting research.

78	Humana | 2023 Proxy Statement • Audit Committee Report

The Audit Committee discussed with our internal auditors and with PwC the overall scope and plans for their respective audits. At each meeting, the Audit Committee is provided the opportunity to meet with the internal auditors and with PwC with and without management present, and, in fact, met with the internal auditors and with PwC with and without management present in connection with each regularly scheduled Board of Directors meeting in 2022.

The Audit Committee has established policies and procedures for pre-approving all audit, review and attest services that are required under the securities laws and all other permissible tax and non-audit services necessary to assure PwC’s continued independence. The Audit Committee annually pre-approves the following permissible non-audit services:

•	related assurance and attestation services;

•	risk and control services;

•	transaction services; and

•	tax services.

The fees shown in the table above were all pre-approved in accordance with these policies and procedures. The Audit Committee separately will consider any proposed retention of the independent registered public accounting firm for permissible non-audit services other than those listed above. The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of PwC.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Humana Annual Report on Form 10-K for the year ended December 31, 2022.

All members of the Audit Committee of the Company whose names follow submit the foregoing report:

AUDIT COMMITTEE

Frank A. D’Amelio, Chairman

Raquel C. Bono, M.D.

John W. Garratt

William J. McDonald

Audit Committee Report • 2023 Proxy Statement | Humana	79

Proposal Two

Ratification of Appointment of Independent Registered Public Accounting Firm

Background

The Board of Directors, in accordance with the recommendation of its Audit Committee, believes that the continued retention of PwC as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders, and therefore has appointed PwC to audit the consolidated financial statements of the Company for the year ending December 31, 2023. In making this appointment, the Board considered the performance and independence of PwC, including whether any non-audit services performed by PwC are compatible with maintaining independence. The Audit Committee and Board of Directors believe that PwC has invaluable long-term knowledge of Humana. While preserving that knowledge, partners and employees of PwC engaged in audits of Humana are periodically changed, giving Humana access to new expertise, experience and perspectives.

We are asking our stockholders to ratify the appointment of PwC as our independent registered public accounting firm. Although ratification is not required by our Charter, Bylaws, Delaware law or otherwise, the Board is submitting the appointment of PwC to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm. If our stockholders fail to ratify the appointment, it will be considered as a non-binding recommendation to the Board and the Audit Committee to consider the appointment of a different firm for fiscal year 2024. Even if the appointment is ratified, the Board and the Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. We expect that representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes present and entitled to vote with respect to the proposal is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Shares not present at the meeting have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP, while Shares voting “abstain” will be counted as “against” votes. Pursuant to NYSE regulations, brokers and other NYSE member organizations have discretionary voting power over the ratification of the appointment of the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

80	Humana | 2023 Proxy Statement • Proposal Two

Proposal Three

Non-Binding Advisory Vote with Respect to the Compensation of the Company’s Named Executive Officers

Background

The Dodd-Frank Act requires that we include in our proxy statement a non-binding advisory stockholder vote with respect to the frequency of future advisory votes regarding the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis section, the compensation tables and the accompanying narrative disclosure, set forth in this proxy statement (commonly referred to as “Say-on-Pay”).

At our 2017 Annual Meeting, held on April 20, 2017, our stockholders recommended an annual Say-on-Pay vote, and our Board of Directors subsequently adopted that recommendation. In 2023, we are therefore asking our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of Humana Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in the Company’s proxy statement.

The compensation of our Named Executive Officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in this proxy statement. As discussed in those disclosures, our philosophy is that compensation should be market-based, competency-paced and contribution-driven. Our compensation programs are designed to challenge participants as well as reward them for superior performance for our Company and our stockholders, with an emphasis on pay for performance principles to align the interests of our Named Executive Officers with those of our stockholders. Our compensation practices and policies enable us to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Your vote on this Proposal Three is an advisory one, and therefore is not binding on the Company, the Organization & Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Board. Nevertheless, our Board and our Organization & Compensation Committee value the opinions of our stockholders, and intend to consider any stockholder concerns evidenced by this vote. We will continue to evaluate and disclose whether any actions are necessary to address those concerns.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes present and entitled to vote with respect to the proposal is required for the approval of the non-binding advisory vote with respect to the compensation of the Company’s Named Executive Officers. Shares not present at the meeting and broker non-votes have no effect on the approval of this non-binding advisory vote, while abstentions will count as votes “against.” Pursuant to NYSE regulations, brokers do not have discretionary voting power over this proposal, and therefore, if you hold Shares through a broker or other NYSE member organization and do not provide voting instructions to your broker or other NYSE member organization, your Shares will not be voted with respect to this proposal. If you timely submit a signed proxy but fail to specify instructions to vote with respect to this proposal, the accompanying proxy will be voted FOR this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND THE RELATED DISCLOSURES CONTAINED IN THIS PROXY STATEMENT.

Proposal Three • 2023 Proxy Statement | Humana	81

Proposal Four

Non-Binding Advisory Vote Regarding the Frequency of the Voting with Respect to Compensation of the Company’s Named Executive Officers

Background

At our 2017 Annual Meeting, held on April 20, 2017, our stockholders recommended a Say-on-Pay vote once every year, and our Board of Directors subsequently adopted that recommendation. Since that vote occurred six years ago, the Dodd-Frank Act requires that we include in this proxy statement another non-binding advisory stockholder vote regarding the frequency with which the Company’s stockholders will have a future advisory vote with respect to the compensation of our Named Executive Officers, as provided for in Proposal 3 above. We are therefore asking our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of Humana Inc. determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have a future advisory vote with respect to the compensation of the Company’s Named Executive Officers set forth in the Company’s proxy statement is:

Choice 1 — every year;

Choice 2 — every two years;

Choice 3 — every three years; or

Choice 4 — abstain from voting.

The Company asks that you support a non-binding, advisory stockholder vote on the compensation of our Named Executive Officers once every year. In formulating its recommendation to continue with an annual advisory vote, our board of directors considered that an annual advisory vote on executive compensation allows our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We believe that the advisory vote on executive compensation is, at its essence, a communication vehicle, and communication is most useful when it is received in a consistent manner. Furthermore, at this time, we believe that an annual advisory vote on executive compensation continues to provide the highest level of transparency, accountability and constructive communication by enabling the vote to correspond to the compensation information presented in the accompanying proxy statement for each annual stockholders’ meeting. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. Finally, we believe that our executive compensation philosophy, policies and practices are consistent with the long-term objectives of our stockholders, and therefore welcome their views on a regular basis.

As with your vote on Proposal 3 above, your vote on this Proposal 4 is advisory, and therefore not binding on the Company, our Organization & Compensation Committee, or our Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. Nevertheless, our Board and our Organization & Compensation Committee value the opinions of our stockholders, and, to the extent there is a significant vote in favor of one frequency over the other options, intends to consider our stockholders’ concerns in the evaluation of any appropriate next steps.

82	Humana | 2023 Proxy Statement • Proposal Four

Vote Required and Recommendation of the Board of Directors

The frequency (every one, two, or three years) receiving the highest number of votes will be deemed to be the choice of our stockholders with respect to the non-binding, advisory vote on the frequency of voting with respect to the compensation of the Company’s Named Executive Officers. Shares not present at the meeting and Shares voting “abstain” or broker non-votes have no effect on the approval of this non-binding advisory vote. Pursuant to current NYSE regulations, brokers and other NYSE member organizations do not have discretionary voting power over the approval of the non-binding, advisory vote on the frequency of voting with respect to the compensation of the Company’s Named Executive Officers. Therefore, if you hold Shares through a broker or other NYSE member organization and do not provide voting instructions to your, broker or other NYSE member organization, your Shares may not be voted with respect to this proposal. If you timely submit a signed proxy but fail to specify instructions to vote with respect to this proposal, the accompanying proxy will be voted FOR Choice 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A NON-BINDING, ADVISORY SHAREHOLDER VOTE WITH RESPECT TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ONCE EVERY YEAR.

Proposal Four • 2023 Proxy Statement | Humana	83

Frequently Asked Questions

Why am I receiving this Proxy Statement?

You are receiving a proxy statement because you owned Humana Inc. common stock, which we refer to as Shares, as of Tuesday, February 28, 2023, which we refer to as the Record Date, and that entitles you to vote at the Annual Meeting. Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies on behalf of the Company for use at our 2023 Annual Meeting of Stockholders. Your proxy will authorize specified people (proxies) to vote on your behalf at the Annual Meeting. By use of a proxy, you can vote, whether or not you attend the meeting.

This proxy statement describes the matters on which the Company would like you to vote, provides information on those matters, and provides information about the Company that we must disclose when we solicit your proxy.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. We believe that Internet delivery of our proxy materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, to our stockholders and beneficial owners as of the Record Date. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by calling Broadridge Financial Solutions, Inc., or Broadridge, at 1-800-579-1639.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, April 20, 2023, at 9:30 a.m., Eastern Time, at the Company’s headquarters, located at 500 West Main Street, 25th Floor Auditorium, in Louisville, Kentucky.

Who is entitled to vote?

Anyone who owns Shares, as of the close of business on February 28, 2023, the Record Date, is entitled to vote at the Annual Meeting or at any later meeting should the scheduled Annual Meeting be adjourned or postponed for any reason. As of the Record Date, 125,074,627 Shares were outstanding and entitled to vote. Each Share is entitled to one vote on each of the matters to be considered at the Annual Meeting.

84	Humana | 2023 Proxy Statement • Frequently Asked Questions

What will I be voting on?

•	Election of the twelve (12) director nominees named in this proxy statement to serve on the Board of Directors of the Company;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023;

•	A non-binding, advisory vote to approve the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement; and

•	A non-binding, advisory vote on the frequency of voting with respect to the compensation of the Company’s Named Executive Officers.

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. However, if other matters are properly presented for a vote, the proxies will be voted for these matters in accordance with the judgment of the persons acting under the proxies.

How does the Board recommend I vote on each proposal?

The Board recommends that you vote your Shares as follows:

•	FOR the election of each of the twelve (12) director nominees named in this proxy statement;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023;

•	FOR the approval of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement; and

•	FOR EVERY YEAR with respect to the frequency with which future non-binding, advisory stockholder votes on the compensation of the Company’s Named Executive Officers will be held.

All Shares that are represented at the Annual Meeting by properly executed proxies received before or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in the proxies.

How do I participate in the Annual Meeting?

This year’s Annual Meeting will be held in-person at the Company’s headquarters located at 500 West Main Street, 25th Floor Auditorium, in Louisville, Kentucky. The Company will also provide a live audio-only webcast of the Annual Meeting via the Internet on the Investor Relations section of the Company’s website (www.humana.com). You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on the Record Date, or hold a valid proxy for the meeting. If you decide to attend the Annual Meeting by webcast, you will be able to listen to the Annual Meeting but will not have the ability to vote your shares or ask questions during the Annual Meeting. Conversely, if you are attending in-person, you will have the ability to ask questions and vote your Shares during the Annual Meeting. The Company will provide Rules of Conduct for the Annual Meeting which can be obtained at www.proxyvote.com after logging in with your unique 16-digit control number provided on your Notice of Internet Availability of Proxy Materials, your proxy card or your voting instruction form that accompanied your proxy materials (your “Control Number”). The Rules of Conduct will be strictly adhered to during the Annual Meeting.

If you are a beneficial stockholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your Control Number. Non-stockholders are welcome to attend the Annual Meeting, however guests will not be allowed to participate during the Annual Meeting except as listeners.

A question and answer (Q&A) session will be available to stockholders during the Annual Meeting and will include questions submitted in advance of, and questions asked in person during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your Control Number. Questions may be submitted in person during the Q&A session of the Annual Meeting. The Company’s Corporate Secretary will review all questions submitted in advance to ensure that those presented for response are in accordance with the Rules of Conduct.

How do I vote?

There are four ways that you can vote your Shares. Voting by any of these methods will supersede any prior vote you made regardless of how that vote was made. PLEASE CHOOSE ONLY ONE OF THE FOLLOWING:

1)

By Internet.  The website for voting is www.proxyvote.com. In order to vote on the Internet, you need the Control Number on your proxy card. Each stockholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. The Internet voting system is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on

Frequently Asked Questions • 2023 Proxy Statement | Humana	85

Wednesday, April 19, 2023, the day before the Annual Meeting. Once you are logged on the Internet voting system, you can record and confirm (or change) your voting instructions. If you use the Internet voting system, you do not need to return your proxy card.

2)

By Telephone.  If you are a registered holder in the United States or Canada, you may call 1-800-690-6903. The telephone voting system is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Wednesday, April 19, 2023, the day before the Annual Meeting. In order to vote by telephone, you need the Control Number on your proxy card. Each stockholder has a unique Control Number so we can ensure all voting instructions are genuine and prevent duplicate voting. Once you are logged on the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions. If you use the telephone voting system, you do not need to return your proxy card.

3)

By Mail.  Mark your voting instructions, sign and date the proxy card and then return it in the postage-paid envelope provided. If you mail your proxy card, we must receive it before 12:00 p.m., Eastern Time, on Friday, April 14, 2023. If you are returning your proxy card to Broadridge, they must receive it before 10:00 a.m., Eastern Time, on Wednesday, April 19, 2023, the day before the Annual Meeting.

4)

In Person.  Attend the Annual Meeting. Mark your voting instructions and deliver the proxy card to the Inspectors of Election. Be aware that you can vote by methods 1, 2 or 3 above prior to the meeting and still attend the Annual Meeting. In all cases, a vote at the Annual Meeting will revoke any prior votes. Please note that if your Shares are held through a bank, broker or other nominee, you will need to obtain your Control Number in order to vote.

How will my Shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your Shares to be voted, the persons acting under the proxies will vote your Shares as follows:

•	FOR the election of each of the twelve (12) director nominees named in this proxy statement;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023; and

•	FOR the approval of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement; and

•	FOR EVERY YEAR with respect to the frequency with which future non-binding, advisory stockholder votes on the compensation of the Company’s Named Executive Officers will be held.

What if my Shares are not registered in my name?

If you own your Shares in “street name,” meaning that your bank, broker or other nominee is actually the record owner, you should receive the Notice and voting instruction card from your bank, broker or other nominee. In addition, stockholders may request, by calling Broadridge at 1-800-579-1639, to receive proxy materials in printed form, by mail or electronically by e-mail, on an ongoing basis. When you own your Shares in street name, you are deemed a beneficial owner or holder for voting purposes and you may not vote your Shares at the Annual Meeting unless you receive a valid proxy from your brokerage, firm, bank, broker-dealer or other nominee holder.

If you hold Shares through an account with a bank, broker or other nominee and you do not provide voting instructions on your instruction form, your Shares may not be voted by the nominee with respect to certain proposals, including:

•	the election of directors;

•	the approval of the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement; and

•	the frequency with which future non-binding advisory stockholder votes on the compensation of the Company’s Named Executive Officers will be held.

Banks, brokers and other nominees have the authority under the regulations of the New York Stock Exchange, or the NYSE, to vote Shares for which their customers do not provide voting instructions only on certain “routine” matters, including the ratification of the appointment of the Company’s independent registered public accounting firm. However, the proposals listed above are not considered “routine” matters for this purpose, and therefore your Shares will not be voted with respect to such proposals if you do not provide voting instructions on your instruction form.

86	Humana | 2023 Proxy Statement • Frequently Asked Questions

How many votes are required to approve each proposal, what are the effects of abstentions and unmarked proxy cards, and is broker discretionary voting allowed?

Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed(2)	Unmarked/Signed Proxy Cards
Election of directors	The number of votes cast for a nominee exceeds the number of votes cast against that nominee.(1)	No effect	No	Voted “For” All Directors
Ratification of the appointment of the independent registered public accounting firm	Majority of shares present and entitled to vote	Counted as “Against”	Yes	Voted “For”
Non-binding advisory vote to approve executive compensation	Majority of shares present and entitled to vote	Counted as “Against”	No	Voted “For”
Frequency of stockholder vote with respect to executive compensation	The frequency (every one, two or three years) receiving the highest number of votes will be deemed to be the choice of the stockholders	No effect	No	Voted for “Every Year”

(1)

Under the Company’s Majority Vote Policy, following election to our Board of Directors, a director is required to submit his or her irrevocable resignation to our Board of Directors conditioned upon (a) the director not achieving the requisite stockholder vote at any future meeting at which he or she faces re-election, and (b) acceptance of the resignation by the Board of Directors following that election. The Board of Directors has 90 days after a director fails to achieve the requisite stockholder votes to determine whether or not to accept the director’s resignation and to report this information to our stockholders.

(2)

If you are a beneficial owner whose Shares are held of record by a broker or other NYSE member organization, you must instruct the broker how to vote your Shares. If you do not provide voting instructions, your Shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” A broker non-vote will not affect the outcome of the vote for the matters being presented for action at the Annual Meeting, because they are not considered to be votes cast.

What is a “broker non-vote”?

A broker non-vote occurs when a broker or other NYSE member organization holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other items and submits votes for those matters. As discussed above, if you hold Shares through a broker or other NYSE member organization and do not provide voting instructions to your broker or other NYSE member organization, your Shares may not be voted with respect to certain proposals, including the proposals listed above that are not considered routine.

What is a “quorum”?

A “quorum” is a majority of the issued and outstanding Shares entitled to vote at the Annual Meeting. Shares may be voted at the Annual Meeting by a signed proxy card, by telephone instruction, or electronically on the Internet. There must be a quorum for the Annual Meeting to be held. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists.

Frequently Asked Questions • 2023 Proxy Statement | Humana	87

How do I vote the share equivalent units held in the Humana Common Stock Fund of the Humana Retirement Savings Plan or the Humana Puerto Rico Retirement Savings Plan?

If you have an interest in the Humana Common Stock Fund of the Humana Retirement Savings Plan or the Humana Puerto Rico Retirement Savings Plan on the Record Date, you may vote. Under the Humana Retirement Savings Plan and the Humana Puerto Rico Retirement Savings Plan, your voting rights are based on your interest, or the amount of money you and the Company have invested in your Humana Common Stock Fund.

You may exercise these voting rights in almost the same way that stockholders may vote their Shares, but you have an earlier deadline, and you should provide your voting instructions to Broadridge. Broadridge will aggregate the votes of all participants and provide voting information to the Trustee for the applicable plan. If your voting instructions are received by 11:59 p.m., Eastern Time, on Wednesday, April 12, 2023, the Trustee will submit a proxy that reflects your instructions. If you do not give voting instructions (or give them later than that time), the Trustee will vote your interest in the Humana Common Stock Fund in the same proportion as the Shares attributed to the Humana Retirement Savings Plan, or the Humana Puerto Rico Retirement Savings Plan, as applicable, are actually voted by the other participants in the applicable plan.

You must provide your instructions to Broadridge by using the Internet, registered holder telephone number (1-800-690-6903) or mail methods described above. Please note that you cannot vote during the Annual Meeting. Your voting instructions will be kept confidential under the terms of the Humana Retirement Savings Plan or the Humana Puerto Rico Retirement Savings Plan, as applicable.

Who will count the votes?

Broadridge will tabulate the votes cast by proxy, whether by proxy card, Internet or telephone. Additionally, the Company’s Inspectors of Election will tabulate the votes cast at the Annual Meeting together with the votes cast by proxy.

How do I change my vote or revoke my proxy?

You have the right to change your vote or revoke your proxy at any time before the Annual Meeting.

Your method of doing so will depend upon how you originally voted (a later vote will supersede any prior vote you made regardless of how that vote was made):

1)	In Person — simply vote in person at the Annual Meeting;

2)	By Internet — simply log in and resubmit your vote — Broadridge will only count the last instructions;

3)	By Telephone — simply sign in and resubmit your vote — Broadridge will only count the last instructions;

4)

By Mail — you must give written notice of revocation to Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or by fax at 1-515-254-7733, submit another properly signed proxy with a more recent date. For written and fax notices, you must include the Control Number that is printed on the upper portion of your proxy card.

What is the due date for stockholder proposals, including stockholder nominees for director, for inclusion in the Company’s proxy materials for the 2024 Annual Meeting?

Stockholder proposals, or stockholder nominees for director at the 2024 Annual Meeting, as permitted by SEC regulations for inclusion in our proxy materials relating to the 2023 Annual Meeting, must be submitted to the Corporate Secretary in writing no later than November 9, 2023. Proposals should be submitted to the attention of the Corporate Secretary, Humana Inc., 500 West Main Street, 21st Floor, Louisville, Kentucky 40202. Further, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and the Company’s Bylaws no later than January 20, 2024.

88	Humana | 2023 Proxy Statement • Frequently Asked Questions

May a stockholder present a proposal not included in our Proxy Statement at the April 20, 2023, Annual Meeting?

A stockholder can present a proposal at the Annual Meeting (a so-called “floor resolution”) only if certain notice requirements are met. The SEC does not directly regulate meeting conduct. State law imposes only limited requirements, so meetings are governed by procedures set forth in our Amended and Restated Bylaws (the “Bylaws”). Humana’s Bylaws require that a stockholder provide written notice of intent to bring a proposal no less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of stockholders. A proposal must also meet other requirements as to form and content set forth in our Bylaws. Stockholder proposals should be sent to the attention of the Corporate Secretary, Humana Inc., 500 West Main Street, 21st Floor, Louisville, Kentucky 40202. A copy of our Bylaws is available on our website. From the www.humana.com website, click on “Investor Relations,” and then click on “Corporate Governance” subcategory and then click on the link entitled, “Bylaws.”

How will Humana solicit votes and who pays for the solicitation?

We have engaged D. F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes for approximately $15,000 plus expenses. We have also engaged Broadridge to assist in the distribution of proxy materials and the accumulation of votes through the Internet, telephone and coordination of mail votes for approximately $403,540 proxy and solicitation material to our stockholders.

How can I obtain additional information about the Company?

Included with this proxy statement (either in printed form or on the Internet) is a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, which also contains the information required in our Annual Report to Stockholders. Our Annual Report on Form 10-K and all our other filings with the SEC also may be accessed via the Investor Relations section on our website at www.humana.com. We encourage you to visit our website. From www.humana.com click on “Investor Relations,” then click on the “SEC Filings and Financial Reports,” then click on the “Annual Reports” subcategory.

Where can I find voting results for this Annual Meeting?

The voting results will be published in a current report on Form 8-K which will be filed with the SEC no later than four business days after the Annual Meeting. The Form 8-K will also be available on our website. From the www.humana.com website, click on “Investor Relations,” then click on “SEC Filings and Financial Reports,” and then click on “SEC Filings” subcategory.

What is “householding”?

“Householding” occurs when a single copy of our Annual Report, proxy statement and Notice is sent to any household at which two or more stockholders reside if they appear to be members of the same family. Although we do not “household” for registered stockholders, a number of brokerage firms have instituted householding for Shares held in street name. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way. If you wish to receive separate copies of our Annual Report, proxy statement or Notice in the future, please contact the bank, broker or other nominee through which you hold your Shares.

Frequently Asked Questions • 2023 Proxy Statement | Humana	89

Incorporation by Reference

The Organization & Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Humana under the Securities Act of 1933, except to the extent that we specifically incorporate such information by reference into any of these future filings.

Additional Information

Our Annual Report on Form 10-K for the year ended December 31, 2022, excluding certain of its exhibits, is included with the transmittal of this proxy statement. We will provide a copy without charge to anyone who makes a written request to Humana Inc., Investor Relations Department, 500 West Main Street, Louisville, KY 40202.

Our Annual Report on Form 10-K and all other filings with the SEC may also be accessed via the Investor Relations page on our website at www.humana.com. From the www.humana.com website, click on “Investor Relations,” and then click on the report you wish to review under the “SEC Filings and Financial Reports” subcategory.

By Order of the Board of Directors,

Joseph M. Ruschell

Vice President, Associate General Counsel &

Corporate Secretary

90	Humana | 2023 Proxy Statement • Incorporation by Reference

HUMANA INC. 500 WEST MAIN STREET 21ST FLOOR LOUISVILLE, KY 40202 ATTN: JOSEPH M. RUSCHELL

YOUR VOTE IS IMPORTANT

VOTE BY TELEPHONE OR INTERNET OR MAIL

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 19, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 19, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Humana Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLEASE DO NOT MAIL BACK YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D96954-P84309	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUMANA INC.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3:
1. Election of Directors
Nominees:	For	Against	Abstain

  1a)   Raquel C. Bono, M.D.

  1b)   Bruce D. Broussard

  1c)   Frank A. D’Amelio

  1d)   David T. Feinberg, M.D.

  1e)   Wayne A. I. Frederick, M.D.

  1f)    John W. Garratt

  1g)   Kurt J. Hilzinger

  1h)   Karen W. Katz

  1i)    Marcy S. Klevorn

  1j)    William J. McDonald

	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

      1k)    Jorge S. Mesquita

      1l)     Brad D. Smith

2.  The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

3.  Non-binding advisory vote for the approval of the compensation of the named executive officers as disclosed in the 2023 proxy statement.

						For ☐ ☐ ☐ ☐	Against ☐ ☐ ☐ ☐	Abstain ☐ ☐ ☐ ☐
				The Board of Directors recommends you vote for EVERY YEAR on proposal 4:	Every Year	Every 2 years	Every 3 Years	Abstain
				4. Non-binding advisory vote for the approval of the frequency with which future stockholder votes on the compensation of the named executive officers will be held.	☐	☐	☐	☐
For address changes and/or comments, please send via email to: CorporateSecretary@humana.com.				At their discretion, the Proxies are authorized to vote upon any other matters as may come before the Annual Meeting.

Signatures of stockholders should correspond exactly with the names shown on this proxy card. Attorneys, trustees, executors, administrators, guardians and others signing in a representative capacity should designate their full titles. When shares of Company Common Stock are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D96955-P84309

HUMANA INC.
ANNUAL MEETING OF STOCKHOLDERS
THURSDAY, APRIL 20, 2023 9:30 AM, EASTERN TIME

Corporate Headquarters 500 West Main Street
Louisville, Kentucky 40202

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Kurt J. Hilzinger and Bruce D. Broussard, and each of them, their attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the Annual Meeting of Stockholders of Humana Inc. (the Annual Meeting) to be held at the Company’s headquarters at 500 West Main Street, Louisville, Kentucky 40202, on Thursday, the 20th day of April, 2023 at 9:30 a.m., Eastern Time, and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote on the proposals as set forth on the reverse side if personally present.

THE SHARES OF COMMON STOCK COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT, AND FOR AN ANNUAL VOTE WITH RESPECT TO THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE ANNUAL MEETING.

(SEE REVERSE SIDE TO VOTE)